As filed with the Securities and Exchange Commission on
February 6, 2025
Registration No. 333-281615

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FRANKLIN CRYPTO INDEX ETF
A SERIES OF FRANKLIN CRYPTO TRUST
SPONSORED BY FRANKLIN HOLDINGS, LLC
(Exact name of Registrant as specified in its charter)
Delaware	6221	99-6871401
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Franklin Holdings, LLC
One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Navid J. Tofigh
One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
Miranda Sturgis, Esquire
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia PA, 19103-7098
(215) 564-8131
J. Stephen Feinour, Jr., Esquire
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia PA, 19103-7098
(215) 564-8521

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒ Emerging growth company ☒	Accelerated filer ☐ Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per share	Proposed maximum aggregate offering price	Amount of registration fee
Franklin Crypto Index ETF Shares	(1)	(1)	(1)	(2)

(1)
In accordance with Rule 456(d) under the Securities Act of 1933, as amended, an indeterminate number of Franklin Crypto Index ETF Shares are being registered as may from time to time be offered hereunder at indeterminate prices.

(2)
In accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

i

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2025

Franklin Crypto Trust—Shares of Franklin Crypto Index ETF

The Franklin Crypto Trust (the “Trust”) is organized as a Delaware statutory trust. The Franklin Crypto Index ETF series of the Trust (the “Fund”) issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets.  The Fund generally seeks to reflect the price of the digital assets included in the CF Institutional Digital Asset Index – US–Settlement Price (the “Underlying Index”). As of [  ], 2025 the Underlying Index’s only constituent digital assets are bitcoin and ether (the “Digital Assets”). The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index.  The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. Because the Fund’s investment objective is to seek to track the price of the Underlying Index, changes in the price of the Shares may vary from changes in the underlying Digital Assets’ prices.

Franklin Holdings, LLC (the “Sponsor”) is the sponsor of the Trust and Fund; CF Benchmarks Ltd. (the “Index Provider”) has licensed the use of the Underlying Index by the Fund; CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Digital Asset Custodian”) is the custodian for the Fund’s Digital Asset holdings; and the Bank of New York Mellon is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Digital Asset Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Franklin Distributors, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act. The Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust and the Fund. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Fund.

The Fund intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). A block of 50,000 Shares is called a “Creation Unit.” The Fund issues and redeems Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Digital Assets attributable to each Share (net of accrued but unpaid renumeration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). These transactions take place in exchange for cash.  Subject to Cboe BZX Exchange, Inc. (“Cboe BZX Exchange” or the “Exchange”) receiving the necessary regulatory approval to permit the Fund to create and redeem Shares in-kind for Digital Assets (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for Digital Assets. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that Cboe BZX Exchange will receive the In-Kind Regulatory Approval at any point in the future. If Cboe BZX Exchange receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Fund will notify the owners of the beneficial interests in the Shares (the “Shareholders”) in a prospectus supplement, in the Fund’s periodic reports and on the Fund’s website.

The Fund currently may not hold any digital asset other than bitcoin and ether. It is uncertain whether any digital assets other than bitcoin and ether may in the future be added to the Underlying Index.  The Underlying Index is derived from a rules-based methodology and related ground rules (together, the “Index Rules”), which are overseen by the Index Provider.  In accordance with the Index Rules, the Underlying Index only includes digital assets that are determined by the Index Provider as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the Securities Act holding such digital asset to list and launch), among other requirements.  In the event that any digital asset other than bitcoin and ether is included as a constituent in the Underlying Index, the Sponsor will transition the Fund from full replication to a representative sampling methodology, holding only bitcoin and ether in the same proportions determined by the Underlying Index, until such time that the Fund and Cboe BZX Exchange receive the necessary regulatory approval to permit the Fund to hold such other digital asset.  There can be no assurance as to whether or when such regulatory approval would be granted for the Fund to hold additional digital assets beyond bitcoin and ether.  If a digital asset other than bitcoin and ether becomes eligible for inclusion in or is added to the Underlying Index, the Sponsor intends to seek the necessary regulatory approvals to enable the Fund to hold such other digital asset in anticipation of the digital asset being included in the Underlying Index.  Specifically, in order to hold a digital asset other than bitcoin and ether, a rule filing under Rule 19b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would need to be filed with the SEC by Cboe BZX Exchange seeking approval to amend its listing rules to permit the Fund to hold such digital asset.  In the event that the Fund obtains regulatory approval to invest in a digital asset other than bitcoin or ether and such asset is included in the Underlying Index, Shareholders would be notified in a prospectus supplement, in the Fund’s periodic reports and on the Fund’s website.

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in action where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings. Except for transactions with the Trade Credit Lender, the Fund’s assets may not be loaned, pledged, hypothecated or re-hypothecated by any entity, including the Fund, Sponsor, Prime Broker or the Digital Asset Custodian. The Fund will not acquire and will disclaim any Incidental Right (as defined below) or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining net asset value (“NAV”).

Deposits of cash are delivered to the Cash Custodian, following which the Sponsor shall instruct the Cash Custodian to transfer the cash to the Prime Broker or other executing broker/agent to facilitate the purchase of the Digital Assets, followed by the transfer of such Digital Assets to the Digital Asset Custodian, in each case, at the Sponsor’s instruction. Creation Units will be offered continuously at the NAV per Share for 50,000 Shares on the day that an order to create or redeem a Creation Unit is accepted by the Fund. Only institutional investors that become authorized participants by entering into a contract with the Sponsor and the Administrator (“Authorized Participants”) may purchase or redeem Creation Units. Shares will be offered to the public from time to time at varying prices that will reflect the NAV of the Fund and the trading price of the Shares on the Cboe BZX Exchange, Inc. at the time of the offer.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive a Digital Asset as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving a Digital Asset as part of the creation or redemption process.

The Fund will create Shares by receiving Digital Assets from a third-party that is not the Authorized Participant, and the Fund—not the Authorized Participant—is responsible for selecting the third-party to deliver the Digital Assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund. The Fund will redeem shares by delivering Digital Assets to a third-party that is not the Authorized Participant, and the Fund—not the Authorized Participant—is responsible for selecting the third-party to receive the Digital Assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund. The third-party will be unaffiliated with the Fund and the Sponsor.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on the Cboe BZX Exchange, Inc. under the ticker symbol “EZPZ.” Market prices for the Shares may be different from the NAV.

As of February 5, 2025, the price of the Underlying Index was published with a value of $12,423.72. The Underlying Index values its Digital Assets based on the value of bitcoin as measured by the CME CF Bitcoin Reference Rate – New York Variant for the Bitcoin – U.S. Dollar trading pair (the “CF Bitcoin Reference Rate”) and the value of ether as measured by the CME CF Ether-Dollar Reference Rate - New York Variant for the ether-U.S. Dollar trading pair (the “CF Ether Reference Rate”, and together with the CF Bitcoin Reference Rate, the “CF Reference Rates”), both of which are produced by the Index Provider. On February 5, 2025 the CF Bitcoin Reference Rate was $97,524.64 and the CF Ether Reference Rate was $2770.31. The Digital Assets included in the Underlying Index are weighted based on their free float market capitalization as determined by the Index Provider.  As of February 5, 2025, the Digital Assets in the Underlying Index and their weightings were as follows:

Constituent	Weight
Bitcoin (BTC)	86.31%
Ether (ETH)	13.69%

Except when aggregated in Creation Units, Shares are not redeemable securities. Creation Units are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page [  ].

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Seed Capital Investor, the Trustee, the Administrator, the Custodians, the Marketing Agent or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

On January 22, 2025, Franklin Resources, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, subject to conditions, purchased 4,000 Shares at a per-Share price equal to $25.00 (the “Initial Seed Shares”). Delivery of the Initial Seed Shares was made on January 22, 2025. Total proceeds to the Fund from the sale of the Initial Seed Shares were $100,000. [On [  ], the Initial Seed Shares were redeemed for $100,000 and the Seed Capital Investor purchased [ ] creation units in a cash transaction comprised of a total of [ ] Shares at a per-Share price based on [ ] per Creation Unit (or [ ] per Share), for a total of [ ] (the “Seed Creation Units”). On [    ], the cash proceeds to the Fund from the sale of the Seed Creation Units were used by the Fund to purchase [ ] ether at the price of $[ ] per ether and [ ] bitcoin at price of $[ ] per bitcoin (exclusive of transaction and other costs incurred in connection with the conversion of the cash proceeds to ether and bitcoin respectively, which were paid by the Seed Capital Investor). Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $[ ] (an amount representing [ ] ether and [ ] bitcoin). The transaction and other costs incurred in connection with the Seed Creation Units were paid by the Seed Capital Investor and not borne by the Fund. The Seed Capital Investor will act as a statutory underwriter with respect to the Seed Creation Units.] See “Seed Capital Investor” and “Plan of Distribution” for further information.

Creation Units will be sold at a per-Share offering price that will vary depending on, among other things, the NAV of the Fund and the trading price of the Shares on the Cboe BZX Exchange, Inc. at the time of the offer.  Shares offered at different times may have different offering prices. Prior to this offering, there was no public market for the Shares. This offering of an indeterminate amount of the Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act. The offering of Shares pursuant to this prospectus is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the Securities Act.

The date of this prospectus is [ ], 2025.

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD LOOKING STATEMENTS	vii
PROSPECTUS SUMMARY	1
THE OFFERING	10
SUMMARY FINANCIAL CONDITION	21
RISK FACTORS	21
USE OF PROCEEDS	85
OVERVIEW OF THE ETHEREUM INDUSTRY	85
OVERVIEW OF THE BITCOIN INDUSTRY	95
OVERVIEW OF THE DIGITAL ASSET INDUSTRY	98
BUSINESS OF THE FUND	102
DESCRIPTION OF THE SHARES AND THE TRUST	119
CREATIONS AND REDEMPTIONS	122
THE TRUSTEE	130
STATEMENTS, FILINGS AND REPORTS	130
FISCAL YEAR	130
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY	131
DESCRIPTION OF KEY SERVICE PROVIDERS	132
THE SPONSOR	132
THE TRUSTEE	133
THE ADMINISTRATOR	135
THE CUSTODIANS	135
THE PRIME BROKER AND THE TRADE CREDIT LENDER	138
TRADING COUNTERPARTIES	143
THE INDEX PROVIDER	145
THE MARKETING AGENT	145
U.S FEDERAL INCOME TAX CONSEQUENCES	145
ERISA AND RELATED CONSIDERATIONS	155
SEED CAPITAL INVESTOR	155
PLAN OF DISTRIBUTION	156
CONFLICTS OF INTEREST	157
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION	158
LEGAL MATTERS	159
EXPERTS	159
WHERE YOU CAN FIND MORE INFORMATION	159
GLOSSARY	160
Report of Independent Registered Public Accounting Firm	168

v

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust, on behalf of the Fund, nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until [    ] (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on [  ].

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for Digital Assets and the Shares), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. None of the Trust, the Fund, the Sponsor, or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page [  ], before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page [  ].

Trust Structure

The Trust was formed as a Delaware statutory trust on August 13, 2024. The Fund is the sole series of the Trust. The Fund generally seeks to reflect the price of the digital assets included in the CF Institutional Digital Asset Index – US-Settlement Price (the “Underlying Index”). As of February [  ], 2025 the Underlying Index’s only constituent digital assets are bitcoin and ether (the “Digital Assets”). The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index.  The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. Because the Fund’s investment objective is to seek to track the price of the Underlying Index, changes in the price of the Shares may vary from changes in the underlying Digital Assets’ prices. Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. The assets of the Fund consist primarily of the Digital Assets held by the Digital Asset Custodian on behalf of the Fund and cash.

Key Service Providers—The Sponsor, Trustee, Custodians, Administrator, Marketing Agent and Trade Credit Lender

The Sponsor of the Trust and the Fund is Franklin Holdings, LLC. The Sponsor is a Delaware limited liability company and was formed on July 21, 2021. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Franklin Advisers, Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. Franklin Resources, Inc. (“Franklin”), a corporation registered under Delaware law, is the ultimate parent company of the Sponsor.

The Trust is governed by the provisions of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) executed as of February 4, 2025, by the Sponsor and the Trustee.

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Digital Assets attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Creation Units are issued and redeemed in exchange for cash.  Individual Shares will not be redeemed by the Fund but will be listed and traded on the Cboe BZX Exchange under the ticker symbol “EZPZ.” The Fund seeks to reflect generally the price of the Underlying Index before payment of the Fund’s expenses and liabilities. The material terms of the Trust and the Shares are discussed in greater detail under the section “Description of the Shares and the Trust.” The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust or the Fund. The Fund will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Fund is not a commodity pool for purposes of the CEA, and none of the Sponsor, the Trustee or the Marketing Agent is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Fund intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor has arranged for the creation of the Trust and the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Cboe BZX Exchange. In exchange for the Sponsor’s fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: fees charged by the Administrator, the Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, Index Provider fees, typical maintenance and transaction fees of the Depository Trust Company (“DTC”), SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor bears expenses in connection with the Trust’s and Fund’s organization and initial offering costs. The Administrator calculates the Sponsor’s fee.

The Sponsor’s fee, which is compensation for the Sponsor’s services rendered to the Fund, is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Fund will sell Digital Assets on an as-needed basis to pay the Sponsor’s fee and will buy and sell Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index (including, in the case of a rebalancing, trading bitcoin for ether and vice versa). The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above), or in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index.  Any Digital Asset network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant. For a period commencing on the day the Shares are initially listed on the Exchange to August 29, 2025, the Sponsor will waive the entire Sponsor’s Fee on the first $10.0 billion of the Fund’s assets. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund will be responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to: taxes and governmental charges; any applicable brokerage commissions; Digital Asset network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the Shareholders (including, for example, in connection with any fork of a Digital Asset blockchain, any Incidental Rights (as defined below) and any IR Virtual Currency (as defined below)), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $500,000 per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale (i.e., by ensuring that the Fund’s expenses remain competitive with similar products offered by competitors to help the Fund to gain sufficient assets such that the continued operation of the Fund is practical). To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein.  The Trust’s and Fund’s organizational and initial offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs.

The Sponsor will maintain a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Fund’s website will be https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/41786/SINGLCLASS/franklin-crypto-index-etf/EZPZ. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus.

The Sponsor is responsible for establishing the Fund and for the registration of the Shares. The Sponsor will generally oversee the performance of the Fund’s principal service providers, but will not exercise day-to-day oversight over such service providers.

CSC Delaware Trust Company, a subsidiary of the Corporation Service Company, serves as Trustee of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808.  The structure of the Trust and the number and/or identity of the Trustee may be amended in the future via amendments to the Trust’s Certificate of Trust and the Declaration of Trust. The material terms of the Trust’s Declaration of Trust are discussed in greater detail under the section “The Declaration of Trust.”  The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations. The Sponsor also has the right to select any new or additional custodian.

The Sponsor, the Marketing Agent or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in Digital Assets (or another digital asset not included in the Underlying Index), or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Fund as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Fund and the other accounts, funds or trusts. In addition, the Sponsor, in its sole discretion, may determine to amend the Declaration of Trust, including to increase the remuneration due to the Sponsor (the “Sponsor’s Fee”), without Shareholder consent. See “Conflicts of Interest.”

The Digital Asset Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and the Cash Custodian and the Administrator is the Bank of New York Mellon.

The Digital Asset Custodian is responsible for safekeeping the Digital Assets owned by the Fund. The Digital Asset Custodian is appointed by the Sponsor on behalf of the Fund. The general role and responsibilities of the Digital Asset Custodian are further described in “The Custodians—Digital Asset Custodian.”

The Administrator is generally responsible for the day-to-day administration of the Fund, including the calculation of the Fund’s net asset value (“NAV”) per Share.  The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting. The general role and responsibilities of the Administrator are discussed in greater detail under the section “The Administrator.”

The Fund may borrow Digital Assets or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Post-Trade Financing Agreement (the “Trade Financing Agreement”). The Sponsor does not intend to fund the digital assets maintained in a trading account of the Fund (the “Trading Balance”) at the Prime Broker with sufficient Digital Assets to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of Digital Assets (e.g., sales of Digital Assets to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and purchases and sales in connection with cash creations and redemptions and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index), the Fund may borrow Digital Assets or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Trade Credit Lender has established a maximum amount of Trade Credits that the Fund may have outstanding at any one time. A Trade Credit may not be in an amount that would cause the US dollar notional amount of all Trade Credits outstanding to exceed the maximum authorized amount.  The Fund is required to maintain its Trading Balance to be equal to or greater than the US dollar notional value of all outstanding Trade Credits at the time of execution of trades on the trading platform, by asset, until such Trade Credits have been repaid. Interest rates on Trade Credits will be an amount to be determined, on a daily basis, based on the Trade Credit Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Fund.

The Fund’s Objective

The Fund generally seeks to reflect the price of the Underlying Index. As of [  ], the Underlying Index’s only constituent digital assets are bitcoin and ether (the “Digital Assets”). The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the

Underlying Index.  The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. Because the Fund’s investment objective is to seek to track the price of the Underlying Index, changes in the price of the Shares may vary from changes in the underlying Digital Assets’ prices.

The Shares are intended to offer a convenient means of making an investment similar to an investment in the Digital Assets relative to acquiring, holding and trading such Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in Digital Assets. The Fund is not a proxy for a direct investment in the Digital Assets. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets.

The Fund currently may not hold any digital asset other than bitcoin and ether. It is uncertain whether any digital assets other than bitcoin and ether may in the future be added to the Underlying Index.  The Underlying Index is derived from a rules-based methodology and related ground rules (together, the “Index Rules”), which are overseen by the Index Provider.  In accordance with the Index Rules, the Underlying Index only includes digital assets that are determined by the Index Provider as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the Securities Act holding such digital asset to list and launch), among other requirements.  In the event that any digital asset other than bitcoin and ether is included as a constituent in the Underlying Index, the Sponsor will transition the Fund from full replication to a representative sampling methodology, holding only bitcoin and ether in the same proportions determined by the Underlying Index, until such time that the Fund and Cboe BZX Exchange receive the necessary regulatory approval to permit the Fund to hold such other digital asset.  There can be no assurance as to whether or when such regulatory approval would be granted for the Fund to hold additional digital assets beyond bitcoin and ether.  If a digital asset other than bitcoin and ether becomes eligible for inclusion in or is added to the Underlying Index, the Sponsor intends to seek the necessary regulatory approvals to enable the Fund to hold such other digital asset in anticipation of the digital asset being included in the Underlying Index.  Specifically, in order to hold a digital asset other than bitcoin and ether, a rule filing under Rule 19b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would need to be filed with the SEC by Cboe BZX Exchange seeking approval to amend its listing rules to permit the Fund to hold such digital asset.  In the event that the Fund obtains regulatory approval to invest in a digital asset other than bitcoin or ether and such asset is included in the Underlying Index, Shareholders would be notified in a prospectus supplement, in the Fund’s periodic reports and on the Fund’s website.

The Fund is a passive investment vehicle and is not a leveraged product. The Sponsor, using a “passive” or indexing investment approach, seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index.  This means that the Sponsor does not sell Digital Assets at times when its price is high or acquire Digital Assets at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective. Except for transactions with the Trade Credit Lender, the Fund’s assets may not be loaned, pledged, hypothecated or re-hypothecated by any entity, including the Fund, Sponsor, Prime Broker or Digital Asset Custodian.

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in action where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares.

The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.

The Underlying Index

The Underlying Index is designed to measure the performance of a portion of the overall digital asset market. The Underlying Index does not track the overall performance of all digital assets generally, nor the performance of any specific digital asset. It is a free float-adjusted market capitalization weighted index of liquid digital assets that are recognized as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States as determined by the Index Provider. The Underlying Index is calculated and published once a day at 4:00 p.m. ET, which includes the Digital Assets and their weightings, the intraday value of the Underlying Index (Bloomberg ticker: IDAXRTI), and the daily settlement value of the Underlying Index (ticker: CFIDAX), which is effectively the Underlying Index’s closing value.  The Digital Assets included in the Underlying Index are weighted based on their free float market capitalization, as determined by the Index Provider.  As of February 5, 2025, the Digital Assets in the Underlying Index and their weightings were as follows:

Constituent	Weight
Bitcoin (BTC)	86.31%
Ether (ETH)	13.69%

Each individual Digital Asset price within the Underlying Index is based on the respective CF Benchmarks Reference Rate - New York Variant for that specific Digital Asset. As of February 5, 2025, the applicable Digital Asset reference rates are the CME CF Bitcoin Reference Rate – New York Variant for the Bitcoin – U.S. Dollar trading pair (the “CF Bitcoin Reference Rate”) and the CME CF Ether-Dollar Reference Rate - New York Variant for the ether-U.S. Dollar trading pair (the “CF Ether Reference Rate”, and together with the CF Bitcoin Reference Rate, the “CF Reference Rates”).

The Underlying Index is owned, administered and calculated by the Index Provider. The Underlying Index is derived from a rules-based methodology and related ground rules (together, the “Index Rules”), which are overseen by the Index Provider. Eligible constituent digital assets are screened, including for their liquidity, asset turnover and ability to be stored in custody by third parties that have regulatory approval to provide services for the safe keeping of digital assets on behalf of investors.  To be eligible for inclusion in the Underlying Index, the digital asset (1) must be listed on two or more eligible constituent exchanges as determined by the Index Provider and (2) must be supported by one or more eligible third-party custodians as determined by the Index Provider (as discussed further below).  As of January 24, 2025, the eligible constituent exchanges, also referred to as Constituent Platforms below, are Coinbase, Bitstamp, Kraken, LMAX Digital, itBit, Bullish.com and Gemini with respect to bitcoin, and Coinbase, Bitstamp, Kraken, LMAX Digital, itBit and Gemini with respect to ether. As of January 24, 2025, the eligible third-party custodians are Bitgo, Coinbase Custody, Fidelity Digital Assets, Gemini Custody, and Kraken Custody.  The eligible constituent exchanges and eligible third-party custodians may change from time to time.

Digital assets that are pegged to the value of any asset, including but not limited to stablecoins, are not eligible for inclusion in the Underlying Index.  Only markets and trading pairs where a digital asset is listed as either the base asset or quote asset against the U.S. Dollar will be included in calculations for purposes of the liquidity screen.  The Index Provider further reserves the right to exclude a digital asset based on one or more factors.  The resultant digital assets are deemed to be the investible universe (“Investible Universe”) of digital assets that are eligible for inclusion in the Underlying Index. Digital assets within the 95th percentile of the free float-adjusted market capitalization of the Investible Universe that are determined by the Index Provider as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the Securities Act holding such digital asset to list and launch) and that meet certain minimum liquidity, turnover, and full market capitalization ratios as determined by the Index Provider pursuant to the Index Rules are generally included as constituents in the Underlying Index.

The process for the liquidity screening is conducted by the Index Provider on the 31st day following the 1st business day of June, September, December, and March. This day is known as the “Liquidity Determination Date.”  For each digital asset eligible for inclusion in the Underlying Index the daily traded volume on the markets against U.S. dollars on all Constituent Platforms is calculated for the 30 days preceding the Liquidity Determination Date. The median daily traded value for the previous 30 days is then calculated to determine the Median Daily Traded Value of each eligible digital asset. All eligible digital assets are then ranked by the Median Daily Traded Value.  The Median Daily Traded Value for each digital asset is then divided by the Median Daily Traded Value of the digital asset ranked first in the previous step. The resultant value is the Relative Liquidity Ratio of each digital asset. Only digital assets with a Relative Liquidity Ratio of 0.05% or higher shall be considered for inclusion in the Underlying Index.

An eligible digital asset must also meet a minimum asset turnover ratio of 2%.  The process for the determination of the asset turnover ratio screening is conducted by the Index Provider on the 31st day following the 1st business day of March, June, September, and December of each year.  This day is known as the “Asset Turnover Determination Date.” The total volume of a given digital asset against the US Dollar traded on Constituent Platforms during the month of March, June, September, and December shall be divided by the prevailing total supply to determine a ratio for each asset (i.e., the asset turnover ratio).  Only digital assets that meet a minimum asset turnover ratio of 2% shall be eligible for inclusion in the Underlying Index.

The free float supply of each digital asset is determined by the Index Provider in accordance with the Index Rules, with different calculations applying depending on whether the digital assets is determined to be “coin-centric” (such as bitcoin) or “account-centric” (such as ether).  For coin-centric digital assets, the Index Provider conducts diligence of certain data outputs generated when such a digital asset is “spent” (i.e., moved from one deposit address to another), to infer the proportion of such digital assets that are likely not available for trading. Reasons why such digital assets are unavailable could include residing in wallets where the private keys have been lost/stolen/become inaccessible, or because they are being held for long-term investment. For account-centric digital assets, the Index Provider has established a procedure set forth in the Index Rules to query the applicable network to determine the likelihood that a digital asset is available for trading.

The Underlying Index is rebalanced and reconstituted quarterly on the first business day of March, June, September and December. The Fund will be reconstituted and rebalanced in accordance with the Underlying Index, though there may be small delays between when the Underlying Index is rebalanced and/or reconstituted and when the Fund is able to rebalance or reconstitute its holdings.  The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index.  Rebalancing and reconstitution costs may slightly reduce the Fund’s performance and its ability to track the Underlying Index (also known as tracking error), as such expenses will be borne by the Fund.  However, these costs are expected to be limited to the standard fees for bitcoin and ether transactions and are not anticipated to impact the Fund’s ability to track the Underlying Index materially. The Sponsor aims to minimize the Fund’s tracking error relative to the Underlying Index by seeking to limit such transaction costs. The Fund seeks to conduct the purchases and sales of Digital Assets, including in connection with cash creation or redemption transactions, in a manner that tracks their weighting in the Underlying Index.

In executing trades corresponding with a rebalancing or reconstitution of the Underlying Index, the Sponsor will seek, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Broker to buy or sell Digital Assets to rebalance or reconstitute the Fund’s portfolio through a bidding process involving contact with multiple potential trading counterparties. When placing a rebalancing or reconstitution transaction, the Sponsor seeks to obtain “best execution”—the best combination of high quality transaction execution services, taking into account the services and products to be provided by the Prime Broker or Digital Asset Trading Counterparty, and low relative commission rates with the view of maximizing value for the Fund and the Sponsor’s other clients. Each purchase or sale of Digital Assets for purposes of rebalancing or reconstituting the Fund’s portfolio to track the Underlying Index will be a taxable event for Shareholders.

During periods of significant market movement or volatility, the value of the Fund’s portfolio may diverge from the Underlying Index due to a lag or disruption in rebalancing or reconstituting the Fund’s portfolio. This divergence could result in the Fund’s performance not fully reflecting the changes in the Underlying Index, particularly if the prices of Digital Assets experience significant, rapid changes. Investors should be aware that short-term differences between the Fund’s portfolio and the Underlying Index may occur, potentially adversely impacting the value of the Shares.

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund have control over the Index Rules or administration of the Underlying Index; changes to the Index Rules may result in adverse effects to the Fund and/or in the ability of the Sponsor to implement the Fund’s investment objective. For example, the inclusion of a Digital Asset other than bitcoin or ether in the Underlying Index could result in the Fund using a sampling strategy and could cause the Fund to experience challenges in achieving its investment objective.

An investment in Shares is:

Backed by the Digital Assets held by the Digital Asset Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Digital Asset Custodian will keep custody of all of the Fund’s Digital Assets, other than the Trading Balance with Coinbase Inc. (“Coinbase Inc.” or the “Prime Broker”, which is an affiliate of the Digital Asset Custodian), in accounts that are required to be segregated from the assets held by the Digital Asset Custodian as principal and the assets of its other customers (the “Vault Balance”). The Digital Asset Custodian will keep all of the private keys associated with the Fund’s Digital Assets held by the Digital Asset Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Fund’s Digital Assets are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. For more information, see “The Custodians—Digital Asset Custodian” below. A portion of the Fund’s Digital Asset holdings and cash holdings from time to time may be temporarily held with the Prime Broker in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units, the sale of Digital Assets to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor, and for transactions meant to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index. Even though Digital Assets are only moved into the Trading Balance in connection with and to the extent of purchases and sales of Digital Assets by the Fund and such Digital Assets are swept from the Fund’s Trading Balance to the Fund’s Vault Balance daily pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of Digital Assets that can be held temporarily in the Trading Balance maintained by the Prime Broker. This could create greater risk of loss of the Fund’s Digital Assets, which would cause Shareholders to suffer losses.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Digital Assets (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s Digital Assets (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the Digital Assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Digital Assets on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Digital Assets that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling Digital Assets directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Exchange listed.

Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on the Cboe BZX Exchange under the ticker symbol “EZPZ.”

Summary Risk Factors

Risk Factors Related to Digital Assets

•
The trading prices of many digital assets, including Digital Assets, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•
The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of the Digital Assets, including the fact that the Digital Assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin and Ethereum blockchain.

•	Digital Assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of Digital Assets.

•
Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for Digital Assets or cause a wider loss of confidence in, for example, the Bitcoin and Ethereum networks, either of which could have an adverse impact on the value of the Digital Assets.

•
Changes in the governance of a digital asset network may not receive sufficient support from users and miners or validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

•	A temporary or permanent “fork” could adversely affect the value of the Shares.

•
Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, Digital Assets and thereby adversely affect the value of the Shares.

Risk Factors Related to the Digital Asset Markets

•	The value of the Shares relates directly to the value of the Digital Assets, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•	The Fund’s timing in reaching the market and fee structure relative to other competitor Digital Asset products could have a detrimental effect on the scale and sustainability of the Fund.

•
The Underlying Index has a limited performance history, and could experience calculation or other errors, in which case the Underlying Index price could fail to track the Digital Asset prices, which could adversely affect the value of the Shares.

•	The prices used to calculate the value of the Fund’s Digital Asset holdings may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Fund and the Shares

•
If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the NAV of the Fund may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Digital Asset Trading Counterparties.

•
Security threats to the Fund’s account at the Digital Asset Custodian could disrupt or halt Fund operations and result in the loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

•
Digital Asset transactions are irrevocable and stolen or incorrectly transferred Digital Assets may be irretrievable. As a result, any incorrectly executed Digital Asset transactions could adversely affect the value of the Shares.

•
If the Custodian Agreement, Prime Broker Agreement, an Authorized Participant Agreement or Digital Asset Trading Counterparty agreement (as defined below) is terminated or the Digital Asset Custodian, Prime Broker, Index Provider, an Authorized Participant or an Digital Asset Trading Counterparty fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, prime broker, authorized participant or Digital Asset Trading Counterparty, which could pose a challenge to the safekeeping of the Fund’s Digital Assets, and the Fund’s ability to create and redeem Shares and continue to operate may be adversely affected.

•
Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

•
The Fund is a passive investment vehicle and the Sponsor will not actively manage the Digital Assets held by the Fund, instead the Fund will hold investments that track the Underlying Index regardless of current or projected performance of the Underlying Index or of the actual Digital Assets held.

•	The success of the Fund depends on the development and commercialization of the Underlying Index, which is a highly competitive industry, and the Fund may not be commercially successful.

•
In the event that digital assets other than bitcoin and ether are added to the Underlying Index and the Fund is unable to hold these digital assets for any reason, there will be a divergence between the performance of the Fund and the Underlying Index. This divergence will result in discrepancies between the Fund’s NAV and the Underlying Index’s price movements, impacting the Fund’s ability to accurately track the Underlying Index and to achieve its investment objective. Investors should be aware that such correlation risks would affect the Fund’s effectiveness in seeking to track the Underlying Index.

Risk Factors Related to the Regulation of the Fund and the Shares

•
Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of Digital Assets and, consequently, of the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of Digital Assets, bitcoin mining activity, ether validation activity, digital wallets, the provision of services related to trading and custodying bitcoin or ether, the operation of the Bitcoin or Ethereum networks, or the digital asset markets generally.

•
If regulators subject the Fund, or the Sponsor, to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Fund or the Sponsor and also result in decreased liquidity for the Shares.

•
Regulatory changes or interpretations could obligate an Authorized Participant, the Fund, the Trust, the Sponsor or other Fund service providers to register and comply with new regulations, resulting in potentially extraordinary or nonrecurring expenses to the Fund.

•	The treatment of digital currency for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•
the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Exchange Act for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

Principal Offices
The Sponsor’s office is located at One Franklin Parkway, San Mateo, CA 94403-1906 and its telephone number is (650) 312-2000. The Trust’s office is c/o Franklin Holdings, LLC, One Franklin Parkway, San Mateo, CA 94403-1906 and its telephone number is (650) 312-2000. The Trustee’s office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Digital Asset Custodian’s office is located at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, New York 10001. The Cash Custodian’s and the Administrator’s office is located at 240 Greenwich Street, New York, NY 10286.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund.

Use of proceeds
Proceeds received by the Fund from the issuance and sale of Creation Units will consist of an amount of cash equal to the amount necessary to purchase the amount of Digital Assets represented by the Creation Unit being created. Digital Asset deposits are held by the Digital Asset Custodian or Prime Broker on behalf of the Fund until it is sold (1) to pay the fee due to the Sponsor and any Fund expenses or liabilities not assumed by the Sponsor; (2) to meet redemption requests; or (3) in connection with rebalancing the Fund’s investments in accordance with a rebalancing or reconstitution of the Underlying Index.

Cboe BZX Exchange ticker symbol	EZPZ

CUSIP	35349C109

Creation and redemption
The Fund issues and redeems Creation Units on a continuous basis. Creation Units are issued or redeemed in exchange for an amount of cash as determined by the Administrator on each day that Cboe BZX Exchange is open for regular trading.

For creation transactions, the amount of cash required to be delivered to the Fund will equal the amount of cash needed to purchase the amount of Digital Assets represented by the Creation Unit(s) being created, as calculated by the Administrator, plus applicable fees, costs and adjustments. For redemption transactions, the Sponsor will arrange for the Digital Assets represented by the Creation Unit(s) being redeemed to be sold and the cash proceeds, after applicable fees, costs and adjustments, distributed. No Shares are issued until the corresponding amount of Digital Assets has been received in the Fund’s Trading Balance. Creation Units may be created or redeemed only by Authorized Participants, who pay (1) a transaction fee for each order to create or redeem Creation Units; (2) transfer, processing and other transaction costs charged by the Digital Asset Custodian in connection with the issuance or redemption of Creation Units for such order; and (3) any other expenses, taxes, charges or adjustments.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Digital Assets as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving Digital Assets as part of the creation or redemption process.

The Fund will create Shares by receiving Digital Assets from a third-party that is not the Authorized Participant and the Fund—not the Authorized Participant—is responsible for selecting the third-party to deliver the Digital Assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund. The Fund will redeem shares by delivering Digital Assets to a third-party that is not the Authorized Participant and the Fund—not the Authorized Participant—is responsible for selecting the third-party to receive the Digital Assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund. The third-party will be unaffiliated with the Fund and the Sponsor. See "Creation Procedures” and “Redemption Procedures” for more details.

Net Asset Value
The net asset value of the Fund will be equal to the total assets of the Fund, including but not limited to, all Digital Assets and cash, less total liabilities of the Fund, each determined by the Administrator as described herein. The methodology and indices used to calculate the price of the Digital Assets included in the Underlying Index in determining the net asset value of the Fund may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Fund’s net asset value. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. In determining the Fund’s net asset value, the Administrator values the Digital Assets held by the Fund based on the CF Reference Rates, unless the Sponsor in its sole discretion determines that such reference rates are unreliable. The CF Bitcoin Reference Rate and the CF Ether Reference Rate shall be the reference rates used for valuing the Fund’s Digital Assets, unless one or both of the CF Reference Rates is not available or the Sponsor in its sole discretion determines the CF Bitcoin Reference Rate and/or the CF Ether Reference Rate is unreliable and therefore determines not to use such rate. If one or more of the CF Reference Rates is not available or the Sponsor determines, in its sole discretion, that the CF Bitcoin Reference Rate or the CF Ether Reference Rate  is unreliable (referred to herein as a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. Notification of a material change to the CF Reference Rates, the Underlying Index or Index Provider will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Fund’s periodic financial statements may not utilize the net asset value of the Fund to the extent the methodology used to calculate the Underlying Index is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards

Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for Digital Assets as of the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. The Fund intends to engage a third-party vendor to obtain a price from a principal market for Digital Assets, which will be determined and designated by such third-party vendor based on its consideration of several exchange characteristics, including oversight and the volume and frequency of trades and those that the Fund can access at the measurement date. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and the CF Reference Rates

On each Business Day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the Digital Assets held by the Fund as reflected by the CF Reference Rates and determines the net asset value of the Fund. For purposes of making these calculations, a Business Day means any day other than a day when the Cboe BZX Exchange is closed for regular trading.

The CF Reference Rates employed by the Fund are calculated on each Business Day by aggregating the notional value of ether and bitcoin trading activity, respectively, across major spot ether and bitcoin platforms. The CF Reference Rates and the Underlying Index are regulated under the UK Benchmarks Regulation (“UK BMR”). The administrator of the CF Reference Rates and the Underlying Index is the Index Provider, a U.K. incorporated company, authorized and regulated by the UK Financial Conduct Authority (the “FCA”) as a registered Benchmark Administrator (FRN 847100) under the UK BMR. The CF Reference Rates serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin and ether, respectively, on a market capitalization weighted basis, calculated as of 4:00 p.m. ET. The CF Reference Rates aggregate the trade flow of several ether and bitcoin exchange platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether and bitcoin, respectively, at 4:00 p.m. ET. Specifically, the CF Reference Rates are calculated based on the “Relevant Transactions” (as defined in “Business of the Fund—Valuation of Digital Assets; The CF Reference Rates”) of all of its respective constituent ether and bitcoin platforms, which, as of January 24, 2025, are Bitstamp, Coinbase, itBit, Kraken, Gemini, Bullish.com and LMAX Digital with respect to bitcoin, and Coinbase, Bitstamp, Kraken, LMAX Digital, itBit and Gemini with respect to ether (the “Constituent Platforms”), and which may change from time to time.

The Fund is intended to provide a way for Shareholders to obtain exposure to the price of Digital Assets as represented in the Underlying Index by investing in the Shares rather than by acquiring, holding and trading Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. An investment in Shares of the Fund is not the same as, or a proxy for, a direct investment in bitcoin or ether on a peer-to-peer or other basis or via a digital asset platform.

Intraday Indicative Value
In order to provide updated information relating to the Fund for use by Shareholders, an intraday indicative value per share (“IIV”) will be disseminated using the CME CF Ether-Dollar Real Time Index (“EDRTI”) and CME CF Bitcoin Real Time Index (“BRTI”). One or more major market data vendors will make an IIV available, updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day. The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors, and through the facilities of the consolidated tape association and consolidated quotation system high speed lines. In addition, the IIV will be available through online information services, such as Bloomberg and Reuters.

Fund expenses
The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: the fees charged by the Administrator, the Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, Index Provider fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s and Fund’s organization and the initial offering costs, and may not seek reimbursement of such costs.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Fund will sell Digital Assets as needed to pay the Sponsor’s Fee and will buy and sell Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index (including, in the case of a rebalancing, trading bitcoin for ether and vice versa).  The Fund bears transaction costs, including any Bitcoin and/or Ethereum network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above), or in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index.  Any Bitcoin or Ethereum network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant. For a period commencing on the day the Shares are initially listed on the Exchange to August 29, 2025, the Sponsor will waive the entire Sponsor’s Fee on the first $10.0 billion of the Fund’s assets. In the future, if the Sponsor decides to waive all or a portion of the

Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund will be responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Bitcoin and/or Ethereum network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin or Ethereum blockchains, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $500,000 per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale.  To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund.  Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Trust’s and Fund’s organizational and offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and offering costs. Because the Fund does not have any income, it will need to sell Digital Assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Digital Assets held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell Digital Assets to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of Digital Assets represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert Digital Assets into U.S. dollars generally at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Prime Broker’s execution platform where the Sponsor may place an order (the “Trading Platform”) which the Sponsor is able to obtain using commercially reasonable efforts.

The number of Digital Assets represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling Digital Assets. The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor. In the event of the liquidation of the Fund, the Fund will bear any liquidation-related expenses (including any transaction costs such as any Digital Asset network fees or other similar transaction fees in connection with the liquidation of the Fund’s portfolio).  The quantity of Digital Assets to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of Digital Assets held by the Fund. Assuming that the Fund is a partnership for U.S. federal income tax purposes, each sale of Digital Assets by the Fund generally will be a taxable event for the Fund. See “U.S. Federal Income Tax Consequences.” The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the Fund, and other client accounts managed by affiliates of the Sponsor (including registered and unregistered funds and separately managed accounts (“Client Accounts”)) on a pro rata basis. See “Conflicts of Interest” for more information.

Incidental Rights / IR Virtual Currency
From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than Digital Assets) or other asset or right, which rights are incident to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor on behalf of the Fund (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of Digital Assets, generally through a fork in the Bitcoin or Ethereum blockchain, an airdrop offered to holders of Digital Assets or other similar event. The Fund does not intend to hold assets other than Digital Assets and cash.

Pursuant to the Declaration of Trust and the Sponsor Agreement, the Sponsor has the right to determine, in the Sponsor’s sole discretion, based on whatever factors the Sponsor deems relevant and subject to applicable regulatory requirements, what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency.

Under the terms of the Sponsor Agreement and the Declaration of Trust, the Sponsor may take any lawful action necessary or desirable in connection with the Fund’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes or otherwise be prohibited by the Declaration of Trust. The actions which the Sponsor may, in its sole discretion, determine the Fund shall take include (i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”), (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Fund expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration. Notwithstanding such provisions in the Sponsor Agreement and the Declaration of Trust, with respect to any airdrop of any non-ether and non-bitcoin crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not bitcoin and/or ether, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-ether and non-bitcoin crypto asset and, in the event that the Fund seeks to change this position, an application would need to be filed with the SEC by the Cboe BZX Exchange, the listing exchange, seeking approval to amend its listing rules.  Furthermore, neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in action where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings. Except for transactions with the Trade Credit Lender, the Fund’s assets may not be loaned, pledged, hypothecated or re-hypothecated by any entity, including the Fund, Sponsor, Prime Broker or the Digital Asset Custodian. The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.  For the avoidance of doubt, the only crypto assets to be held by the Fund will be bitcoin and ether; the Fund does not have the ability to hold any other crypto asset, and specific regulatory approval would be required in order to do so. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine the appropriate action on behalf of the Fund. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as the Bitcoin or Ethereum network, as applicable, and should therefore be considered the appropriate network, and the associated asset as bitcoin or ether, respectively, for the Fund’s purposes.

The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Administrator, and the Custodians.

Tax Considerations
It is expected that the Fund will be treated as a partnership for U.S. federal income tax purposes. Accordingly, the Fund should not be subject to U.S. federal income tax, and each Shareholder will be required to report on its own annual tax return its distributive share of the Fund’s taxable income or loss, regardless of the amount of distributions, if any, that are made by the Fund to such Shareholder. The Sponsor may serve as the “partnership representative” for the Fund or may appoint another eligible person to serve in such capacity, as relevant U.S. federal income tax law may allow. The Fund is not required and does not intend to make cash distributions to a Shareholder in an amount sufficient to cover the U.S. federal income, state, non-U.S. or other tax liability of such Shareholder with respect to its allocable share of the Fund.

In addition to the U.S. federal income tax aspects described herein, prospective Shareholders should consider the potential U.S. state and local, non-US. and other tax consequences of an investment in the Fund. Shareholders may be subject to withholding taxes and tax return filing obligations in these states and localities. Shareholders are urged to consult their own tax advisors to determine whether the tax treatment of an investment in the Fund under state, local, and non-U.S. law varies significantly from treatment under U.S. federal income tax law and to determine in what state, local, or other jurisdictions a tax return may be required and/or where a tax liability may be imposed.

The taxation of partners and partnerships is complex. Each prospective Shareholder is urged to consult their own tax advisor as to the tax consequences of an investment in the Fund. See “U.S. Federal Income Tax Consequences” and “ERISA and Related Considerations.”

Voting Rights
Owners of Shares do not have any voting rights, and take no part in the management or control of, and have no voice in, the Trust’s or Fund’s operations or business. See “Description of the Shares and the Trust—Voting Rights.”

Suspension of Issuance, Transfers and Redemptions
The Administrator may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Administrator may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of Digital Assets or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Cboe BZX Exchange is suspended or restricted, or the exchange is closed, (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of Digital Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Broker, Digital Asset Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin or Ethereum network, hacking, cybersecurity breach, or power, Internet, or a Bitcoin or Ethereum network outage, or similar event), or (iii) during such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Fund may reject any purchase order or redemption order that is not in proper form. If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

Limitation on Obligations and Liability of the Sponsor and the Trustee

The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Bitcoin, Ether or other assets held in trust under the Declaration of Trust; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising hereunder.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise provided in the Declaration of Trust. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence.

See “Description of the Shares and the Trust—Limitations on Obligations and Liability.”

Termination events	The Sponsor may terminate and liquidate the Fund or Trust for any reason in its sole discretion. The Sponsor would likely terminate and liquidate the Fund if one of the following events occurs:

•	the shares are delisted from the Cboe BZX Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Fund to shut down, or forces

•	the Fund to liquidate its Digital Assets, or seizes, impounds or otherwise restricts access to Fund assets;

•	the Sponsor determines, in its sole discretion, that the liquidation of the Fund is advisable or desirable for any reason;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable;

•	Resignation of the Trustee or Digital Asset Custodian, to the extent a suitable successor is not appointed or available;

•
the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has actual knowledge of that determination; or

•
any ongoing event exists that either prevents or makes impractical the Fund’s holding of Digital Assets, or prevents the Fund from converting or makes impractical the Fund’s reasonable efforts to convert Digital Assets to U.S. dollars.

The term of the Trust and Fund is perpetual (unless terminated by the Sponsor in its discretion). The proceeds of any liquidation of the Fund’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Fund’s underlying bitcoin or ether holdings upon the dissolution of the Fund or the Trust. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or the Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Digital Assets in such a manner so as to effectuate orderly sales and a minimal market impact. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust.

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, and have entered into an agreement with the Sponsor and Administrator (the “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of cash in connection with such creations or redemptions. As of [   ], 2025, [   ] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. See “Creations and Redemptions” for more details.

Clearance and settlement
The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of February [__], 2025, the net asset value of the Fund was $[ ]  and the net asset value per Share of the Fund was $[  ]
RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The Fund will not directly or indirectly participate in any staking program, and accordingly the Shareholders will not receive any staking rewards or other income.

Neither the Trust or Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in any action whereby any portion of the Fund’s ether is staked. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares.

The trading prices of many digital assets, including bitcoin and ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin and ether, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin and ether, over the course of 2021, and multiple market observers assert that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin and ether. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout Digital Assets’ history, including in 2021-2023. As of the date of this prospectus, digital asset prices continued to fluctuate in 2024. Over the past nine years (using data ending December 31, 2024), bitcoin has exhibited a historical annualized volatility of 56% and maximum annual price decrease of -73.8% and ether has exhibited a historical annualized volatility of 88% and maximum annual price decrease of -82.4%, both occurring in 2018.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (‟FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the ‟2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin and ether, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of bitcoin and ether and other digital assets, including a depreciation in value. The Sponsor, using a “passive” or indexing investment approach, seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index.  This means that the Sponsor does not speculatively sell Digital Assets at times when its price is high, or speculatively acquire Digital Assets at low prices in the expectation of future price increases.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of Digital Assets, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin and Ethereum blockchains.

Digital assets such as bitcoin and ether were only introduced within the past 15 years and the past decade, respectively, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital asset networks, including the Bitcoin and Ethereum peer-to-peer network and associated blockchain ledger (such blockchain, the “Ethereum blockchain” and “Bitcoin blockchain” and together with the peer-to-peer network, the “Ethereum network” or “Layer 1 Ethereum network” and “Bitcoin network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin and ether are digital assets, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

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Digital Assets, including bitcoin and ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the bitcoin or ether network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

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Digital Asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin or Ethereum network, would affect the ability to transfer digital assets, including bitcoin and ether, and, consequently, their value.

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The acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network, such as the Bitcoin and Ethereum network, could result in a “fork” in such network’s blockchain, including the Bitcoin and Ethereum blockchain, resulting in the operation of multiple separate networks.

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Governance of the networks, including Bitcoin and Ethereum networks, respectively, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of each network, which may stymie the network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on each  network, especially long-term problems.

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The foregoing notwithstanding, the Ethereum network’s protocol is informally overseen by a collective of core developers who, along with members of the Ethereum community, can introduce proposals, known as Ethereum Improvement Proposals (“EIPs”), for updating the Ethereum network. The core developers evolve over time, largely based on self-determined participation. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the Ethereum network. To the extent that node operators update their individual Ethereum Client to new specifications, the Ethereum network could be subject to changes that may adversely affect the value of ether. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

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Over the past several years, digital asset validator and mining operations have evolved from individual users to “professionalized” validating and mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating and/or mining operations are not sufficiently high, including due to a decline in the market price of digital assets, a decrease in transaction fees for validating activities, an increase in electricity costs for mining activities, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), validators and miners are more likely to immediately sell tokens earned by validating and mining, respectively, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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To the extent that any validators or miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum or Bitcoin blockchain until a block is validated or mined by a validator or miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

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Many digital asset networks, including the Bitcoin and Ethereum networks, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective or may result in unforeseen problems or issues, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin and Ethereum networks, respectively, and the corresponding value of bitcoin or ether.

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The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin and Ethereum networks, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin or Ethereum network could damage that network.

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Moreover, in the past, bugs, defects, and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Ethereum network, Ethereum Client or Decentralized Application (“DApp”) and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. For example, in May 2023, the main Ethereum network itself reportedly suffered outages or bugs that for a short time prevented transactions from finalizing and being recorded in blocks twice in two days. Major Ethereum Clients which nodes use to access the Ethereum network, such as Geth, Besu and Nethermind, have in the past suffered outages or disruptions due to bugs. For more on an unplanned fork involving Geth clients, see “-A temporary or permanent “fork” could adversely affect the value of the Shares.” The cryptography underlying the Bitcoin and Ethereum networks, respectively, or bitcoin or ether as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin or Ethereum networks or take the Fund’s bitcoin or ether, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of the Bitcoin and Ethereum networks may be negatively affected. Such losses of functionality could lead to the Bitcoin and Ethereum networks losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for bitcoin or ether. Even if another digital asset other than bitcoin or ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

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The Ethereum network has been in the process of implementing a series of software upgrades and other changes to its protocol, which were previously referred to collectively as “Ethereum 2.0” and some of which were implemented during 2022, such as the Bellatrix and Paris planned forks (defined below) that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism (the “Merge”). These upgrades have resulted in, and are expected to continue to result in, changes to the Ethereum network. Many of the contemplated upgrades to the Ethereum network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as “the Merge,” which was completed in September 2022, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of ether and the value of the Shares. One completed upgrade is known as the “Shanghai” upgrade, which allows users to unstake their ether and remove it from the relevant smart contract. As a result of this or future upgrades, it is possible that significant volumes of currently locked and illiquid ether becomes unlocked and sold, which could increase volatility in ether prices or have a material adverse effect on the value of ether and the value of the Shares. Upgrades currently being considered to increase throughput and promote scaling, such as “sharding” the Layer 1 Ethereum network or greater reliance so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could - if unsuccessfully implemented, or if they contain undiscovered flaws - materially adversely impact or even effectively eliminate the value of ether, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks. See “-A temporary or permanent “fork” could adversely affect the value of the Shares” for additional information.

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The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on three occasions reduced the quantity of ether rewarded per block and may make additional changes in the future, see “Overview of the Ethereum Industry-Creation of New Ether” for additional information. The open-source nature of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Ethereum network does not successfully develop its policies on supply and issuance and other major design decisions, or does so in a manner that is not attractive to network participants, it could lead to a decline in adoption of the Ethereum network and price of ether.

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Decentralized application and smart contract developers depend on being able to obtain Digital Assets to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require bitcoin or ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for Digital Assets. Digital Assets price volatility (particularly where bitcoin or ether prices increase), or the Bitcoin network or Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Bitcoin or Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Bitcoin or Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether or bitcoin could be negatively affected.

Moreover, because digital assets, including bitcoin and ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of Digital Assets.

The first digital asset, bitcoin, was launched in 2009. The Ethereum network launched in 2015 (though some ether was sold in a pre-mine in 2014). Ether, along with bitcoin, was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Bitcoin and Ethereum networks and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital Assets are only selectively accepted as a means of payment by retail and commercial outlets, and use of Digital Assets by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin or ether transactions; process wire transfers to or from digital asset platforms, bitcoin or ether-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or ether. As a result, the prices of Digital Assets may be influenced to a significant extent by speculators (including bitcoin miners), thus contributing to price volatility that makes retailers less likely to accept bitcoin or ether in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin or ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Fund from being able to complete creations and redemptions of Creation Units, the timely liquidation of bitcoin or ether and withdrawal of assets from the Digital Asset Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Fund’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Bitcoin and Ethereum networks. For example, some prominent contributors to the Ethereum network have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Ethereum network, any platforms or businesses that facilitate transactions in ether may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin and Ethereum networks.

The Sponsor, using a “passive” or indexing investment approach, seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index.  This means that the Sponsor does not speculatively sell Digital Assets at times when its price is high, or speculatively acquire Digital Assets at low prices in the expectation of future price increases.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin or Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin or Ethereum network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self‑determined participation. If a significant majority of nodes, users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Bitcoin or Ethereum network’s protocols and software could, if accepted and authorized by the Bitcoin or Ethereum network community, adversely affect an investment in the Fund.

The Bitcoin and Ethereum networks use cryptographic protocols to govern the interactions within the Bitcoin and Ethereum networks. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to Bitcoin and Ethereum on Github.com. The core developers can propose amendments to the bitcoin and Ethereum network’s source code that, if accepted by nodes, validators and users, could alter the protocols and software of the Bitcoin and Ethereum network and the properties of Digital Assets. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new bitcoin or ether or changes to the bitcoin and ether supply, which could undermine the appeal and market value of Digital Assets. Alternatively, software upgrades and other changes to the protocols of the Bitcoin and Ethereum networks could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Bitcoin and Ethereum network or Digital Assets. As a result, the Bitcoin and Ethereum networks could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Fund.

The open-source structure of the Bitcoin and Ethereum network protocols means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin and Ethereum network protocols. A failure to properly monitor and upgrade the Bitcoin and Ethereum network protocols could damage the Bitcoin and Ethereum networks and an investment in the Fund.

The Bitcoin and Ethereum networks operate based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Bitcoin and Ethereum network development. As new ether are rewarded solely for validator activity (other than the 2014 pre-mine) and new bitcoin are rewarded solely for mining activity and are not sold on an ongoing basis to generate revenue to support development activity, and the Bitcoin and Ethereum network protocols themselves are made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin and Ethereum network protocols. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin and Ethereum networks and the core developers may lack the resources to adequately address emerging issues with the Bitcoin and Ethereum network protocol. Although the Bitcoin and Ethereum networks are currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Ethereum network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Ethereum network. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Ethereum network, such as Vitalik Buterin, is perceived as no longer able to contribute to the Ethereum network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of ether, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Bitcoin and Ethereum network. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin and Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin and Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Fund may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin and Ethereum network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

As of December 31, 2024, the Ethereum network handled approximately 12 transactions per second (according to YCharts). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin and Ethereum networks have been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all-time high. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of December 31, 2022, bitcoin transaction fees were $1.17 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of May 22, 2023, bitcoin transaction fees were averaging $3.82 per transaction. From April 30, 2023 to April 30, 2024, ether transaction fees decreased from $9.52 per ether transaction, on average, to a high of $3.83 per transaction, on average. As of December 30, 2024, ether transaction fees were $2.27 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for Digital Assets (e.g., micropayments), and could reduce demand for, and the price of, Digital Assets, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed - and energy expended - to validate each block compared to proof-of-work. See “Overview of the Ethereum Industry-Creation of New Ether” and “-Modifications to the Ethereum Protocol” for additional information.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Layer 1 Ethereum network by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Ethereum network (consistent with common usage, all such applications are referred to as “decentralized applications” or “DApps,” whether or not decentralized in fact) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Bitcoin and Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin and Ethereum networks to not adequately resolve scaling challenges and adversely impact the adoption of Digital Assets and the Bitcoin and Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Ethereum network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. For example, in April 2024, Starknet, a Layer 2 built on the Layer 1 Ethereum network, suffered an outage reportedly caused by a rounding error bug that halted production of new blocks on Starknet’s Layer 2 blockchain network. Similar outages, bugs, defects, or other problems could affect Layer 2s in the future. Similarly, in multiple instances throughout 2022 and 2023, the Arbitrum Layer 2 network experienced outages due to failures in its primary node responsible for submitting transactions to the Layer 1 Ethereum network. Although the Layer 1 Ethereum network is believed not to have been affected by those outages, problems on Layer 2s in the future could conceivably affect or cause issues for the Layer 1 Ethereum network. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for ether because it would eliminate a source of demand for using ether to record transactions from the Layer 2 onto the Layer 1 Ethereum network. Any of the foregoing could adversely affect the price of ether or the value of the Shares of the Fund.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest Digital Assets wallets are believed to hold, in aggregate, a significant percentage of the Digital Assets in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Digital Assets, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Digital Assets. For example, as of January 7, 2025 the largest 100 Bitcoin wallets held approximately 15.03% of the Bitcoin in circulation, the largest 100 Ether wallets held approximately 68.15% of the Ether in circulation.

If the digital asset award or transaction fees for recording transactions on the Bitcoin and Ethereum networks are not sufficiently high to incentivize miners or validators, or if certain jurisdictions continue to limit or otherwise regulate mining or validating activities, miners or validators may cease expanding mining or validating power or demand high transaction fees, which could negatively impact the value of Digital Assets and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Bitcoin and Ethereum networks are not sufficiently high to incentivize miners or validators, or if certain jurisdictions continue to limit or otherwise regulate mining or validating activities, miners and validators may cease expending mining or validating power to mine or validate blocks and confirmations of transactions on the Bitcoin and Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Over the past several years, digital asset mining operations, including those mining bitcoin, have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the relevant digital asset issued as a mining reward, or if digital asset mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), digital asset miners are more likely to immediately sell tokens earned by mining or sell more such digital assets than they otherwise would, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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Currently, the reward earned by miners for mining a block on the Bitcoin network is 3.125 bitcoins. This reward size is reduced by 50% every 210,000 blocks, which occurs roughly every 4 years. The prior reward halving event occurred in April 2024. The reduction in mining rewards of bitcoin could be inadequate to incentivize miners to continue to perform mining activities, thereby jeopardizing the security of the Bitcoin network, which could harm the value of the Shares.

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A reduction in the processing power expended by validators on the Ethereum network and miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “-If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network or more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Ethereum or Bitcoin  network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Bitcoin or Ethereum blockchain, which could adversely affect the value of the Shares or the ability of the Fund to operate.”

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Miners and validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners or validators demand higher transaction fees for recording transactions in the Bitcoin and Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin and Ethereum network, the cost of using Digital Assets may increase and the marketplace may be reluctant to accept bitcoin or ether as a means of payment. Alternatively, miners or validators could collude in an anti-competitive manner to reject low transaction fees on the Bitcoin and Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin and Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin and Ethereum network, the value of Digital Assets and the value of the Shares.

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To the extent that any miners or validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin and Ethereum blockchain until a block is mined or validated by a miner or validator who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin and Ethereum networks and could prevent the Administrator from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the mempool and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it is possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin and the value of the Shares.

If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network or more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Ethereum or Bitcoin  network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Bitcoin or Ethereum blockchain, which could adversely affect the value of the Shares or the ability of the Fund to operate.

All networked systems are vulnerable to various types of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum networks is currently vulnerable to several types of attacks, including:
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“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the staked ether, a malicious actor could cause a temporary fork in the blockchain. This is believed to be temporary, as the Ethereum network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim 2/3rd stake as the attacker’s stake is penalized). However, it is not believed that with 33% control, a malicious actor could engage in double-spending or fraudulent block propagation.

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“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

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“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the staked ether, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Ethereum network or processing power dedicated to mining on the Bitcoin network, it may be able to alter the Ethereum or Bitcoin blockchain on which transactions in bitcoin or ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the processing or validating power on the Bitcoin or Ethereum network or the Bitcoin or Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin or Ethereum blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked ether on the Ethereum network, they could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that they could in double-spending or fraudulent block propagation. Even without a 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin or Ethereum network (similar to a denial of service attack).

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Ethereum network, which could negatively impact the value of ether and the value of the Shares. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Ethereum networks, it is possible that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether, which if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of the Shares. See also “Liquid staking applications pose centralization concerns” below.

Additionally, although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network since the Bitcoin blockchain’s genesis block was mined in 2009, and others have come close. The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin network and may do so now or in the future. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares. Also, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the Bitcoin market or other factors, the risks of the Bitcoin network becoming more centralized could increase.

A malicious actor may also obtain control over the Bitcoin or Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and miners or validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin or Ethereum network, the risk that a malicious actor may be able to obtain control of the Bitcoin or Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or current core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or current core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

Liquid staking applications pose centralization concerns.

Validators must deposit 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). For every 32 ether deposit that is staked, a unique validator key pair is generated. An application built on the Ethereum network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs (each representing 32 staked ether) divided across over 30 node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third party node operators where its ether is staked, and finally since the occurrence of such manipulation of the Ethereum network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would obviously hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum network, the value of ether, and thus the value of the Shares.

 A temporary or permanent “fork” could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client, and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPS. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users - such as DApp and smart contract developers, as well as end users of DApp and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network - must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinary follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Fund to operate. A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. The announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. For example, following the DAO hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016, to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined (as discussed further below). By comparison, when Bitcoin Cash forked from the bitcoin network, the value of bitcoin went from $2,800 to $2,700. Examples listed above are for illustrative purposes only. Price movements of digital assets subject to or resulting from a hard fork cannot be predicted in advance. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Declaration of Trust, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Fund’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

In September 2022, the Ethereum network transitioned to a proof-of-stake consensus model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as a small number of Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network, which is not backwards-compatible with the Ethereum Lay 1 blockchain, is considered a forked branch and was rebranded as “Ethereum Proof-of-Work.” To the extent significant developer talent, users or validators abandon the Ethereum Layer 1 network and adopt the Ethereum Proof-of-Work blockchain instead, the value of the Shares could be adversely affected. The Merge occurred on September 15, 2022 and the price of ether decreased by approximately 17.4% from September 12, 2022 to September 16, 2022, the day after the Merge.

As illustrated by Dencun and the Merge, the Ethereum network regularly implements planned forks in an effort to achieve its development roadmap, advance the scalability process, and to improve the network generally. For example, in connection with the Ethereum development roadmap, the Ethereum network executed planned forks to transition from the initial Frontier development stage into the Homestead development stage in 2016; to transition from the Homestead development stage to the first sub-stage, Byzantium, of the Metropolis development stage in 2017; to transition from the Byzantium sub-stage to the St. Petersburg sub-stage in early 2019; and to transition from the St. Petersburg sub-stage to the Istanbul sub-phase, in late 2019. In April 2021, the Ethereum network underwent the Berlin and Altair planned forks, among others. In 2022, Ethereum underwent the Bellatrix and Paris planned forks in connection with the Merge. In 2023, Ethereum underwent the Capella and Shanghai planned forks (collectively, “Shapella”), which enabled withdrawals of staked assets to the Ethereum Layer 1 blockchain mainnet for the first time (they had previously been locked on the Beacon Chain testnet following the Merge). Any of these or future planned forks could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s nodes, users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. Alternatively, such hard forks could be contentious, leading to a split and fracture in the Ethereum community to its collective detriment, as discussed above. Any such outcomes could adversely affect the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the work, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a “hard fork” that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic,” which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum platforms through at least October 2016. An Ethereum platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the

Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers - such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. - until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and validators losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an Execution Client and a Consensus Client paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with each other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or validators, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

The Bitcoin network operates using open-source protocols, meaning that any user can download the software, modify such software and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin network, with one group running the pre‑modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its merge, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of-stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

A future fork in the Bitcoin or Ethereum networks could adversely affect the value of the Shares or the ability of the Fund to operate.

Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency, including any forked or airdropped assets.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Fund, the Sponsor, the Digital Asset Custodian, Authorized Participants, or other entities.

The Fund will not hold any crypto asset other than Digital Assets. Accordingly, Shareholders may not receive the benefits of any forks, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Fund shall take, and (ii) what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Administrator, and the Digital Asset Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Fund.

Notwithstanding the foregoing, with respect to any airdrop of any non-bitcoin and non-ether crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not bitcoin or ether, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-bitcoin and non-ether crypto asset and, in the event that the Fund seeks to change this position, an application would need to be filed with the SEC by Cboe BZX Exchange, Inc., the listing exchange, seeking approval to amend its listing rules.  Furthermore, neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in action where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares.  The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.  For the avoidance of doubt, the only crypto asset to be held by the Fund will be Digital Assets; the Fund does not have the ability or intention to hold any other crypto asset, and specific regulatory approval would be required in order to do so.

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Fund, from any airdrop, fork or similar event. Additionally, as noted above the Fund may only hold bitcoin, ether and cash.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in Digital Assets directly rather than purchasing Shares. In the event of a hard fork of the Bitcoin or Ethereum network, the Sponsor will use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin or Ethereum network, the Sponsor will, if permitted by the terms of the Declaration of Trust, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin or Ethereum network, the Sponsor will, as permitted by the terms of the Declaration of Trust, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin or Ethereum network, is generally accepted as the Bitcoin or Ethereum network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin or ether, users, services, businesses, validators or miners and other constituencies, as well as the actual continued acceptance of, validating or mining power on, and community engagement with, the Bitcoin or Ethereum network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Digital Asset Custodian, other service providers, the Index Provider, cryptocurrency platforms, or other market participants on what is generally accepted as bitcoin or ether and should therefore be considered “bitcoin” or “ether” for the Fund’s purposes, which may also adversely affect the value of the Shares as a result.

A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.

Any name change and any associated rebranding initiative by the core developers, users, miners or validators of bitcoin or ether or the Bitcoin or Ethereum network may not be favorably received by the digital asset community, which could negatively impact the value of Digital Assets and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on bitcoin or ether. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of bitcoin or ether and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for Digital Assets or cause a wider loss of confidence in the Bitcoin or Ethereum network, either of which could have an adverse impact on the value of Digital Assets.

Smart contracts are programs that run on the Bitcoin and/or Ethereum blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of Digital Assets.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits Digital Assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Bitcoin and Ethereum networks, and smart contracts relating to DeFi applications currently represent a significant source of demand for Digital Assets. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Bitcoin or Ethereum networks and represent a significant source of demand for Digital Assets, public confidence in the Bitcoin or Ethereum network itself could be negatively affected, such sources of demand could diminish, and the value of Digital Assets could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. The Ethereum network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of their staked ether being destroyed or “burned”: penalties, slashing and inactivity leaks. A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which it would have been entitled for performing the actions. A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked ether immediately confiscated, withdrawn, or burned by the network, resulting in losses to them. After this initial slashing, the validator is queued for forceful removal from the Ethereum network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days with the exact amount of ether burned and time period determined by the network regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool. Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum network has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities. Within the post-Merge Ethereum network, as part of the “activating” and “exiting” processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours, days or weeks to complete. Furthermore, the Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease. The limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Additionally, the Ethereum Blockchain implements “bonding” and “unbonding” buffer periods moderating when stakers can unstake and withdraw their stake. “Bonding” is the process of telling the network a token holder wants to stake tokens, and “unbonding” is the action of telling the network the token holder wants to unlock tokens. As part of these “bonding” and “unbonding” processes of Ethereum staking, any staked ether tokens will be inaccessible for a period of time. This prevents malicious actors from performing an attack and running away before their funds are slashed. The duration of bonding and unbonding periods are dependent on a range of factors, including network conditions. However, depending on demand, unstaking can take between hours, weeks or months to complete.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets - including the ether held by the Fund - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Fund’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of Digital Assets which has been in the past, and may continue to be, highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the Digital Assets held by the Fund and fluctuations in the price of Digital Assets could adversely affect the value of the Shares. The market price of Digital Assets may be highly volatile, and fluctuate in value due to a number of factors, including:

•	an increase in the global Digital Assets supply or a decrease in global Digital Assets demand;

•	general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry;

•	trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

•
the adoption of Digital Assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin or Ethereum network, and their ability to meet user demands;

•	manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated;

•	forks in the Bitcoin or Ethereum network;

•	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Digital Assets, and digital asset exchange rates;

•	consumer preferences and perceptions of Digital Assets specifically and digital assets generally;

•	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

•	fiat currency withdrawal and deposit policies on digital asset platforms;

•	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

•
business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

•	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

•	investment and trading activities of large or active consumer and institutional users, speculators, validators, miners, and investors;

•	a “short squeeze” resulting from speculation on the price of Digital Assets, if aggregate short exposure exceeds the number of Shares available for purchase;

•	an active derivatives market for ether, bitcoin or for digital assets generally;

•
monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Digital Assets as a form of payment or the purchase of Digital Assets on the digital asset markets;

•	global or regional political, economic or financial conditions, events and situations, or major public issues such as the novel coronavirus (“COVID-19”) outbreak;

•	fees associated with processing a Digital Assets transaction and the speed at which Digital Assets transactions are settled;

•	the maintenance, troubleshooting, and development of the Bitcoin and Ethereum network including by miners or validators and developers worldwide;

•	the ability for the Bitcoin and Ethereum network to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of the Bitcoin and Ethereum network and Digital Assets transactions, including vulnerabilities against hacks and scalability;

•
governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Bitcoin and Ethereum network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity and credit risk of digital asset platforms;

•	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Bitcoin and/or Ethereum network;

•	decreased confidence in digital assets and digital assets platforms;

•	poor risk management or fraud by entities in the digital assets ecosystem;

•
increased competition from other forms of digital assets or networks, including other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Bitcoin and Ethereum network; and

•	the Fund’s own acquisitions or dispositions of Digital Assets, since there is no limit on the number of Digital Assets that the Fund may acquire.

Although returns from investing in Digital Assets have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that Digital Assets will maintain their value in the long, intermediate, short or any other term. In the event that the price of Digital Assets declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of Digital Assets as represented by the Underlying Index or other pricing source used by the Fund may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Digital Assets has resulted, and may continue to result, in speculation regarding future appreciation in the value of Digital Assets, inflating and making the CF Reference Rates and the Underlying Index more volatile. As a result, Digital Assets may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the CF Reference Rates or other pricing source used by the Fund and could adversely affect the value of the Shares.

Because the Fund holds only Digital Assets and cash, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund holds only Digital Assets and cash. As a result, the Fund’s holdings are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of Digital Assets are expected to have a direct impact on the value of the Shares.

An investment in the Fund may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Fund. Investors should review closely the objective and costs of the Fund, as discussed herein, and familiarize themselves with the risks associated with an investment in the Fund.

Due to the relative unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider Digital Assets market, the value of Digital Assets and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Risk of loss of market confidence due to lack of established regulatory framework. Digital asset platforms are relatively new and, in some cases, may be unregulated or subject to regulation by a relevant jurisdiction but potentially non-compliant with such regulations. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of Digital Assets trading.

Risk of manipulative activity—wash trading.  Many digital asset platforms are unlicensed, may be unregulated or subject to regulation by a relevant jurisdiction but potentially non-compliant with such regulations, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and ether are different assets, there can be no assurance that bitcoin and ether prices may not at times be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

Risk of manipulative activity—front running and other fraudulent activities. “Front running” is said to occur when a user spots a transaction and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction. Front-running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy tokens at a low price and later sell them at a higher price while simultaneously exiting the position. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and Digital Assets more generally. The Digital Assets market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many Digital Assets trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of Digital Assets on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors-Risk Factors Related to the Digital Asset Markets-Prices of Digital Assets may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Fund or cause losses to Shareholders.

Risks related to exchange bankruptcy, failure or closure, including as a result of criminal fraud, cyber attacks or other security breaches. In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Reputational harm and related industry contagion effects may exacerbate negative events in the digital asset markets or digital platforms. Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Bitcoin and Ethereum networks and result in greater volatility or decreases in the prices of Digital Assets. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the CF Reference Rates may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares and may cause the Fund to lose substantial value.

Coinbase serves as the Digital Asset Custodian and prime execution agent for several competing exchange-traded Digital Assets products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Prime Broker and Digital Asset Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded cryptoasset company in the world by market capitalization and is also the largest cryptoasset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of cryptoasset brokerage and custody services, Coinbase serves as the Digital Asset Custodian and prime execution agent for several competing exchange-traded Digital Assets products. Therefore, Coinbase has a critical role in supporting the U.S. spot Digital Assets exchange-traded product ecosystem, and its size and market share creates the risk that Coinbase may fail to properly resource its operations to adequately support all such products that use its services that could harm the Fund, the Shareholders and the value of the Shares. If Coinbase were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Underlying Index and the CF Reference Rates have a limited performance history, the CF Bitcoin Reference Rate and CF Ether Reference Rate prices could fail to track the price of bitcoin and ether, respectively, and a failure of the CF Bitcoin Reference Rate or CF Ether Reference Rate prices could adversely affect the Underlying Index and the value of the Shares.

The CF Reference Rates and the Underlying Index were developed by the Index Provider and have a limited performance history. Although the CF Reference Rates and the Underlying Index are based on materially the same methodology with respect to valuation of bitcoin and ether, respectively, (except calculation time) as the Index Provider’s CF Ether Reference Rate (“ETHUSD_RR”) and CF Bitcoin Reference Rate (“ABRR”) which were first introduced in May 2018 and November 2016, respectively, the Underlying Index itself has only been in operation since August 8, 2024. The Underlying Index price is a market capitalization weighted composite of the CF Bitcoin Reference Rate and the CF Ether Reference Rate, calculated using volume-weighted trading price data from various Constituent Platforms. The CF Bitcoin Reference Rate has featured its current list of Constituent Platforms since December 30, 2024 (Coinbase, Kraken, Bitstamp, Gemini, itBit, LMAX Digital, Bullish.com). The CF Ether Reference Rate has featured its current list of Constituent Platforms since May 3, 2022 (Coinbase, Kraken, Bitstamp, Gemini, itBit, LMAX Digital). A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the performance of the CF Reference Rates, and in turn the Underlying Index. The Constituent Platforms for the CF Bitcoin Reference Rate and CF Ether Reference Rate, and constituent Digital Assets chosen by the Index Provider as constituents of the Underlying Index could also change over time. The Index Provider may remove or add Constituent Platforms to the Reference Rates or remove or add Digital Assets to the Underlying Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Reference Rates and Digital Assets in the Underlying Index, see “Business of the Fund-Valuation of Digital Assets; The CF Reference Rates.”

Although the Underlying Index is intended to accurately capture the market price of Digital Assets, third parties may be able to purchase and sell Digital Assets on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the CF Reference Rates’ prices. Moreover, there may be variances in the prices of Digital Assets on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the CF Reference Rates provide a U.S. dollar-denominated composite for the price of Digital Assets based on, the volume-weighted price of a Digital Asset on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of the applicable Digital Assets as represented by the CF Reference Rates. It is possible that the price of Digital Assets on the Constituent Platforms could be materially higher or lower than the CF Reference Rates’ prices. To the extent the CF Reference Rates’ price differs materially from the actual prices available on a Constituent Platform, or the global market price of a Digital Asset, the price of the Shares and the Underlying Index may no longer track, whether temporarily or over time, the global market price of Digital Assets, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the market price of Digital Assets and the Underlying Index. To the extent such prices differ materially from the CF Reference Rates prices, investors may lose confidence in the Shares’ ability to track the market price of Digital Assets, which could adversely affect the value of the Shares.

If the CF Bitcoin Reference Rate or CF Ether Reference Rate is not available, the Fund’s holdings may be fair valued by the Sponsor. To the extent the valuation determined by the Sponsor differs materially from the actual market price of Digital Assets, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Digital Assets, which could adversely affect an investment in the Fund by reducing investors’ confidence in the Shares’ ability to track the global market price of Digital Assets on a market capitalization weighted basis. To the extent such prices differ materially from the market price for Digital Assets, investors may lose confidence in the Shares’ ability to track the market price of Digital Assets, which could adversely affect the value of the Shares.

Additionally, under certain circumstances as described herein under “Business of the Fund-Net Asset Value,” the Sponsor may utilize a Secondary Index (defined below) as a secondary pricing source. The Secondary Index for bitcoin pricing and the Secondary Index for Ether pricing each incepted on March 15, 2022. Each Secondary Index has a limited performance history. A longer history of performance through various economic and market conditions would provide greater and more reliable information regarding the performance of the Secondary Index over time. Accordingly, the Secondary Index is subject generally to the same risks as described above and may not accurately capture the price of Digital Assets.

  The Underlying Index has a limited performance history, and its methodology may be subject to change.

The Index Provider has substantial discretion at any time to change the methodology used to calculate the Underlying Index and guidelines used to select platforms from which digital asset trading data is sourced for inclusion in the Underlying Index. The Index Provider does not have any obligation to take the needs of the Fund, the Fund’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating and balancing the Underlying Index will appropriately track the price of Digital Assets comprising the Underlying Index in the future.

The Underlying Index is based on various inputs which may include price data from various third-party exchanges and markets as well as supply data. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The Index Provider is not required to publicize or explain the changes to the Underlying Index, nor to alert the Fund to such changes. Shareholders in the Fund may not be aware of what inputs the Index Provider uses to calculate the Underlying Index, when the Index Provider changes the inputs, or when the Index Provider changes the methodology to calculate the Underlying Index, even when material to the calculation of the Underlying Index. The Underlying Index could be calculated now or in the future in a way that adversely affects an investment in the Fund.

The methodology for determining the Underlying Index established by the Index Provider is relatively new. Should any material change be made to the Index Rules that results in a material change to the composition of the Underlying Index and, as part of the Fund’s quarterly rebalancing and reconstitution process, results in a material change to the composition of the Fund the Fund will notify Shareholders of such material change in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund’s website.
Certain assumptions included in the methodology may be flawed and may adversely impact the Underlying Index’s ability to accurately establish or maintain an index of top digital assets. The failure of one or more of the assumptions built into the Index Rules could have an adverse effect on the Fund and on the value of an investment in the Shares.

The CF Reference Rates’ prices used to calculate the value of the Fund’s Digital Assets may be volatile, adversely affecting the value of the Shares.

The price of Digital Assets on public digital asset platforms has a limited history, and during this history, Digital Assets prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the CF Reference Rates are designed to limit exposure to the interruption of individual digital asset platforms, the CF Reference Rates’ prices, and the price of Digital Assets generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares and the Underlying Index.

Furthermore, because the number of liquid and credible digital asset platforms is limited, the CF Reference Rates will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, in the case of the CF Reference Rates, the Index Provider would have limited ability to remove such digital asset platform from the CF Reference Rates, which could skew the price of Digital Assets as represented by the CF Reference Rates. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of Digital Assets and, therefore, could have an adverse effect on the value of the Shares.

The Fund’s investment policies are rules-driven, which may lead the Fund’s portfolio to be underrepresented with respect to digital assets that are increasing in value and/or overrepresented with respect to digital assets that are declining in value.

As described above, the Fund seeks to invest in a Portfolio of Digital Assets in accordance with the Underlying Index. The Underlying Index and investment strategy of the Fund may, however, create undesirable outcomes for Shareholders. At any given time, for example, the Fund’s portfolio may be underrepresented with respect to digital assets that are increasing in value and/or overrepresented with respect to digital assets that are declining in value. Should this be the case, the Fund may underperform relative to other investment options that do invest in such digital assets and do not follow similar investment policies. Moreover, the Sponsor will only rebalance the Fund’s Portfolio on a quarterly basis, meaning that rebalancing that could achieve more favorable results for Shareholders may only occur upon delay. This could have an adverse effect on the Fund and on the value of an investment in the Shares.
The Fund will not track the Underlying Index exactly and the Fund’s investments may diverge from those comprising the Underlying Index.
It is not possible to invest directly in an index. The Fund will invest its assets to closely track the Underlying Index but will not be able to or may not desire to track the Underlying Index exactly. In certain instances, the Sponsor, in its sole discretion, may choose to diverge the Fund’s investments from those comprising the Underlying Index. For example, the Underlying Index may include a digital asset that the Digital Asset Custodian cannot custody, and the Fund therefore would not invest in that particular digital asset. The Fund will have losses, liabilities and expenses that will offset its income and gains and therefore the Fund’s performance may be below the Underlying Index’s performance. In addition, the performance of the Fund and the Underlying Index may vary somewhat due to other factors such as imperfect correlation between the Fund’s investments and Underlying Index composition, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from the Underlying Index.

The Index Provider could experience system failures or errors.

If the computers or other facilities of the Index Provider, data providers and/or relevant constituent Digital Assets platforms malfunction for any reason, calculation and dissemination of the CF Reference Rates and/or the Underlying Index may be delayed. Errors in the CF Reference Rates’ data, the CF Reference Rates’ or the Underlying Index’s computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to errors in the CF Reference Rates and the Underlying Index, which may lead to a different investment outcome for the Fund and the Shareholders than would have been the case had such events not occurred.

The CF Bitcoin Reference Rate and CF Ether Reference Rate are used to determine the net asset value of the Fund and the NAV. Consequently, losses or costs associated with the CF Reference Rates’ errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Reference Rates are not available or the Sponsor in its sole discretion determines the CF Reference Rates are unreliable as the pricing sources for the Underlying Index and therefore determines not to use the CF Reference Rates, the Fund’s holdings may be fair valued by the Sponsor. See “Business of the Fund-Net Asset Value.” To the extent the valuation determined by the Sponsor differs materially from the actual market price of Digital Assets, the price of the Shares may no longer track, whether temporarily or over time, the price of Digital Assets, which could adversely affect an investment in the Fund and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of Digital Assets.

The CF Reference Rates’ prices being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s net asset value determined using the CF Reference Rates’ pricing.

The Fund will determine the net asset value of the Fund on each Business Day based on the value of Digital Assets as reflected by the CF Reference Rates. The methodology used to calculate the CF Reference Rates’ price to value the Digital Assets in determining the net asset value of the Fund may not be deemed consistent with GAAP. To the extent the methodology used to calculate the CF Reference Rates is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Creation Units, the Sponsor’s Fee and other expenses borne by the Fund will be determined using the Fund’s net asset value determined daily based on the CF Reference Rates. Such net asset value of the Fund determined using the CF Reference Rates’ prices may differ, in some cases significantly, from the net asset value reported in the Fund’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of Digital Assets and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Digital Assets and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Digital Assets. As a result of any of the foregoing factors, the value of Digital Assets could decrease, which could adversely affect an investment in the Fund.

Prices of Digital Assets may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Fund does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the Digital Assets market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of Digital Assets. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the Digital Assets market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for ether. There have been reports that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 billion fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including ether, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges. In addition, a large amount of Tether is issued as ERC-20 tokens on the Ethereum network. If Tether were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 Tether transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Digital Assets market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. Similar to Tether, a large amount of USDC is issued as ERC-20 tokens on the Ethereum network. If USDC were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 USDC transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Digital Assets. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Digital Assets), or regulatory concerns about stablecoin issuers or intermediaries, such as platforms, that support stablecoins, or the removal or migration of prominent stablecoins away from the Ethereum network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Digital Assets market, and affect the value of Digital Assets, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in Ether and Bitcoin could have a negative impact on the price of Ether and Bitcoin, respectively, and adversely affect the CF Reference Rates, the Underlying Index and the value of the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. As of December 31, 2024, ether was believed to be the second largest digital asset by market capitalization  of the more than approximately 16,000 digital assets tracked across the over 1,000 exchanges (source: CoinGecko.com). In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contract platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, Digital Assets and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin and/or Ethereum network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic, see “Overview of the Ethereum Industry - History of Ethereum -The DAO and Ethereum Classic.”

Investors may invest in Digital Assets through means other than the Shares, including through direct investments in Digital Assets and other potential financial vehicles, possibly including securities backed by or linked to Digital Assets and digital asset financial vehicles similar to the Fund, or Digital Assets futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Digital Assets directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of Digital Assets are formed and represent a significant proportion of the demand for Digital Assets, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding Digital Assets, could negatively affect the CF Reference Rates, the Underlying Index, the Fund’s Digital Assets holdings, the price of the Shares and the net asset value of the Fund.

Competitive pressures may negatively affect the ability of the Fund to garner substantial assets and achieve commercial success.

The Fund and the Sponsor face significant competition with respect to the development and launch of competing investment products that could have a detrimental effect on the Fund’s ability to achieve scale such as other exchange-traded products offering exposure to the crypto assets market. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Sponsor’s competitors may be able to launch similar products to the Fund before the launch of the Fund due to, for example, the satisfaction of all regulatory requirements required to launch before the Fund is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving Digital Assets more rapidly, effectively or for a lower fee than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and sustainable revenues and/or economic viability or scale. For exchange-traded products similar to the Fund, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods. If the SEC were to approve several or all of any currently pending applications for spot Digital Assets exchange-traded products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. To the extent such competing products may become available for public exchange trading before the Fund and/or have a lower expense ratio than the Fund, the Fund’s ability to attract assets could be impaired. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Fund may also fail to attract liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of the Underlying Index constituents.

In addition, the Fund will compete with direct investments in Digital Assets, Digital Assets futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Fund.

The Fund may struggle to attract new investors given the substantial number of existing bitcoin and ether U.S. exchange-traded products in the market. Investors might prefer to allocate funds to one of the several spot Bitcoin U.S. exchange-traded products or spot Ether U.S. exchange-traded products already available, which collectively hold significant market share. As of January 7, 2025, such spot Bitcoin products hold approximately $103 billion, and such spot Ether products hold around $12.3 billion. The Fund will face competition from direct investments in bitcoin, bitcoin spot and futures-based products, ether, ether spot and futures-based products, other crypto assets, and other potential financial instruments, including securities tied to or backed by crypto assets, as well as other investment vehicles focused on other crypto assets. Market conditions, financial factors, and other external circumstances could make these alternatives more attractive, potentially impacting the Fund’s performance.

There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund and the Sponsor are successful in achieving the intended scale for the Fund may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Ethereum network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use ether. This may result in decreased usage and limit expansion of the Ethereum network in the retail, commercial and payments space, adversely impacting investment in the Fund. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions. Ultimately, if the awards of new ether costs of validating transactions grow disproportionately, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Ethereum network and could adversely affect the value of the ether held by the Fund.

As a result of Ethereum’s fee burning mechanism, the incentives for validators to validate transactions with higher gas fees are reduced, since those validators would not receive those gas fees. An acute cessation of validator operations would reduce the collective processing power on the Ethereum network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Fund or the ability of the Sponsor to operate.

Risk Factors Related to the Fund and the Shares

The Fund will not directly or indirectly participate in any staking program, and accordingly the Shareholders will not receive any staking rewards or other income.

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in any action whereby any portion of the Fund’s ether is staked. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares.

The Fund may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Fund.

A public health emergency, such as the COVID-19 pandemic, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including Digital Assets, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID‑19 outbreak.

Future public health emergencies could result in an increase of the costs of the Fund and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Fund, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Fund’s service providers, including the Sponsor, the Trustee, Administrator, Prime Broker and the Custodians, rely, and could otherwise disrupt the ability of employees of the Fund’s service providers to perform essential tasks on behalf of the Fund. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of Digital Assets and the price of the Shares.

The Fund will rely on the information and technology systems of the Custodians, Administrator, Trustee, Sponsor, Authorized Participants, Digital Assets Trading Counterparties, listing exchange, and the Fund’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Fund.

The Fund and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Fund assets), interference with the Fund’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders or other price movements, the inability of the Fund or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Fund assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Fund inaccessible, inaccurate or incomplete. The Fund may incur substantial costs in order to resolve or prevent cyber incidents.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Sponsor’s Fee and additional expenses borne by the Fund, and as a result, the value of the Shares may decrease over time.

The amount of Digital Assets represented by each Share will decrease over the life of the Fund due to the sales of Digital Assets necessary to pay the Sponsor’s Fee and other Fund expenses. Without increases in the price of Digital Assets sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Fund, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Fund’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Fund not in excess of $500,000 per annum. Any legal fees and expenses in excess of the amount required under the Sponsor Agreement will be the responsibility of the Fund.

Because the Fund does not have any income, it needs to sell Digital Assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Digital Assets held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Sponsor will still need to sell Digital Assets to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of Digital Assets represented by each Share. Creation orders for shares of the Fund do not reverse this trend.

A decrease in the amount of Digital Assets represented by each Share results in a decrease in its price even if the price of Digital Assets has not changed. To retain the Share’s original price, the price of Digital Assets has to increase. Without that increase, the lesser amount of Digital Assets represented by the Share will have a correspondingly lower price. If these increases do not occur or are not sufficient to counter the lesser amount of Digital Assets represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of Digital Assets, and will result in a more rapid decrease of the amount of Digital Assets represented by each Share and a corresponding decrease in its value.

The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of the Underlying Index. The Fund is not actively managed, does not seek to generate excess returns beyond tracking the price of the Underlying Index and will be adversely affected by a general decline in the price of the Underlying Index.

The Fund is a passive investment vehicle that does not seek to generate returns beyond the price of Digital Assets. The Sponsor, using a “passive” or indexing investment approach, seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. This means that the Sponsor does not speculatively sell Digital Assets at times when its price is high, or speculatively acquire Digital Assets at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or any similar instruments or transactions in seeking to meet its investment objective. Any losses sustained by the Fund will adversely affect the value of your Shares.

An investment in the Shares deviates from a direct investment in Digital Assets.

The market value of the Shares may not have a direct relationship with the prevailing price of Digital Assets, and changes in the prevailing price of Digital Assets similarly will not necessarily result in a comparable change in the market value of the Shares. The performance of the Fund will not reflect the specific return an investor would realize if the investor actually held or purchased Digital Assets directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of Cboe BZX Exchange. Investors will also forgo certain rights conferred by owning Digital Assets directly, such as the right to claim airdrops, or to participate in staking activities.

There could be situations in which Fund is unable to hold all of the Digital Assets included in the Underlying Index.

In the event that digital assets other than bitcoin and ether are added to the Underlying Index and the Fund is unable to hold these digital assets for any reason, there will be a divergence between the performance of the Fund and the Underlying Index. This divergence will result in discrepancies between the Fund’s NAV and the Underlying Index’s price movements, impacting the Fund’s ability to accurately track the Underlying Index and to achieve its investment objective. Investors should be aware that such correlation risks would affect the Fund’s effectiveness in seeking to track the Underlying Index.

The value of the Shares may be influenced by a variety of factors unrelated to the value of Digital Assets.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Digital Assets and the digital asset platforms included in the CF Reference Rates that may have an adverse effect on the value of the Shares. These factors include the following factors:

•
unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares may arise, including due to the complexity of the mechanisms and processes governing the offering, creation and redemptions of the Shares and storage of Digital Assets;

•
the Fund could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•
the Fund could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Fund’s account with the Digital Asset Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•
service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Fund, or decide to terminate their relationships with the Fund, for a variety of reasons, which could affect the Fund’s ability to operate.

•
if the Bitcoin or Ethereum network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Fund due to concerns that the introduction of privacy enhancing features to the Bitcoin or Ethereum network may increase the potential for Digital Assets to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Fund’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Digital Asset Trading Counterparties.

In the event that one or more Authorized Participants or Digital Asset Trading Counterparties withdraw from or cease participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

The Fund and the Shares may be negatively affected by Authorized Participant Concentration.

Only Authorized Participants may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Participants and the Fund’s Authorized Participants serve in the same capacity for various competitor products. Authorized Participants are not obligated to make a market in the Fund’s Shares or submit purchase and redemption orders for Creation Units. Authorized Participants that act in the same capacity for several competing products may be incentivized to prioritize making a market in a competing product’s shares over the Fund’s Shares, which may reduce liquidity in the Fund’s Shares or otherwise negatively affect the Fund.  In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund failure to reflect the performance of the price of Digital Assets. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Participant is able or willing to step forward to create or redeem Creation Units, the Fund’s Shares may trade at a discount to NAV and face trading halts and/or delisting. This risk may be more pronounced in volatile market conditions. In addition, due to the novelty of the Fund’s product structure and volatility in the Digital Assets markets, risks relating to a limited number of Authorized Participants are heightened.

Certain shareholders may from time to time own a substantial amount of the Fund’s Shares.

In addition, a third-party investor, the Sponsor (or an affiliate of the Sponsor), an Authorized Participant, a lead market maker or another entity may invest in the Fund and hold its investment solely to facilitate commencement of the Fund’s operations or to facilitate the Fund’s achieving a specified size or scale.  There can be no assurance that the size of the Fund would be maintained at such levels. Redemptions by large shareholders could have a significant negative impact on the Fund. In addition, transactions by large shareholders may account for a large percentage of the trading volume on the Cboe BZX Exchange and may, therefore, have a material upward or downward effect on the market price of the Shares.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

•	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus;

•	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

•
exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies.

The Fund cannot predict if investors will find an investment in the Fund less attractive if it relies on these exemptions.

The Fund is subject to certain risks due to its concentration in only two assets.

The Fund is subject to risks due to its concentration of investments in only two assets. Unlike other funds that may invest in a diversified portfolio of assets, the Fund’s investment strategy is concentrated in two assets within a single asset class. This concentration maximizes the Fund’s exposure to a variety of market risks associated with bitcoin and ether. By concentrating its investment strategy solely in bitcoin and ether, any losses stemming from a decrease in the value of bitcoin or ether can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in a diversified portfolio of assets.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares will be listed for trading on the Cboe BZX Exchange, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Fund.

The Fund is currently only able to accept cash purchase orders and redemption orders, which means that an Authorized Participant will deliver only cash to create Shares and will receive only cash when redeeming Shares and the Fund will choose, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Broker to buy or sell Digital Assets in exchange for cash. However, and in common with other spot Digital Assets exchange-traded products, the Fund is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for Digital Assets.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. There has yet to be definitive regulatory guidance on whether and how registered broker-dealers can comply with these rules with regard to transacting in or holding spot Digital Assets. Until further regulatory clarity emerges regarding whether registered broker-dealers can hold and deal in Digital Assets under such rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for Digital Assets may be unable to demonstrate compliance with such requirements. While compliance with these requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. As a result, the SEC is unlikely to permit an exchange to adopt listing rules for a product if it is not clear that the exchange’s members would be able to comply with applicable rules when transacting in the product as designed. To the extent further regulatory clarity emerges, Cboe BZX Exchange may seek In-Kind Regulatory Approval, to amend its listing rules to permit the Fund to create and redeem Shares through in-kind creations and redemptions, in which Authorized Participants or their designees would deposit Digital Assets directly with the Fund or receive Digital Assets directly from the Fund. However, there can be no assurance as to when such regulatory clarity will emerge, or when Cboe BZX Exchange will seek or obtain this approval, if at all.

To the knowledge of the Sponsor, exchange-traded products for all spot-market commodities other than digital assets, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a relatively novel product and could be impacted by any resulting operational inefficiencies.

In particular, the Fund’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial. See “-The Fund’s use of cash creations and redemptions, in contrast to other types of exchange-traded products that transact in-kind, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Digital Assets and, as a result, the price of the Shares may fall or otherwise diverge from NAV.” Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders, the unavailability of Digital Assets Trading Counterparties or the Prime Broker’s services, or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Fund’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Fund and the value of the Shares.

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Digital Assets may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of Digital Assets to and by the Digital Asset Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Digital Assets, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Broker or Digital Asset Custodian, the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions, the closing of Digital Assets trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Digital Assets network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Digital Assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Creations and Redemptions,” the Sponsor may suspend the process of creation and redemption of Creation Units. During such times, trading spreads and the resulting premium or discount on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Bitcoin and Ethereum networks, the processing of transactions on the Bitcoin and Ethereum network may be disrupted, which in turn may impede processing of Digital Assets transactions on behalf of the Fund by the Prime Broker or other executing broker/agent, which in turn could affect the creation or redemption of Creation Units. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of Digital Assets and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for Digital Assets should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of Digital Assets.

The Fund’s use of cash creations and redemptions, in contrast to other types of exchange-traded products that transact in-kind, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Digital Assets and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Fund would not be able to use with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the CF Reference Rates’ prices used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the Fund’s underlying Digital Assets, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of Digital Assets, and as a result, the price of the Shares may fall or otherwise diverge from NAV and/or cause bid-ask spreads to widen. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying Digital Assets held by the Fund or sell Shares at a price lower than the value of the underlying Digital Assets held by the Fund, causing Shareholders to suffer losses.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “Description of the Shares and the Trust.”

The Sponsor may amend the Declaration of Trust without the consent of the Shareholders.

The Sponsor may, in its sole discretion, determine to amend the Declaration of Trust, including to increase the Sponsor’s Fee, and may do so without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of an amendment to the Declaration of Trust. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, advance notice of the change will be provided in accordance with applicable provisions of the Declaration of Trust, and will be disclosed via a prospectus supplement. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Declaration of Trust as amended without specific agreement to such increase. Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund of a material amendment to the Declaration of Trust.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Fund will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Fund is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Fund. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the affairs of the Fund.

The Sponsor has a limited track record in operating passive investment vehicles such as the Fund that hold cryptoassets. This limited experience poses several potential risks to the effective management and operation of the Fund. Cryptoassets, such as Digital Assets, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively, which could adversely affect the operations of the Fund.

The past performance of other investment vehicles sponsored by the Sponsor or managed by its affiliates are no indication of the Sponsor’s ability to successfully manage an investment vehicle such as the Fund.  The unique nature of cryptoassets makes past performance an unreliable indicator of future success in this area. The cryptoasset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to cryptoasset transactions and custody.

Should the Sponsor’s experience prove inadequate or unsuitable for managing a cryptoasset-based investment vehicle like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Security threats to the Fund’s account at the Digital Asset Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Fund’s Digital Assets held in the Fund’s account at the Digital Asset Custodian or Trading Balance held with the Prime Broker will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s Digital Assets and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Sponsor or the Digital Asset Custodian or Prime Broker is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s Digital Assets may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Fund, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards”, and other measures, are reasonably designed to safeguard the Fund’s Digital Assets. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Digital Asset Custodian’s or Prime Broker’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Fund’s Trading Balance (as defined below) at the Prime Broker, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though Digital Assets are only moved into the Trading Balance in connection with and to the extent of purchases and sales of Digital Assets by the Fund and such Digital Assets are swept from the Fund’s Trading Balance to the Fund’s Vault Balance daily pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of Digital Assets that can be held temporarily in the Trading Balance maintained by the Prime Broker. This could create greater risk of loss of the Fund’s Digital Assets, which would cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Digital Asset Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account at the Digital Asset Custodian, the relevant private keys (and therefore Digital Assets) or other data or property of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Digital Asset Custodian to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Digital Asset Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account at the Digital Asset Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, resulting in a reduction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Digital Assets transactions are irrevocable and stolen or incorrectly transferred Digital Assets may be irretrievable. As a result, any incorrectly executed Digital Assets transactions could adversely affect the value of the Shares.

Digital Assets transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Bitcoin and Ethereum blockchain, an incorrect transfer or theft of Digital Assets generally will not be reversible and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of Digital Assets will regularly be made to or from the Fund’s account at the Digital Asset Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s Digital Assets could be transferred from the Fund’s account at the Digital Asset Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset platform Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s Digital Assets through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred Digital Assets. The Fund will also be unable to convert or recover its Digital Assets transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement, Prime Broker Agreement, an Authorized Participant Agreement or Digital Asset Trading Counterparty is terminated or the Digital Asset Custodian, Prime Broker, an Authorized Participant or a Digital Asset Trading Counterparty fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, prime broker, authorized participant or Digital Asset Trading Counterparty, which could pose a challenge to the safekeeping of the Fund’s Digital Assets, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Digital Asset Custodian, which is Coinbase Custody, and the Prime Broker, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Fund’s Digital Assets in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Broker, facilitates the buying and selling or settlement of Digital Assets by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, the selling of Digital Assets, including to pay the Sponsor’s Fee and any other Fund expenses and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, to the extent applicable, and in extraordinary circumstances, to liquidate the Fund’s Digital Assets. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Fund, the Fund may be unable to operate or create or redeem Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares.

Similarly, if an Authorized Participant or a Digital Asset Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach, or in certain circumstances a force majeure event or if an Authorized Participant or a Digital Asset Trading Counterparty chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants or Digital Assets Trading Counterparties or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

On March 22, 2023, the Prime Broker and its parent (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities does not allege that Digital Assets are securities nor does it allege that Coinbase Inc.’s activities involving Digital Assets caused the alleged registration violations, and the Digital Asset Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Fund could be affected. If the Prime Broker were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Fund’s ability to operate or process creations or redemptions of Creation Units, which could force the Fund to liquidate or adversely affect the price of the Shares. While the Digital Asset Custodian is not named in the complaint, if Coinbase Global, as the parent of the Digital Asset Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Fund, or its financial condition is negatively affected, it could negatively affect the Fund’s ability to operate.

Alternatively, the Sponsor could decide to replace Coinbase Custody as the Digital Asset Custodian with custody of the Fund’s Digital Assets, and Coinbase Inc. as Prime Broker. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Prime Broker Agreement respectively upon providing the applicable notice to the Fund for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Prime Broker Agreement as (i) the  Fund materially breaches any provision of the Prime Broker Agreement; (ii) the Fund takes any action to dissolve or liquidate, in whole or part; (iii) the Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) the Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) the Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker services; or (viii) the Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties. Transferring maintenance responsibilities of the Fund’s account at the at the Prime Broker or at the Digital Asset Custodian to another prime broker or custodian will likely be complex and could subject the Fund’s Digital Assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Fund’s orders, including in the event of, among others, delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., or the acceptance of the Fund’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Fund’s agreement with the Trade Credit Lender permits to be outstanding at any one time. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Fund, or abruptly discontinue the services they provide to the Fund for any reason, the Fund’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s Digital Assets or as the Fund’s prime broker under the same terms as the current Custodian Agreement or Prime Broker Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Fund and liquidate the Fund’s Digital Assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement or Prime Broker Agreement that is less favorable for the Fund or Sponsor, the value of the Shares could be adversely affected. If the Fund is unable to find a replacement prime broker, its operations could be adversely affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian, Prime Broker and Digital Asset Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s ether and/or bitcoin for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Sponsor insure the Fund’s Digital Assets. The Digital Asset Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Digital Asset Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Digital Asset Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Digital Assets custodied by the Digital Asset Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Digital Assets with the Digital Asset Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss. In addition, the Digital Assets insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Fund. While the Digital Asset Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Digital Asset Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets.

Furthermore, under the Custodian Agreement, the Digital Asset Custodian’s liability is limited to the greater of (i) the aggregate amount of fees paid by the Fund to the Digital Asset Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability or (ii) the value of the supported digital assets on deposit in the Fund’s custodial account(s) giving rise to such liability at the time of the event giving rise to such liability; provided, that in no event shall Digital Asset Custodian aggregate liability in respect of each cold storage address exceed $100,000,000.  In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement (the Custodian Agreement is part of the Prime Broker Agreement) will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Digital Asset Custodian’s fraud or willful misconduct.  With regard to any incidental, indirect, special, punitive, consequential or similar losses, the Digital Asset Custodian is not liable, even if the Digital Asset Custodian has been advised of or knew or should have known of the possibility thereof. The Digital Asset Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Digital Asset Custodian. In the event of potential losses incurred by the Fund as a result of the Digital Asset Custodian losing control of the Fund’s Digital Assets or failing to properly execute instructions on behalf of the Fund, the Digital Asset Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Digital Asset Custodian directly caused such losses. Furthermore, the insurance maintained by the Digital Asset Custodian may be insufficient to cover its liabilities to the Fund.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability;  In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct.  With regard to any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Fund and the Prime Broker and its affiliates (including the Digital Asset Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Digital Asset Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Digital Asset Custodian or Prime Broker in the virtual currency industry, there is a risk that customers’ assets – including the Fund’s assets – may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Digital Asset Custodian (in the case of the Vault Balance), and customers – including the Fund – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Prime Broker Agreement contains an agreement by the parties to treat the Digital Assets credited to the Fund’s Trade Balance and Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”). In addition, the Custodian Agreement states that the Digital Asset Custodian will serve as fiduciary and custodian on the Fund’s behalf. The Digital Asset Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Digital Asset Custodian became subject to insolvency proceedings and a court were to rule that the custodied Digital Assets were part of the Digital Asset Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Digital Asset Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Digital Asset Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Digital Asset Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Fund’s Digital Assets and cash is held in omnibus accounts by the Prime Broker (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund”), could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Fund’s assets held in the Trading Balance. The Prime Broker is not required to hold any of the Digital Assets or cash in the Fund’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Digital Assets (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Fund’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Fund could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Fund and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares. There are no policies that would limit the amount of Digital Assets that can be held temporarily in the Trading Balance maintained by the Prime Broker.

Under the Declaration of Trust, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of Digital Assets by the Digital Asset Custodian or Prime Broker, absent gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of Digital Assets by the Digital Asset Custodian or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of Digital Assets or the provision of instructions relating to the movement of Digital Assets, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Digital Asset Custodian and Prime Broker. The Prime Broker Agreement provides that none of the Coinbase Entities have recourse, whether by set-off or otherwise, with respect to any amounts owed or liabilities incurred by the Fund, to or against any assets of the Sponsor or any affiliate of such Sponsor. Consequently, a loss may be suffered with respect to the Fund’s Digital Assets that is not covered by the Digital Asset Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Fund may face delays in buying or selling Digital Assets that may adversely impact Shareholders; if the Fund does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of Digital Assets (e.g., sales of Digital Assets to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and purchases and sales in connection with cash creations and redemptions and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index), the Fund may borrow Digital Assets or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. The Trade Credit Lender is only required to extend Trade Credits to the Fund to the extent such Digital Assets or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of Digital Assets related to cash creations and redemptions or the selling of Digital Assets related to paying the Sponsor’s Fee and, to the extent applicable, (2) Fund assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the CF Reference Rates’ prices used to determine the Fund’s NAV. To the extent that the execution price for purchases and sales of Digital Assets related to creations and redemptions and sales of Digital Assets in connection with paying the Sponsor’s Fee and any other Fund expenses deviate significantly from the CF Reference Rates’ prices used to determine the NAV of the Fund, the Shareholders may be negatively impacted because the added costs of such price deviations, which would be borne by the Authorized Participants, may be passed onto the Shareholders in the secondary market. The magnitude of this risk factor relating to the unavailability or exhaustion of the Trade Credits is heightened as a result of the fact that the Fund will effectuate creations and redemptions exclusively for cash rather than in-kind. The Fund generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Fund has granted a security interest, lien on, and right of set off against all of the Fund’s right, title and interest, in the Fund’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodian Agreement, in order to secure the repayment by the Fund of the Trade Credits and financing fees to the Trade Credit Lender. Upon a failure by the Fund to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Fund in the form of Trade Credits, the Digital Asset Custodian and the Prime Broker have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Fund’s Vault Balance and Trading Balance respectively without further consent by the Fund. If the Fund fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Fund’s assets and liquidate them to repay the Trade Credit debt owed by the Fund to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Fund’s ability to create or redeem Creation Units, or could cause losses to the Fund.

The Prime Broker facilitates the buying and selling or settlement of Digital Assets by the Fund in connection with cash creations and redemptions between the Fund and the Authorized Participants, and the sale of Digital Assets, including to pay the Sponsor’s Fee and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, any other Fund expenses, to the extent applicable, in connection with redemption transactions, and in extraordinary circumstances, to effect the liquidation of the Fund’s Digital Assets. The Prime Broker relies on bank accounts to provide its trading platform services, including temporarily holding any cash related to a customer’s purchase or sale of Digital Assets. In particular, the Prime Broker has disclosed that customer cash held by the Prime Broker, including the cash associated with the Fund’s Trading Balance, is held (i) in one or more omnibus accounts in the Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and money market funds operating in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service) (“Money Market Funds”), in accordance with state money transmitter laws and (iii) in the Prime Broker’s omnibus accounts at Connected Trading Venues. The Prime Broker represents that it will title the FBO accounts it maintains with U.S. depository institutions and maintain records of the Fund’s interest in a manner designed to enable receipt of FDIC deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a pass-through basis. The Prime Broker, however, does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. The Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for pass-through deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to the Prime Broker any Digital Assets held by the Prime Broker on Fund’s behalf.  The Sponsor has not independently verified the Prime Broker’s representations. To the extent that the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Prime Broker’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Prime Broker holds customer cash, including the cash associated with the Fund’s Trading Balance (which is used by the Prime Broker to move cash flows associated with the Fund’s orders to sell Digital Assets, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Fund’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Fund’s or the Sponsor’s control, could impair the Fund’s ability to access the Fund’s cash held with the Prime Broker in the Fund’s Trading Balance or associated with the Fund’s orders to sell Digital Assets, including in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses and/or redemption transactions. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Fund could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash, in the Fund’s Trading Balance associated with the Fund’s orders to sell Digital Assets in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Fund expenses, could result in losses to the Fund, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections. Although the Prime Broker has made certain representations to the Sponsor regarding the Prime Broker’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Broker maintains cash on behalf of its customers (including the Fund), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Fund may maintain cash balances with the Prime Broker that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Broker at money market funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Fund could suffer losses.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Fund.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold Digital Assets with such Connected Trading Venues in order to effect customer orders, including the Fund’s orders. Cash may also be held in the Prime Broker’s omnibus account at the Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Fund. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s Digital Assets or cash that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Fund or perform its obligations under the Prime Broker Agreement, and the Fund could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer Digital Assets or cash, including Digital Assets or cash associated with the Fund, could result in losses to the Fund, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

The Fund may be terminated and liquidated at a time that is disadvantageous to Shareholders.

The Sponsor may terminate and liquidate the Fund or Trust for any reason in its sole discretion. See “Termination Events.”

If the Sponsor determines that it is appropriate to terminate and liquidate the Fund, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of Digital Assets at such time is lower than the CF Reference Rates were at the time when Shareholders purchased their Shares. In such a case, when the Fund’s Digital Assets are sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Declaration of Trust includes provisions that limit Shareholders’ voting rights and the ability to participate in shareholder derivative actions.

Under the Declaration of Trust, Shareholders generally have no voting rights and the Fund will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Declaration of Trust to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action.  This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Declaration of trust limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Declaration of Trust may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Declaration of Trust provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Declaration of Trust also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If a Shareholder opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable federal laws. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Declaration of Trust. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Fund, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Fund.  The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator determines the net asset value of the Fund as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Administrator’s determination is made utilizing data from the operations of the Fund and the CF Reference Rates, calculated at 4:00 p.m. ET, on such day. If the Sponsor determines in good faith that the CF Reference Rates do not reflect accurate Digital Asset prices, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Administrator may calculate the CF Reference Rates in a manner that ultimately inaccurately reflects the price of Digital Assets. To the extent that the net asset value of the Fund, the CF Reference Rates, or the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor nor the Administrator may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Declaration of Trust and the Sponsor Agreement do not prohibit the Sponsor from changing the CF Reference Rates or other valuation method used to calculate the net asset value of the Fund. Any such change in the CF Reference Rates or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

To the extent the methodology used to calculate the CF Reference Rates is deemed not to be consistent with GAAP, the Fund’s periodic financial statements may not utilize the Fund’s net asset value. The Fund’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the principal market for Digital Assets as of the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements. To the extent that such valuation sources and policies used to prepare the Fund’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Fund. Moreover, the terms of the Declaration of Trust and the Sponsor Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Fund’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Fund.

Extraordinary expenses resulting from unanticipated events may become payable by the Fund, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Fund, with the exception of those described in “Business of the Fund—Fund Expenses”. Expenses incurred by the Fund but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin or Ethereum blockchain, any Incidental Rights and any IR Virtual Currency); or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Fund. The Sponsor will cause the Fund to either (i) sell Digital Assets held by the Fund or (ii) deliver Digital Assets in‑kind to the Sponsor to pay Fund expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Fund may be required to sell or otherwise dispose of Digital Assets, at a time when the trading prices are depressed. The sale or other disposition of assets of the Fund in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

•
The Sponsor, using a “passive” or indexing investment approach, seeks to seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. This means that the Sponsor does not speculatively sell Digital Assets at times when its price is high, or speculatively acquire Digital Assets at low prices in the expectation of future price increases. Consequently, if the Fund incurs expenses in U.S. dollars, the Fund’s Digital Assets may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

•
Because the Fund does not generate any income, every time that the Fund pays expenses, it will deliver Digital Assets to the Sponsor or sell Digital Assets. Any sales of the Fund’s Digital Assets in connection with the payment of expenses will decrease the amount of the Fund’s assets represented by each Share each time its Digital Assets are sold or transferred to the Sponsor.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Sponsor, the Trustee, the Administrator, the Digital Asset Custodian or the Cash Custodian pursuant to its contractual arrangements.

Under the Declaration of Trust and the applicable agreements with various Fund service providers, each of the Sponsor, the Trustee, the Administrator and the Custodians has a right to be indemnified by the Fund for certain liabilities or expenses that it incurs without, depending on the applicable arrangement, negligence or gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, the Administrator, or the Custodians may require that the assets of the Fund be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Fund’s Digital Assets holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding Digital Assets, or, receiving, on a temporary basis pending a determination by the Sponsor as to whether the Fund has received a non-bitcoin and non-ether crypto asset, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of Digital Assets, or in connection with the receipt (on a temporary basis) of Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Fund through the sale or transfer of its Digital Assets, or disposition of Incidental Rights or IR Virtual Currency including in connection with disclaiming or irrevocably abandoning non-bitcoin and non-ether crypto assets as determined by the Sponsor. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its Digital Assets. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

Risk Factors Related to the Regulation of the Fund and the Shares

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of Digital Assets or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of Digital Assets, validator activity, digital wallets, the provision of services related to trading and custodying Digital Assets, the operation of the Bitcoin and Ethereum networks, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including Digital Assets, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or Digital Assets in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Digital Assets and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and Digital Assets held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the U.S. Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling Digital Assets and therefore may adversely affect the price of Digital Assets and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin and Ethereum network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether Digital Assets that have been associated with such addresses in the past can be easily sold. This “tainted” Digital Assets may trade at a substantial discount to untainted Digital Assets. Reduced fungibility in the Digital Assets markets may reduce the liquidity of Digital Assets and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of Digital Assets and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin and Ethereum networks were to adopt any of these privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Ethereum network. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Ethereum network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions - such as many virtual currency exchanges, or the Fund’s service providers, such as the Prime Broker or Cash Custodian - to reduce support for or cease offering services for ether or to the Fund, which could impair the utility of ether, the value of the Shares and the Fund’s ability to operate in compliance with new laws and regulations.

A determination that bitcoin,  ether or any other digital asset is a “security” may adversely affect the value of bitcoin or ether and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider bitcoin or ether to be securities, at least currently, and the staff has reportedly provided informal assurances to a handful of promoters that their digital assets are not securities. However, a recent federal court decision ruled that the SEC has not to date issued a definitive statement of its position on whether ether is a security for purposes of federal law. HODL Law, PLLC v. Securities and Exchange Commission, Case No. 22-cv-1832-L-JLB, 2023 WL 4852322 (Jul. 28, 2023), at *6. On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. The CFTC has for years considered ether to be a commodity subject to its regulatory jurisdiction, and ether futures have been listed for years on CFTC-regulated exchanges while cleared ether swaps have been listed for trading on CFTC-regulated swap execution facilities not registered with the SEC without being deemed “mixed swaps” subject to joint CFTC and SEC jurisdiction to the Sponsor’s knowledge.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether bitcoin or ether are securities for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of Digital Assets as securities (or not). Finally, the Sponsor discusses the security status of Digital Assets with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that Digital Assets are not securities in light of the uncertainties inherent in the Howey and Reves tests. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that Digital Assets may in the future be found by the SEC or a federal court to be securities notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may terminate and liquidate the Fund if the Sponsor determines Digital Assets are securities under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, and because the SEC has not taken a definitive position, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s Digital Assets are not securities, the Sponsor does not intend to dissolve the Fund on the basis that Digital Assets could at some future point be determined to be securities.

Any enforcement action by the SEC or a state securities regulator asserting that Digital Assets  are securities, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of Digital Assets, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. The New York Attorney General alleged in a lawsuit filed in March 2023 that ether was a security under New York and federal securities law and that a cryptocurrency exchange that deals in ether, unlawfully failed to register as a securities dealer under New York state law. However, the New York Attorney General alleged in the alternative in the same case that ether was a commodity under both New York state and federal law.

For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC’s action against XRP’s issuer underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if Digital Assets are determined to be securities, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that Digital Assets are securities, it is likely that the value of the Shares of the Fund would decline significantly, and that the Fund itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or crypto asset platforms, which could adversely impact the value of Digital Assets and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the digital asset platform market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin and Ethereum networks), the digital asset markets (including the Digital Assets markets), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with validating, it would have a material adverse effect on digital asset networks (including the Bitcoin and Ethereum networks), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA passed the European Parliament in 2023 and will apply from 2024.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of Digital Assets. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Fund, bitcoin or ether is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. In 2022, the High Court dismissed the claims, finding that the entity had not established a serious issue to be tried. However, in February 2023, the Court of Appeals unanimously overruled the High Court’s decision, holding that there was a serious issue to be tried. If a court decides to grant the relief requested, it is possible that wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result. Alternatively, bitcoin could face obstacles to use or in the United Kingdom, which could reduce adoption. Courts in other jurisdictions could take similar positions. These or other possible outcomes could lead to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.

If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin network and the value of the Shares.

Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such a proof-of-stake blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities. Any such developments could lower the demand for bitcoin and have a material and adverse effect on the price of bitcoin.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2024, approximately 671 million tera hashes were performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the Bitcoin network. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.

In addition, because of the high energy usage required for bitcoin mining, bitcoin may be subject to regulation stemming from energy usage and/or climate concerns. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede bitcoin mining and/or bitcoin use more broadly. For example, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts. New York State recently failed to pass a bill that would place a moratorium on mining operations for proof-of-work blockchains such as bitcoin. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

If regulators subject the Fund or the Sponsor to regulation as a money services business or money transmitter, this could result in extraordinary expenses to the Fund or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of the Fund or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Fund or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Fund or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Fund or the Sponsor to incur extraordinary expenses. If the Fund or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Sponsor may decide to discontinue and wind up the Fund. A dissolution of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Additionally, to the extent the Fund or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or the Sponsor, and have a material adverse effect on the price of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin and Ethereum blockchains, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin and Ethereum networks, respectively, may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset mixing application consisting of a website, user interface and smart contracts designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that the Bitcoin and Ethereum networks are global and anyone can program DApps or smart contracts that will operate and record transactions on the Bitcoin and Ethereum Blockchain, and the fact that their creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so.

The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, or a digital asset, or prominent DApp or smart contract were associated with bad actors or illicit activity, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Fund, the Sponsor or another Fund service provider were to transact with a sanctioned entity, the Fund, the Sponsor or service provider would be at risk of potential criminal or civil lawsuits or liability.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin and ether. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks materialize, the Fund, the Sponsor or other key service providers and/or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

In accordance with applicable regulation, affiliates of the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and or a thorough KYC process, such as the Authorized Participants, the Prime Broker and Digital Asset Custodian. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor has in place processes and controls designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Broker and Digital Asset Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants and trade with Digital Assets counterparties who have each represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Fund will not hold any Digital Assets except those that have been purchased on behalf of the Fund via the Prime Broker or other executing agent/broker in connection with creations and redemptions. Moreover, the Prime Broker has represented to the Fund that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating Digital Assets deposits to, and withdrawals from, the Fund’s Trading Balance, as required by law.

The Prime Broker and Digital Asset Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party. The Prime Broker performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Broker’s blockchain analytics screening program, any bitcoin or ether that is delivered to the Fund’s account will undergo screening designed to assess whether the origins of that digital asset are illicit.

The Prime Broker conducts screening on transactions by an Authorized Participant to determine whether transactions are in violation of certain applicable sanctions laws. The Prime Broker and its affiliates, including the Digital Asset Custodian, will (a) block or reject the deposit into the Fund’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Fund of its actions, so long as permitted by applicable law. However, there is no guarantee that such procedures will always be effective or that the Prime Broker and its affiliates will always perform their obligations. Such screening may also result in a transaction identified by such screening being blocked or frozen by the Prime Broker, and thus made unavailable to the Fund. Moreover, the Custodian Agreement requires the Fund to withdraw and deposit assets to public blockchain addresses and accounts for which the Fund has conducted the necessary “know your customer” and anti-money laundering due diligence. Although the Fund arranges for such diligence to be performed, including by the Fund’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. If the Authorized Participants have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor or other Fund service providers or their respective affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Digital Asset Custodian, under the Prime Broker Agreement and Custodian Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Fund’s ability to operate

Regulatory changes or interpretations could obligate the Fund or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Fund.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which Digital Assets are treated. In particular, Digital Assets may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor and the Fund cannot be certain as to how future regulatory developments will impact the treatment of Digital Assets under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Fund. If the Sponsor decides to terminate the Fund in response to the changed regulatory circumstances, the Fund may be terminated or liquidated at a time that is disadvantageous to Shareholders.

To the extent that Digital Assets are deemed to fall within the definition of a “commodity interest” under the CEA, the Fund and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Fund, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Fund. Any such termination could result in the liquidation of the Fund’s Digital Assets at a time that is disadvantageous to Shareholders.

To the extent that Digital Assets are deemed to fall within the definition of a security under U.S. federal securities laws, the Fund, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Fund, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Fund. Any such termination could result in the liquidation of the Fund’s Digital Assets at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including Digital Assets, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including Digital Assets. The Sponsor is studying the impact that such amendments may have on the Fund and its arrangements with the Digital Asset Custodian and Prime Broker. It is possible that such amendments, if adopted, could prevent the Digital Asset Custodian and Prime Broker from serving as service providers to the Fund, or require potentially significant modifications to existing arrangements under the Custody Agreement and Prime Broker Agreement, which could cause the Fund to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Digital Asset Custodian and Prime Broker currently play, the Fund’s operations (including in relation to creations and redemptions of Creation Units and the holding of Digital Assets) could be negatively affected, the Fund could be terminated (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Fund could be affected.

Further, the proposed amendments could have a severe negative impact on the price of Digital Assets and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to Digital Assets, or causing certain holders of Digital Assets to sell their holdings.

U.S. Federal Income Tax Considerations

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust intends to cause the Fund to be classified as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Shareholders could incur a tax liability without an associated distribution of the Fund.

In the normal course of business, it is possible that the Fund could incur a taxable gain in connection with the sale of Digital Assets (such as sales of Digital Assets, including to obtain fiat currency with which to pay the Sponsor’s Fee or Fund expenses and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, as well as deemed sales of Digital Assets as a result of the Fund using Digital Assets to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the partnership status of the Fund even though there is not a corresponding distribution from the Fund.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Limitations on Deduction of Fund Expenses.

Certain Shareholders (generally, all Shareholders subject to tax other than widely held corporations) may be subject to limitations on the deduction of their shares of the Fund’s losses and deductions, including the at-risk rules, passive loss rules, rules restricting the deduction of investment interest, limitations on the deductions of capital losses and the rules governing the deduction of miscellaneous itemized deductions (which deductions presently are suspended).

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “- Other U.S. Federal Income Tax Matters.”

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to Shareholders, will contain information regarding the income items and expense items of the Fund. The Fund may not be able to provide final Schedules K-1 to Shareholders for any given fiscal year until significantly after April 15 of the following year. The Fund will provide Schedules K-1 as soon as practicable after receipt of all of the necessary information. Shareholders should be prepared to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local level.

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Declaration of Trust provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Fund will hold certain types of digital currency that are not within the scope of the Notice.

As noted above, with respect to any airdrop of any non-bitcoin and non-ether crypto asset, including Incidental Rights and/or IR Virtual Currency, or in the event of a fork where it has been determined, in the discretion of the Sponsor, that the crypto asset received by the Fund is not bitcoin or ether, or any similar event, the Sponsor will cause the Fund to irrevocably abandon such non-bitcoin and non-ether crypto asset and, in the event that the Fund seeks to change this position, an application would need to be filed with the SEC by Cboe BZX Exchange, the listing exchange, seeking approval to amend its listing rules.  For the avoidance of doubt, the only crypto asset to be held by the Fund will be Digital Assets; the Fund does not have the ability or intention to hold any other crypto asset, and specific regulatory approval would be required in order to do so.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of Digital Assets in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their own tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as Digital Assets, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of Digital Assets in digital asset platforms, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Fund to continue to be treated as a partnership for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York and New Jersey, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of Digital Assets may have negative consequences, including the imposition of a greater tax burden on investors in Digital Assets or the imposition of a greater cost on the acquisition and disposition of Digital Assets generally.

The treatment of digital currencies for tax purposes by non‑U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non‑U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of Digital Assets users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for Digital Assets in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non‑U.S. tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital currencies, including on the price of Digital Assets in digital asset platforms. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

A hard “fork” of the Bitcoin or Ethereum blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Bitcoin or Ethereum blockchain, the Fund could temporarily hold both the original Digital Assets and the alternative new Digital Assets. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Declaration of Trust provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute Digital Assets. The Fund shall treat whichever asset the Sponsor determines is not Digital Assets as Incidental Rights or IR Virtual Currency.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency.

The receipt, distribution and/or sale of the alternative Digital Assets may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Sponsor and its affiliates have no fiduciary duties to the Fund or its Shareholders, which may permit them to favor their own interests to the detriment of the Fund and its Shareholders.

The Sponsor will manage the affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

•
the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•
the Trust, on behalf of the Fund, has agreed to indemnify the officers, affiliates, directors, employees or agents of the Trustee and the shareholders, members, directors, officers, employees, affiliates and subsidiaries of the Sponsor pursuant to the Declaration of Trust;

•
the Sponsor is responsible for allocating its own limited resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•
the Sponsor and its staff also service affiliates of the Sponsor and their respective clients, and may also service other digital asset investment vehicles (including serving as the sponsor of other digital asset related exchange-traded products such as the Franklin Bitcoin ETF and the Franklin Ethereum ETF), and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Fund;

•	the Sponsor’s trading decisions for the Fund may be influenced by the effect they would have on the on the other funds and accounts it manages;

•	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

•
affiliates of the Sponsor may have substantial direct investments in Digital Assets, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Fund or its Shareholders, and any increases, decreases or other changes in such investments could affect the CF Reference Rates’ prices and, in turn, the value of the Shares;

•
The Sponsor’s and its affiliates’ positions on changes that should be adopted in various Digital Asset networks could be adverse to positions that would benefit the Fund or its shareholders. Additionally, before or after a hard fork on the network of a digital asset held by the Fund, the Sponsor’s and its affiliates’ positions regarding which fork among a group of incompatible forks of such network should be considered the “true” network could be adverse to positions that would most benefit the Fund;

•	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund, including vendors with respect to valuation of the Fund’s assets; and

•	the Sponsor may appoint an agent to act on behalf of the Shareholders, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Declaration of Trust.

Investment vehicles advised or managed by affiliates of the Sponsor may, from time to time, hold an interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Fund’s Prime Broker and operates one of the digital asset platforms included in the CF Reference Rates prices and is the parent of the Digital Asset Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, and may take positions in Coinbase Global, the publicly traded parent of Coinbase Inc. which operates the Coinbase platform and serves as the Fund’s Prime Broker. The Fund values its digital assets by reference to the CF Reference Rates prices. Coinbase is one of the digital asset platforms included in the CF Reference Rates. The Sponsor values its digital assets by reference to the CF Reference Rates’ prices.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Fund or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Broker. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of Digital Assets in order to increase the Sponsor’s fees. This could make the Fund’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Fund and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Digital Asset Custodian, Coinbase Custody Trust Company, LLC. The Digital Asset Custodian serves as a fiduciary and custodian on the Fund’s behalf, and is responsible for safeguarding digital assets held by the Fund, and holding the private keys that provide access to the Fund’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Digital Asset Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Digital Asset Custodian’s interests over the interests of the Fund or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Digital Asset Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Fund but that could harm the Digital Asset Custodian. This could make the Fund’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Fund and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund and a substitute sponsor is not appointed, the Fund will terminate and liquidate its Digital Assets.

Appointment of a substitute sponsor will not guarantee the Fund’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Fund will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Fund and the Fund may terminate.

Although the Digital Asset Custodian is a fiduciary with respect to the Fund’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Fund.

The Digital Asset Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Fund’s Digital Assets in trust on the Fund’s behalf. However, the Digital Asset Custodian may terminate the Custodian Agreement for cause at any time, and the Digital Asset Custodian can terminate the Custodian Agreement for any reason upon providing the applicable notice provided under the Custodian Agreement. If the Digital Asset Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may terminate the Fund in accordance with the terms of the Declaration of Trust.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Fund.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel was appointed to represent investors in connection with the formation of the Fund or the establishment of the terms of the Declaration of Trust and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Digital Asset Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Digital Asset Custodian. Claims under the Custodian Agreement may only be asserted by the Sponsor on behalf of the Fund.

Risk Factors Related to ERISA

It is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Fund were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Fund and (ii) the possibility that certain transactions in which the Fund might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Fund from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Fund could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Fund.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Fund and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Fund by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.
USE OF PROCEEDS

The Fund will issue Creation Units in exchange for cash. Proceeds received are used to purchase Digital Assets in accordance with the Fund’s investment objective. The Prime Broker or other executing broker/agent facilitates purchases and sales of Digital Assets on behalf of the Fund. Digital Assets deposits are held by the Digital Asset Custodian on behalf of the Fund until (1) sold to pay the Sponsor’s Fee and any other Fund expenses or liabilities not assumed by the Sponsor, (2) sold in connection with cash redemption transactions, or (3) sold in connection with rebalancing the Fund’s investments in accordance with a rebalancing or reconstitution of the Underlying Index. See the “Business of the Fund—Fund Expenses” and “Creations and Redemptions” sections herein.

OVERVIEW OF THE ETHEREUM INDUSTRY

Introduction

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, which is a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Ethereum network allows people to exchange tokens of value, called Ether or ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on platforms that enable trading in ether or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts-that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “-Limits on ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset platforms or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether are created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions. The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network. For further details, see “-Creation of New Ether.”

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the peer-to-peer Ethereum network. Following the switch to proof-of-stake consensus, discussed below, an Ethereum Client consists of two software programs, an execution-layer client (“Execution Client”) and a consensus-layer client (“Consensus Client”). Becoming a validator requires downloading additional software in addition to the Execution Client and Consensus Client.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with Bitcoin, with the goal of creating a peer-to-peer, open-source network enabling users to create so-called decentralized applications powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Since then, various groups, including the Ethereum Foundation as well as third parties, have developed several forms of interoperable, but distinct, forms of Ethereum Client software (for example, prominent forms of Execution Client software implementations include, as of the date of this registration statement, Besu, Erigon, Geth, Nethermind, and Reth, among others, and well-known Consensus Client software implementations include, as of the date of this registration statement, Lighthouse, Lodestar, Nimbus, Prysm, and Teku, among others, although these could change at any time and this is not a comprehensive list) which together make up the Ethereum network. Decentralized applications and smart contracts run on top of the Ethereum network. Decentralized applications may be controlled by a single user or small group. See “Risk Factors-Risk Factors Related to Digital Assets-Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.”

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account that is used to pay transaction fees to the protocol itself and to validators. Unlike other digital assets, such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. For additional information on the initial distribution, see “-Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Smart contracts and DApps can execute their code on the execution layer of the Layer 1 (as defined below) Ethereum network, through Execution Clients located on the Layer 1 Ethereum network. Alternatively, one proposed path to enabling the Ethereum network to scale - i.e., removing some computational load and thus network congestion from the Layer 1 Ethereum network - is to facilitate smart contracts and DApps executing their code on Layer 2s (as defined below) and rolling up (as defined below) their transactions back to the main Layer 1 Ethereum network through the Layer 1 network’s consensus mechanism.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of December 31, 2024, it is believed that a significant portion of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets. As of December 31, 2024, at least 4,215 other digital assets, as tracked by coinmarketcap.com, are built on the Ethereum protocol, which is currently the second largest digital asset by market capitalization because of the length of time ether has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using ether in transactions.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2023, between $20 billion and $30 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether tokens to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.

On June 17, 2016, an anonymous hacker exploited The DAO smart contract code to syphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision over whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the Ethereum blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as Ethereum Classic, and its native token as ether classic (ETC), preserving the untampered transaction history (including The DAO theft). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of Ethereum Network Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to Ethereum network’s state once block containing the transaction is broadcast to all other nodes across the Ethereum network and consensus is reached. Once a block is sufficiently confirmed by successive blocks, the change is considered final. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). Each 32 ether that is staked results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). There are two types of validators, those who propose blocks (“proposers”) and those who participate in a committee which approves the block (“attesters”). Staking more ether (in chunks of 32 ether) can increase the numerical chances that a given validator will be randomly selected. When a validator is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If - once created - the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee is paid for the Ethereum network’s computational power associated with executing the code, and up to the amount of the base fee). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Blockchain, both the proposing validator and the attesting validators receive newly minted ether from the Ethereum network. If the proposing validator’s block is determined to be faulty or to break protocol rules by the approving validator committee, the proposer is penalized by having their staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed”, meaning forcibly ejected by other validators, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly ether transactions in that they do not involve the transfer of transaction data on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of ether ownership is not protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, ether supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent to another miner if they were also able to find a solution, but their block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0.” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022 and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 12 seconds, approximately, a new block is added to the Ethereum blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.

Staking

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in any action whereby any portion of the Fund’s ether is staked.  Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022 the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. As of December 31, 2024, approximately 2,663 ether were issued in the previous day. The issuance rate varies based on factors such as recent use of the network and other factors. As of December 31, 2024, approximately 635 ether were burned in the previous day. The burn rate varies by day, time of measurement and other factors. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate that varies with network usage. See “-Modifications to the Ethereum Protocol.” On occasion, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and could turn the ether supply deflationary over the long term. However, there can be no assurance that the overall ether supply would be deflationary as a result of the burn mechanism at any given time or in the long term, and the overall ether supply has often proven inflationary (with new issuance of ETH exceeding burning) notwithstanding the burn mechanism and could continue to be so in the future at any given time or permanently.

As of December 31, 2024, approximately 120 million ether were outstanding.

Modifications to the Ethereum Protocol

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forksˮ because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users - such as DApp and smart contract developers, as well as end users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network - must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors-Risk Factors Related to Digital Assets-A temporary or permanent “fork” could adversely affect the value of the Shares.”

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial of service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Layer 1 Ethereum network by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps, whether or not decentralized in fact outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee is as a result of EIP 1559 removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of or demand for ether or its price.  In 2023, Ethereum underwent the Capella and Shanghai hard forks (collectively, “Shapella”), which enabled withdrawals of staked assets to the Layer 1 Ethereum network’s blockchain for the first time (they had previously been locked on the Beacon Chain following the Merge). The next Ethereum hard fork is expected to be the Prague and Electra (collectively, “Pectra”), hard forks, which may or may not be completed in 2024 (or ever).

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (18 days), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. For more information, see “Risk Factors-Risk Factors Related to Digital Assets-A temporary or permanent “fork” could adversely affect the value of the Shares.”

The Fund’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forms of Attack Against the Ethereum network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than the relevant threshold of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. Although referred to generically as “51% attacks”, in the post-Merge Ethereum network, there are different thresholds that could lead to different types of attack on the consensus process. For more information, see “Risk Factors--If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Fund to operate.” As of the date of this prospectus, the top three largest staking pools controlled nearly 50% of the ether staked on the Ethereum network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of Ethereum. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “Risk Factors” section of this prospectus.

OVERVIEW OF THE BITCOIN INDUSTRY

Introduction

Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by its user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin exchanges that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system.

The Bitcoin network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin network protocol through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin exchanges or in private end-user-to-end-user transactions.

New bitcoin are created and rewarded to the miners of a block in the Bitcoin blockchain for verifying transactions. The Bitcoin blockchain is a shared database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Bitcoin blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

History of Bitcoin

The Bitcoin network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoins were created in 2009 after Nakamoto released the Bitcoin network source code (the software and protocol that created and launched the Bitcoin network). The Bitcoin network has been under active development since that time by a loose group of software developers who have come to be known as core developers.

Overview of Bitcoin Network Operations

In order to own, transfer or use bitcoin directly on the Bitcoin network (as opposed to through an intermediary, such as an exchange), a person generally must have internet access to connect to the Bitcoin network. Bitcoin transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin network mining process, which adds “blocks” of data, including recent transaction information, to the Bitcoin blockchain.

Overview of Bitcoin Transfers

Prior to engaging in bitcoin transactions directly on the Bitcoin network, a user generally must first install on its computer or mobile device a Bitcoin network software program that will allow the user to generate a private and public key pair associated with a bitcoin address commonly referred to as a “wallet.” The Bitcoin network software program and the bitcoin address also enable the user to connect to the Bitcoin network and transfer bitcoin to, and receive bitcoin from, other users.

Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive bitcoin, the bitcoin recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the bitcoin. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the bitcoin contained in the associated address. Likewise, bitcoin is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending bitcoin, a user’s Bitcoin network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin network software program to the Bitcoin network to allow transaction confirmation.

Some bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Bitcoin blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoin or the reallocation of ownership of certain bitcoin in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets exchange. In contrast to on-blockchain transactions, which are publicly recorded on the Bitcoin blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin network or recorded in, and validated through, the blockchain mechanism.

Summary of a Bitcoin Transaction

In a bitcoin transaction directly on the Bitcoin network between two parties (as opposed to through an intermediary, such as an exchange or a custodian), the following circumstances must initially be in place: (i) the party seeking to send bitcoin must have a Bitcoin network public key, and the Bitcoin network must recognize that public key as having sufficient bitcoin for the transaction; (ii) the receiving party must have a Bitcoin network public key; and (iii) the spending party must have internet access with which to send its spending transaction.

The receiving party must provide the spending party with its public key and allow the Bitcoin blockchain to record the sending of bitcoin to that public key. After the provision of a recipient’s Bitcoin network public key, the spending party must enter the address into its Bitcoin network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed upon conversion of the value of fiat currency to bitcoin. Since every computation on the Bitcoin network requires the payment of bitcoin, including verification and memorialization of bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of bitcoin.

After the entry of the Bitcoin network address, the number of bitcoin to be sent and the transaction fees, if any, to be paid, will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin network software program, which is transmitted onto the decentralized Bitcoin network, resulting in the distribution of the information among the software programs of users across the Bitcoin network for eventual inclusion in the Bitcoin blockchain.

As discussed in greater detail below in “—Creation of a New Bitcoin,” Bitcoin network miners record transactions when they solve for and add blocks of information to the Bitcoin blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Bitcoin blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Bitcoin blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Bitcoin blockchain, the Bitcoin network software program of both the spending party and the receiving party will show confirmation of the transaction on the Bitcoin blockchain and reflect an adjustment to the bitcoin balance in each party’s Bitcoin network public key, completing the bitcoin transaction. Once a transaction is confirmed on the Bitcoin blockchain, it is irreversible.

Creation of a New Bitcoin

New bitcoins are created through the mining process as discussed below.

The Bitcoin network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Bitcoin blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 6.25 bitcoin. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which bitcoin is “mined” results in new blocks being added to the Bitcoin blockchain and new bitcoin tokens being issued to the miners. Computers on the Bitcoin network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin blockchain and thereby confirm bitcoin transactions included in that block’s data.

To begin mining, a user can download and run Bitcoin network mining software, which turns the user’s computer into a “node” on the Bitcoin network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can be solved and added to the Bitcoin blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes. A miner’s proposed block is added to the Bitcoin blockchain once a majority of the nodes on the Bitcoin network confirms the miner’s work. Miners that are successful in adding a block to the Bitcoin blockchain are automatically awarded bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoin enter into circulation to the public.

The Bitcoin network is designed in such a way that the reward for adding new blocks to the Bitcoin blockchain decreases over time. Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Limits on Bitcoin Supply

Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every 4 years. Currently, the fixed reward for solving a new block is 3.125 bitcoin. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. For further information, see “Risk Factors—Risk Factors Related to Digital Assets—A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.” As of December 31, 2024, approximately 19 million bitcoins were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project with no official developer or group of developers that controls the Bitcoin network. However, the Bitcoin network’s development is overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. The release of updates to the Bitcoin network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to the bitcoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets— A temporary or permanent “fork” could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. There have been several forks in the Bitcoin network, including but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

Core development of the Bitcoin network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Fund’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin blockchain or the Bitcoin network.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to prevent new transactions from confirmation, and reverse new transactions that are completed while they are in control of the network, effectively enabling them to double-spend their bitcoins.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

OVERVIEW OF THE DIGITAL ASSET INDUSTRY

Digital Asset Futures and Spot Digital Asset Markets

Digital Assets spot markets typically permit investors to open accounts with the market and then purchase and sell Digital Assets via websites or through mobile applications. Prices for trades on Digital Asset spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an ether or bitcoin market and trading ether or bitcoin is different from, and should not be confused with, the process of users sending Digital Assets from one ether or bitcoin address to another ether or bitcoin address on the respective digital asset’s blockchain. This latter process is an activity that occurs on the respective digital asset’s network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of Digital Assets in its internal books and records, rather than on the respective digital asset’s blockchain. The spot market ordinarily does not transfer Digital Assets to the investor on the respective digital asset’s blockchain unless the investor makes a request to the exchange to withdraw the Digital Assets in their exchange account to an off-exchange bitcoin or ether wallet.

Outside of the spot markets, Digital Assets can be traded in the over the counter (“OTC”) market. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Digital Assets, investment managers, proprietary trading firms, high-net-worth individuals that trade Digital Assets on a proprietary basis, entities with sizeable Digital Assets holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Digital Assets. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of Digital Assets could initiate the transaction by sending the Digital Assets to the buyer’s bitcoin and/or ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Digital Asset spot markets.

Futures contracts are financial contracts the value of which depends on, or is derived from, the underlying reference asset. In the case of Digital Asset futures, the underlying reference asset is ether or bitcoin. Digital Asset futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. In addition, because the CFTC has determined that a Digital Asset is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Digital Assets. The CFTC has pursued enforcement actions relating to fraud and manipulation involving Digital Assets and Digital Asset markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Digital Assets that do not use collateral, leverage, or financing.

In addition, Digital Asset futures and options trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of Digital Asset derivatives has developed substantially. As of December 31, 2024, regulated ether futures represented approximately $1.4 billion per day on average in notional trading volume on Chicago Mercantile Exchange (“CME”) in Q4 2024. Ether futures on the CME traded around $1 billion per day in the one-year ended December 31, 2024 and represented around $1.24 billion in open interest per day. Bitcoin futures on the CME traded around $5.3 billion per day in the one year ended December 31, 2024 and represented around $10.3 billion in open interest per day (source: Bloomberg). Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

Futures contracts may be physically-settled or cash-settled. Digital Asset futures are generally traded on commodity exchanges registered with the CFTC. “Cash-settled” means that when the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. In a cash-settled futures contract on Digital Assets, the amount of cash to be paid is equal to the difference between the value of the Digital Asset underlying the futures contract at the close of the last trading day of the contract and the futures contract price specified in the agreement. The CME has specified that the value of Digital Assets underlying Digital Asset Futures traded on the CME will be determined by reference to a volume-weighted average of Digital Asset trading prices on multiple digital asset trading platforms. Futures contracts exhibit “futures basis,” which refers to the difference between the current market value of the underlying Digital Asset (the “spot” price) and the price of the cash-settled futures contracts.

Market Participants

Miners

Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Validators

In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. When a validator confirms a transaction, the validator receives fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software services, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer bitcoin transactions through the direct sending of bitcoin over the Bitcoin network, as well as users accessing bitcoin through digital asset exchanges. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum network, as well as users accessing ether through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin. In addition, end users of DApps and smart contracts built on the Layer 1 Ethereum network can access many types of goods and services and engage in a variety of transactions using the functionality of the relevant DApp or smart contract.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Bitstamp, Coinbase, Kraken and LMAX are some of the larger Digital Asset trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Digital Asset Custodian for the Fund, is a digital asset custodian that provides custodial accounts that store Digital Assets for users. If the Bitcoin or Ethereum network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.
Competition

More than 10,000 other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets.

As of July 3, 2024, at least 14,000 other digital assets, as tracked by CoinGecko.com, have been developed since the inception of ether, which is currently the second largest digital asset by market capitalization because of the length of time ether has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using ether in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contract platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Ethereum. For example, J.P. Morgan is developing a platform called Onyx, which is described as blockchain-based platform designed for use by the financial services industry.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for digital assets. Moreover, the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. The outcomes of these proceedings, as well as ongoing and future regulatory actions, have had a material adverse effect on the digital asset industry as a whole and on the price of Digital Assets, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Fund to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the Digital Asset futures markets. In addition, because the CFTC has determined that Digital Assets are a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Digital Assets. The CFTC has pursued enforcement actions relating to fraud and manipulation involving Digital Assets and Digital Assets markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Digital Assets that do not use collateral, leverage, or financing.

On February 8, 2021, the CME, a designated contract market (“DCM”) registered with the CFTC launched new contracts for ether futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self- regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other Digital Asset prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Ethereum network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in their jurisdictions or globally, or otherwise negatively affect the value of ether. The effect of any future regulatory change on the Fund or Digital Assets is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

BUSINESS OF THE FUND

The Sponsor, using a “passive” or indexing investment approach, seeks to seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. This means that the Sponsor does not speculatively sell Digital Assets at times when its price is high, or speculatively acquire Digital Assets at low prices in the expectation of future price increases.

Fund Objective

The Fund generally seeks to reflect the price of the Underlying Index. The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index.  The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. The Shares are intended to offer a convenient means of making an investment similar to an investment in the Digital Assets relative to acquiring, holding and trading such Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in Digital Assets by providing an investment with a value that reflects the price of the Digital Assets owned by the Fund at such time, less the Fund’s expenses. The Fund is not a proxy for a direct investment in the Digital Assets. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in the Digital Assets represented in the Underlying Index.

The Fund currently may not hold any digital asset other than bitcoin and ether. It is uncertain whether any digital assets other than bitcoin and ether may in the future be added to the Underlying Index. The Underlying Index is derived from the Index Rules, which are overseen by the Index Provider. In accordance with the Index Rules, the Underlying Index only includes digital assets that are determined by the Index Provider as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the Securities Act holding such digital asset to list and launch), among other requirements.

In the event that any digital asset other than bitcoin and ether is included as a constituent in the Underlying Index, the Sponsor will transition the Fund from full replication to a representative sampling methodology, holding only bitcoin and ether in the same proportions determined by the Underlying Index, until such time that the Fund and Cboe BZX Exchange receive the necessary regulatory approval to permit the Fund to hold such other digital asset. There can be no assurance as to whether or when such regulatory approval would be granted for the Fund to hold additional digital assets beyond bitcoin and ether. If a digital asset other than bitcoin and ether becomes eligible for inclusion in or is added to the Underlying Index, the Sponsor intends to seek the necessary regulatory approvals to enable the Fund to hold such other digital asset in anticipation of the digital asset being included in the Underlying Index. Specifically, in order to hold a digital asset other than bitcoin and ether, a rule filing under Rule 19b-4 of the Exchange Act would need to be filed with the SEC by Cboe BZX Exchange seeking approval to amend its listing rules to permit the Fund to hold such digital asset.  In the event that the Fund obtains regulatory approval to invest in a digital asset other than bitcoin or ether and such asset is included in the Underlying Index, Shareholders would be notified in a prospectus supplement, in the Fund’s periodic reports and on the Fund’s website.

The Fund is a passive investment vehicle and is not a leveraged product. The Sponsor, using a “passive” or indexing investment approach, seeks to seeks to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. This means that the Sponsor does not sell Digital Assets at times when its price is high or acquire Digital Assets at low prices in the expectation of future price increases. The Fund will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective. Except for transactions with the Trade Credit Lender, the Fund’s assets may not be loaned, pledged, hypothecated or re-hypothecated by any entity, including the Fund, Sponsor, Prime Broker or Digital Asset Custodian.

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund will, directly or indirectly, engage in action where any portion of the Fund’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares. The Fund will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.

The Underlying Index

The Underlying Index is designed to measure the performance of a portion of the overall digital asset market. The Underlying Index does not track the overall performance of all digital assets generally, nor the performance of any specific digital asset. It is a free float-adjusted market capitalization weighted index of liquid digital assets that are recognized as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States as determined by the Index Provider. The Underlying Index is calculated and published once a day at 4:00 p.m. ET, which includes the Digital Assets and their weightings, the intraday value of the Underlying Index (Bloomberg ticker: IDAXRTI), and the daily settlement value of the Underlying Index (ticker: CFIDAX), which is effectively the Underlying Index’s closing value.  The Digital Assets included in the Underlying

Index are weighted based on their free float market capitalization, as determined by the Index Provider.  As of February 5, 2025, the Digital Assets in the Underlying Index and their weightings were as follows:

Constituent	Weight
Bitcoin (BTC)	86.31%
Ether (ETH)	13.69%

Each individual Digital Asset price within the Underlying Index is based on the respective CF Benchmarks Reference Rate - New York Variant for that specific Digital Asset. As of February 5, 2025, the applicable Digital Asset reference rates are the CF Bitcoin Reference Rate and the CF Ether Reference Rate.

The Underlying Index is owned, administered and calculated by the Index Provider. The Underlying Index is derived from the Index Rules, which are overseen by the Index Provider.  Eligible constituent digital assets are screened, including for their liquidity, asset turnover and ability to be stored in custody by third parties that have regulatory approval to provide services for the safe keeping of digital assets on behalf of investors.  To be eligible for inclusion in the Underlying Index, the digital asset (1) must be listed on two or more eligible constituent exchanges as determined by the Index Provider and (2) must be supported by one or more eligible third-party custodians as determined by the Index Provider (as discussed further below). As of January 24, 2025, the eligible constituent exchanges, also referred to as Constituent Platforms above, are Coinbase, Bitstamp, Kraken, LMAX Digital, itBit, Bullish.com and Gemini with respect to bitcoin, and Coinbase, Bitstamp, Kraken, LMAX Digital, itBit and Gemini with respect to ether. As of January 24, 2025, the eligible third-party custodians are Bitgo, Coinbase Custody, Fidelity Digital Assets, Gemini Custody, and Kraken Custody. The eligible constituent exchanges and eligible third-party custodians may change from time to time. Digital assets that are pegged to the value of any asset, including but not limited to stablecoins, are not eligible for inclusion in the Underlying Index.  Only markets and trading pairs where a digital asset is listed as either the base asset or quote asset against the U.S. Dollar will be included in calculations for purposes of the liquidity screen.

Digital assets that are pegged to the value of any asset, including but not limited to stablecoins, are not eligible for inclusion in the Underlying Index. Only markets and trading pairs where a digital asset is listed as either the base asset or quote asset against the U.S. Dollar will be included in calculations for purposes of the liquidity screen. The Index Provider further reserves the right to exclude a digital asset based on one or more factors. The resultant digital assets are deemed to be the investible universe (“Investible Universe”) of digital assets that are eligible for inclusion in the Underlying Index. Digital assets within the 95th percentile of the free float-adjusted market capitalization of the Investible Universe that are determined by the Index Provider as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the Securities Act holding such digital asset to list and launch) and that meet certain minimum liquidity, turnover, and full market capitalization ratios as determined by the Index Provider pursuant to the Index Rules are generally included as constituents in the Underlying Index.

The process for the liquidity screening is conducted by the Index Provider on the 31st day following the 1st business day of June, September, December, and March. This day is known as the “Liquidity Determination Date.”

For each digital asset eligible for inclusion in the Underlying Index the daily traded volume on the markets against U.S. dollars on all Constituent Platforms is calculated for the 30 days preceding the Liquidity Determination Date. The median daily traded value for the previous 30 days is then calculated to determine the Median Daily Traded Value of each eligible digital asset. All eligible digital assets are then ranked by the Median Daily Traded Value.  The Median Daily Traded Value for each digital asset is then divided by the Median Daily Traded Value of the digital asset ranked first in the previous step. The resultant value is the Relative Liquidity Ratio of each digital asset. Only digital assets with a Relative Liquidity Ratio of 0.05% or higher shall be considered for inclusion in the Underlying Index.

An eligible digital asset must also meet a minimum asset turnover ratio of 2%. The process for the determination of the asset turnover ratio screening is conducted by the Index Provider on the 31st day following the 1st business day of March, June, September, and December of each year. This day is known as the “Asset Turnover Determination Date.” The total volume of a given digital asset traded on Constituent Platforms during the month of March, June, September, and December shall be divided by the prevailing total supply to determine a ratio for each asset (i.e., the asset turnover ratio). Only digital assets that meet a minimum asset turnover ratio of 2% shall be eligible for inclusion in the Underlying Index.

The free float supply of each digital asset is determined by the Index Provider in accordance with the Index Rules, with different calculations applying depending on whether the digital assets is determined to be “coin-centric” (such as bitcoin) or “account-centric” (such as ether).
In particular, for all digital assets under consideration for inclusion in the Underlying Index, the Index Provider determines free-float supply by first determining the digital asset’s Fungible Supply. Fungible Supply is defined as the total units of any digital asset that can move from one deposit address to another deposit address of the network to which it is native. There are a number of reasons that some specific units of a digital asset cannot be moved from one deposit address to another and hence why the total available supply can differ from the Fungible Supply.  These include but are not limited to: (i) by design for certain units – such as “genesis” units, (ii) user error that results in units that cannot be transferred between deposit addresses; (iii) consensus rule changes that result in incompatibility with prevailing node implementations; and (iv) digital assets that are delegated/staked/bonded and cannot be moved for a certain period.
Coin-centric digital assets are native to networks that generate certain data outputs (“UTXO Outputs”) each time a coin is “spent” (i.e., moved from one deposit address to another deposit address). It can be inferred from this data that digital assets that have not been spent for a prolonged period are likely not available for trading. Reasons why certain digital assets are not likely available for trading could include: (i) digital assets residing in wallets where the private keys have been lost/stolen/become inaccessible; or (ii) digital assets held for long term strategic investment.
Account-centric digital assets are native to networks that center the messaging of that network around the accounts that are native to that network as opposed to units of the digital asset. As the “spending” movements of specific digital assets is not the primary format of the ledger, applying the same test as that which the Index Provider applies to digital assets native to coin-centric networks would necessarily be difficult to replicate and validate. The Index Provider instead attempts to establish accounts that are likely to be long term holders, often founders or non-profit organizations closely tied to the founders of the network, as these digital assets are not likely to be available for trading and their inclusion would have a material impact on the free float calculation.
Where any single account contains more than a specific percentage of the Fungible Supply of an account-centric digital asset, the Index Provider applies a discount factor to that amount. This approach assumes that a portion of the digital asset in that account is being held for long term strategic reasons with the remainder being the Free-Float Supply. Furthermore, the Index Provider applies deposit and withdrawal threshold metrics to determine the nature of the accounts and whether the digital assets held by in the accounts should be considered as Free-Float Supply and thus exempt from discounting.

To mitigate against large swings in the Free-Float Supply and hence the weight of constituents within the Underlying Index caused by fluctuations in this value, the Index Provider applies a limit to the degree of change to Free Float Supply between each rebalance/reconstitution. This is known as the Monthly Change in Free Float Supply and is capped at 5%.

The Underlying Index is rebalanced and reconstituted quarterly on the first business day of March, June, September and December. The Fund will be reconstituted and rebalanced in accordance with the Underlying Index, though there may be small delays between when the Underlying Index is rebalanced and/or reconstituted and when the Fund is able to rebalance or reconstitute its holdings.  The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index.

Rebalancing and reconstitution costs may slightly reduce the Fund’s performance and its ability to track the Underlying Index (also known as tracking error), as such expenses will be borne by the Fund. However, these costs are expected to be limited to the standard fees for bitcoin and ether transactions and are not anticipated to impact the Fund’s ability to track the Underlying Index materially. The Sponsor aims to minimize the Fund’s tracking error relative to the Underlying Index by seeking to limit such transaction costs. The Fund seeks to conduct the purchases and sales of Digital Assets, including in connection with cash creation or redemption transactions, in a manner that tracks their weighting in the Underlying Index, such that the Fund’s portfolio will generally only need to be rebalanced or reconstituted in accordance with the rebalancing and/or reconstitution of the Underlying Index (i.e., the quarterly rebalancing process involves adjusting the quantities of bitcoin and ether held by the Fund to reflect any changes in the relative weights of bitcoin and ether in the Underlying Index). There is no guarantee that the Fund will achieve a high degree of correlation to the Underlying Index and therefore achieve its investment objective. Market disruptions and regulatory restrictions could have an adverse effect on the Fund’s ability to adjust its investments to correspond to the Underlying Index. In addition, the Fund’s NAV may deviate from the Underlying Index if the Fund fair values a Digital Asset at a price other than the price used by the Underlying Index for that Digital Asset. Tracking error may occur because of pricing differences, transaction costs, tax gains or losses, changes to the Underlying Index or the need to meet various new or existing regulatory requirements.

In executing trades corresponding with a rebalancing or reconstitution of the Underlying Index, the Sponsor will seek, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Broker to buy or sell Digital Assets to rebalance or reconstitute the Fund’s portfolio through a bidding process involving contact with multiple potential trading counterparties. When placing a rebalancing or reconstitution transaction, the Sponsor seeks to obtain "best execution"—the best combination of high-quality transaction execution services, taking into account the services and products to be provided by the Prime Broker or Digital Asset Trading Counterparty, and low relative commission rates with the view of maximizing value for the Fund and the Sponsor’s other clients. Each purchase or sale of Digital Assets for purposes of rebalancing or reconstituting the Fund’s portfolio to track the Underlying Index will be a taxable event for Shareholders.

During periods of significant market movement or volatility, the value of the Fund’s portfolio may diverge from the Underlying Index due to a lag or disruption in rebalancing or reconstituting the Fund’s portfolio. This divergence could result in the Fund’s performance not fully reflecting the changes in the Underlying Index, particularly if the prices of Digital Assets experience significant, rapid changes. Investors should be aware that short-term differences between the Fund’s portfolio and the Underlying Index may occur, potentially adversely impacting the value of the Shares.

Neither the Trust or the Fund, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust or Fund have control over the Index Rules or administration of the Underlying Index; changes to the Index Rules may result in adverse effects to the Fund and/or in the ability of the Sponsor to implement the Fund’s investment objective. For example, the inclusion of a Digital Asset other than bitcoin or ether in the Underlying Index could result in the Fund using a sampling strategy and could cause the Fund to experience challenges in achieving its investment objective.

An investment in Shares is:

Backed by Digital Assets held by the Digital Asset Custodian on behalf of the Fund.

The Shares are backed by the assets of the Fund. The Digital Asset Custodian will keep custody of all of the Fund’s Digital Assets, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Digital Asset Custodian will keep the private keys associated with the Fund’s Digital Assets in the Vault Balance. The hardware, software, systems, and procedures of the Digital Asset Custodian may not be available or cost-effective for many investors to access directly. A portion of the Fund’s Digital Asset holdings and cash holdings from time to time may temporarily be held with the Prime Broker, an affiliate of the Digital Asset Custodian, in the Trading Balance, in connection with creations and redemptions of Creation Units and the sale of Digital Assets to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Fund’s Digital Assets. These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s Digital Assets held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Digital Assets on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling Digital Assets directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Exchange listed.

Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on the Cboe BZX Exchange under the ticker symbol “EZPZ.”

Oversight of Index Provider, Underlying Index and CF Reference Rates.

The Sponsor believes that the use of the CF Reference Rates is reflective of a reasonable valuation of the spot price of ether and bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Reference Rates thereby seeks to ensure that transactions in ether and bitcoin conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

The CF Reference Rates and the Underlying Index are administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks and rates, including the CF Reference Rates and the Underlying Index:

•
CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

•
CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place in impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

•
CF Benchmarks Conflict of Interest Policy and CME CF Conflicts of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

•
CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

In addition, the Sponsor notes that to ensure their integrity, the Underlying Index and the CF Reference Rates are subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard, the latest of which was a Type 2, reasonable assurance, audit conducted by KPMG for the period ended September 12, 2024. The Underlying Index and CF Reference Rates were within scope of this audit, which is publicly available www.cfbenchmarks.com.

The integrity of the Underlying Index is ensured through a number of mechanisms. Firstly, to ensure the only input data of the highest integrity is utilized the Index Provider enforces the CME CF Constituent Exchange Criteria. These criteria define which digital asset trading platforms the Index Provider draws transaction data from to calculate the pricing of the constituent assets of the Underlying Index, to support the goal of minimizing the possibility of data that is a result of market manipulation being included in the calculation of the Underlying Index. Furthermore the Index

Provider enforces a Benchmark Surveillance Policy, actively surveilling its benchmarks for any potential manipulation.

Competition

The Fund and the Sponsor face competitive pressures with respect to the creation of similar exchange-traded Digital Asset products. There can be no assurance that the Fund will achieve market acceptance and scale.

Secondary Market Trading

While the Fund seeks to reflect generally the performance of the price of the Digital Assets before the payment of the Fund’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Fund’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major Digital Asset markets and Cboe BZX Exchange. While the Shares will trade on Cboe BZX Exchange until 4:00 p.m. ET, liquidity in the market for Digital Assets may be reduced, negatively affecting the trading volume; alternatively, developments in Digital Asset markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of Digital Asset trading platforms due to fraud, failures, security breaches or otherwise that occur outside of the Cboe BZX Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Cboe BZX Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, the Sponsor believes that the Creation Unit size of 50,000 shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Fund. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Fund is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Fund. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Fund does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Fund is not a commodity pool for purposes of the CEA. Consequently, the Trustee, Marketing Agent and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Fund. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of, all ether, bitcoin and cash less total liabilities of the Fund, each determined by the Sponsor pursuant to policies or desktop procedures established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the CF Reference Rates prices to value ether and bitcoin in determining the net asset value of the Fund may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Fund.  The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator will determine the net asset value of the Fund each Business Day. In determining the net asset value of the Fund, the Administrator values the Digital Assets held by the Fund based on the CF Reference Rates, unless the Sponsor in its sole discretion determines that the CF Reference Rates are unreliable. The CF Bitcoin Reference Rate and CF Ether Reference Rate shall constitute the primary Digital Asset pricing sources for the

Underlying Index, unless the one or more of the Reference Rates is not available or the Sponsor in its sole discretion determines one or more of the CF Reference Rates unreliable as a pricing source for the Fund and therefore determines not to use the CF Reference Rates to value the Digital Assets held by the Fund. If the CF Reference Rates are not available or the Sponsor determines, in its sole discretion, that the one or more of the CF Reference Rates are unreliable (together a “Fair Value Event”), the Fund’s holdings may be fair valued by the Sponsor. Additionally, the Administrator will monitor for unusual prices, and escalate to the Sponsor if detected. The Sponsor reserves the right to change, in its full discretion, either the reference rate used for calculating NAV or the reference rate provider. Notification of a material change to the CF Reference Rates, the Underlying Index or Index Provider will be made via a prospectus supplement and/or in the Fund’s periodic reports, will comport with applicable listing exchange notice requirements and will occur in advance of any such change. Shareholder approval is not required.

The Administrator calculates the NAV of the Fund once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Fund by the Administrator. Upon the completion of the end of day reviews by the Administrator the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Administrator and the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

The Sponsor will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event, an alternate index selected by the Sponsor, the Lukka Digital Asset Reference Rate – Bitcoin and the Lukka Digital Asset Reference Rate—Ethereum, (each a “Secondary Index”) may be utilized as a secondary pricing source for bitcoin and ether, respectively. Each Secondary Index is available pursuant to a license agreement with an affiliate of the Sponsor. If the Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable then the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

The Lukka Digital Asset Reference Rate – Ethereum and Lukka Digital Asset Reference Rate - Bitcoin provide a reference rate for the U.S. dollar price of ether (ETH/USD) and bitcoin (XBT/USD), respectively, calculated as of 4:00 p.m. ET. These Lukka Digital Asset Reference Rates aggregate executed transactions from several trading venues, during a calculation window between 3:00 p.m. and 4:00 p.m. ET and produce a U.S. Dollar price of ether and bitcoin, respectively, at 4:00 p.m. ET. Specifically, the Lukka Digital Asset Reference Rate - Ethereum is calculated based on eligible transactions from all of the eligible platforms, which, as of December 2024, are Bitfinex, Bitflyer, Bitstamp, Bullish.com, Coinbase, Crypto.com, Gemini, itBit, Kraken, LMAX Digital and OKX and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board. The Lukka Digital Asset Reference Rate - Bitcoin is calculated based on eligible transactions from all of the eligible exchanges, which, as of December 2024, are Bitfinex, Bitflyer, Bitstamp, Bullish.com, Coinbase, Gemini, Kraken, LMAX Digital and OKX and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board.

Methodology.

In determining the value of ether and bitcoin, respectively, Lukka (also referred to as the “Secondary Index Provider”) applies a multi-step process for aggregating executed transitions for ether and bitcoin from several trading venues during a calculation window between 3:00 p.m. and 4:00 p.m. ET to produce an ether price and a bitcoin price as of 4:00 p.m. ET.

Step 1:  Executed transactions from eligible platforms are collected by Lukka.

Step 2:  The calculation window is sectioned into 10-minute time intervals, called partitions.

Step 3:  For each combination of partition, exchange and currency-pair, a Volume Weighted Average Price (“VWAP”) is calculated.

Step 4:  For each partition and currency pair, the median of these VWAP’s by exchange is calculated.

Step 5:  The Lukka Reference Rate for Ethereum and Lukka Reference Rate for Bitcoin is then calculated as the simple average of the partition medians calculated in the previous step.

For financial reporting purposes only, the Sponsor utilizes the following methodology for valuing the Fund’s assets and for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor (or its delegate) will determine the Fund’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in Digital Asset markets and the Fund’s operations that would require a change in the Sponsor’s determination of the Fund’s principal market.

The Sponsor identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for Digital Assets consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible to the reporting entity. The reporting entity is the Trust, on behalf of the Fund.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for Digital Assets in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that bitcoin and ether is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Fund expects to transact in an exchange market, when necessary, to buy and sell Digital Assets in association with cash creations and redemptions and to sell Digital Assets to satisfy the Fund’s operating liabilities. As such, the Fund expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other Digital Asset markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Fund’s principal market for ether and bitcoin. The third-party vendor is expected to follow the Sponsor’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

1.
First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

2.	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of Digital Assets traded on these exchange markets.

3.
Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market.

4.
Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for bitcoin and ether. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Fund’s periodic financial statements, it is expected that an exchange-traded price from the Fund’s principal market for ether and bitcoin will be utilized on the Fund’s financial statement measurement date.

The website for the Fund, which will be publicly accessible at no charge, will contain the following information: (a) the current NAV daily and the prior Business Day’s NAV; (b) the prior Business Day’s Cboe BZX Exchange official closing price; (c) the Cboe BZX Exchange official closing price in relation to the NAV as of the time the NAV is calculated and a calculation of the premium or discount of such Cboe BZX Exchange official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Cboe BZX Exchange official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Fund, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Fund will also disseminate its holdings on a daily basis on the Fund’s website. The NAV for the Fund will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association (“CTA”).

Valuation of Digital Assets; The CF Reference Rates

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Administrator evaluates the Digital Assets held by the Fund as reflected by the CF Reference Rates and determines the net asset value of the Fund. For purposes of making these calculations, a Business Day means any day other than a day when the Cboe BZX Exchange is closed for regular trading.

CF Bitcoin Reference Rate and CF Ether Reference Rate are calculated as of 4:00 p.m. ET. Each CF Reference Rate and the Underlying Index are regulated under the UK Benchmarks Regulation (“UK BMR”). The Index Provider is a U.K. incorporated company authorized and regulated by the UK Financial Conduct Authority (the “FCA”) as a registered Benchmark Administrator (FRN 847100) under the UK BMR.

The CF Reference Rates were created to facilitate financial products based on Digital Assets. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC) and ether (USD/ETH), calculated as of 4:00 p.m. ET. The CF Bitcoin Reference Rate and CF Ether Reference Rate aggregate spot transactions of bitcoin and ether, respectively,  in U.S. dollars from several Constituent Platforms that facilitate trading, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the CF Bitcoin Reference Rate and CF Ether Reference Rate are calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:

•	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

•	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The ETHUSD_RR and ABRR are then determined by the equally-weighted average of the volume medians of all partitions.

Each CF Reference Rate is calculated from spot Bitcoin-USD and spot Ether-USD transactions, respectively, conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the XBT/USD and ETH/USD pairs that are reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Provider. Although the CF Reference Rates are intended to accurately capture the market price of Digital Assets, third parties may be able to purchase and sell Digital Assets on public or private markets and such transactions may take place at prices materially higher or lower than the CF Bitcoin Reference Rate and CF Ether Reference Rate prices.

The following provides a hypothetical example of the CF Reference Rates calculation*:

1.	On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by the CF Benchmarks at 4:01 p.m. ET:

Partition	Time (NY)	Price ($)	Volume (ETH)	Constituent Platform
1	15:00:00:640	2777.911	0.368549	Coinbase
1	15:00:19:920	2776.622	0.217384	Kraken
1	15:00:21:291	2778.132	1.12461	LMAX Digital
1	15:00:24:490	2777.895	0.381697	Gemini
1	15:00:40:321	2777.911	0.286672	itBit
1	15:01:02:241	2776.622	0.145404	Coinbase
1	15:01:02:340	2777.911	0.01	Bitstamp
1	15:01:02:912	2769.937	0.116554	Kraken
1	15:04:02:241	2776.622	0.1107	Bitstamp
2	15:07:12:187	2774.168	0.858513	LMAX Digital
2	15:08:34:412	2769.994	0.204653	Gemini
2	15:09:02:241	2769.814	0.471316	itBit
3	15:11:32:342	2769.937	0.2423	Bitstamp
3	15:11:41:243	2771.932	0.338709	LMAX Digital
3	15:12:04:288	2768.433	0.632132	itBit
3	15:12:34:342	2769.739	0.239057	Coinbase
3	15:12:51:423	2772.144	0.310399	Kraken
3	15:13:00:012	2772	0.55687	LMAX Digital
3	15:13:16:798	2772.144	1.0346	Bitstamp
3	15:14:02:117	2772.634	0.02145	Kraken
3	15:14:22:911	2772.634	0.7898	Bitstamp
4	15:17:26:008	2771.996	0.746878	LMAX Digital
4	15:18:51:181	2769.963	0.400451	LMAX Digital
5	15:20:10:721	2774.232	1.066456	LMAX Digital
5	15:20:16:621	2773.021	0.009045	Kraken
5	15:21:01:046	2772.965	0.320625	Coinbase
5	15:21:06:621	2773.021	0.3116	Bitstamp
5	15:21:06:621	2772.433	0.338928	itBit
5	15:21:11:046	2773.924	0.073699	LMAX Digital
5	15:22:54:746	2774.128	0.902612	itBit
5	15:23:04:946	2776.036	0.5123	Bitstamp

5	15:23:21:946	2774.132	0.100123	Kraken
6	15:28:01:756	2776.194	0.6871	Bitstamp
6	15:28:01:756	2776.124	0.219149	Kraken
6	15:28:06:119	2776.334	0.545019	Gemini
6	15:29:06:256	2776.209	0.171909	Coinbase
7	15:30:01:079	2779.087	0.037664	Gemini
7	15:30:56:299	2776.967	0.438336	LMAX Digital
7	15:31:02:447	2779.166	0.457816	Coinbase
7	15:32:29:991	2780.434	0.031638	Coinbase
7	15:32:29:991	2778.166	1.015881	Gemini
7	15:33:02:448	2780.131	0.3684	Bitstamp
7	15:33:26:912	2770.968	0.935746	Kraken
8	15:37:18:465	2778.822	0.720667	LMAX Digital
8	15:38:10:645	2774.236	0.213356	Kraken
8	15:38:44:651	2773.926	0.350778	Kraken
8	15:38:48:651	2778.898	0.966563	LMAX Digital
8	15:39:00:901	2779.621	0.518239	LMAX Digital
8	15:39:01:001	2776.236	0.150552	Kraken
9	15:40:39:008	2780.126	1.380141	LMAX Digital
9	15:41:29:990	2780.009	0.9811	Bitstamp
9	15:42:29:990	2781.128	0.329528	Kraken
10	15:45:18:506	2779.322	0.0678	Bitstamp
10	15:48:41:659	2779.428	0.01334	Coinbase
11	15:51:22:904	2779.166	0.147674	Coinbase
11	15:51:36:004	2780.001	0.175802	Gemini
11	15:51:52:917	2781.866	0.384795	Gemini
11	15:52:01:017	2780.162	0.323228	Coinbase
11	15:52:04:056	2783.122	1.407056	Kraken
11	15:52:11:750	2781.194	0.095376	LMAX Digital
11	15:52:24:561	2780.136	1.380156	Coinbase
11	15:53:42:407	2784.084	1.546942	LMAX Digital
11	15:53:45:078	2780.736	0.314685	Coinbase
11	15:53:55:081	2782.961	1.074128	Kraken
12	15:57:11:747	2780.834	0.643043	Gemini
12	15:57:41:874	2780.934	0.062376	itBit
12	15:57:49:994	2781.126	0.517372	Coinbase
12	15:57:51:924	2784.469	0.423776	Kraken
12	15:58:02:227	2782.977	2.35678	LMAX Digital
12	15:58:22:781	2781.001	1.0117	itBit
12	15:59:32:011	2783.384	0.693902	Coinbase
12	15:59:41:811	2783.102	0.374625	Gemini

12	15:59:52:197	2785.197	0.696728	Kraken
12	15:59:56:228	2783.936	0.270142	Coinbase
12	15:59:58:690	2784.436	0.719425	Coinbase

2.	The Index Provider segments these transactions by their timestamp into 12 partitions of equal 5-minute length as shown in the first column in the above table.

3.	The Index Provider calculates the volume weighted median price for each partition, the result of which is shown below:

Partition	Volume (ETH)	Volume Weighted Median Price ($)
1	2.7616	2,777.91
2	1.5345	2,774.17
3	4.1653	2,772.14
4	1.1473	2,772.00
5	3.6354	2,774.13
6	1.6232	2,776.19
7	3.2855	2,778.17
8	2.9202	2,778.9
9	2.6908	2,780.13
10	0.0811	2,779.32
11	6.8498	2,782.96
12	7.7699	2.782.98
4.	The average of the 12 volume weighted medians is calculated to be $2,777.42

5.
The volume weighted median for all transactions observed from each Constituent Platform is then calculated individually, the median of these six volume weighted medians and the percentage deviation of each Constituent Platform volume weighted median from this median is also calculated to determine whether the deviation is greater than 10% (where in accordance with the potentially erroneous data provisions of the Index Methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation). As shown in the below table, the deviation exhibited by each Constituent Platform is well within 10% and hence all Constituent Platform transaction data is used to determine the CF Reference Rates:

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Median of VWMs
Volume Weighted Median ($)	2,776.04	2,780.14	2,778.17	2,774.13	2,782.96	2,778.90	2,778.54
Deviation to Median	0.09%	0.06%	0.01%	0.16%	0.16%	0.01%

6. The Index price for this given calculation date is $2,777.42.

* Source: CF Benchmarks

In seeking to ensure that the Underlying Index is administered through the Index Provider’s codified policies for Underlying Index integrity, the Underlying Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of January 24, 2025, the Constituent Platforms included in the CF Bitcoin Reference Rate that is utilized by the Fund are Coinbase, Bitstamp, Kraken, LMAX Digital, itBit, Bullish.com and Gemini, and the Constituent Platforms included in the CF Ether Reference Rate that are utilized by the Fund are Coinbase, Bitstamp, iBit, Kraken, Gemini, and LMAX Digital.

Coinbase: A U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Coinbase also holds a variety of other licenses and regulatory approvals to operate in jurisdictions such as Australia, Europe, U.K., Singapore and Bermuda.

Bitstamp: A U.K.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states. Bitstamp also holds a variety of other licenses and regulatory approvals to operate in jurisdictions such as Europe, British Virgin Islands and U.K.

Bullish.com: A Gibraltar based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. Bullish is available to users in 12 U.S. states where it holds a Money Services Business Registration with FinCEN. Bullish also holds a variety of other licenses and regulatory approvals to operate in jurisdictions including in Asia, Europe, Africa and Latin America.

itBit: a U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. itBit also holds a variety of other licenses and regulatory approvals to operate in jurisdictions such as the Singapore and U.K.

Kraken is a U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states. Kraken also holds a variety of other licenses and regulatory approvals to operate in in jurisdictions such as Australia, British Virgin Islands, Canada, Europe, Singapore and U.K.

Gemini is a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. Gemini also holds a variety of other licenses and regulatory approvals to operate in jurisdictions such as the U.K. and Europe.

LMAX Digital: A Gibraltar based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of an FCA regulated Multilateral Trading Facility and Broker-Dealer.

The domicile, regulation and legal compliance of the ether platforms included in the CF Ether Reference Rate varies. Further information regarding each ether platform may be found, where available, on the websites for such ether platforms and public registers for compliance with local regulations, among other places.

The six Constituent Platforms that contribute transaction data to the CF Ether Reference Rate with the aggregate volumes traded on their respective ETH/USD markets over the preceding four calendar quarters listed in the table below:

Period			Aggregate Trading Volume of ETH-USD Markets of CME CF Constituent Platforms**
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital
2024 Q1	2,169,752,579	32,520,508,353	1,489,769,436	563,619,907	6,122,826,323	7,280,814,115
2024 Q2	1,672,078,507	27,530,421,753	1,043,764,016	451,245,397	4,606,058,022	6,327,345,119
2024 Q3	1,245,202,337	22,706,157,083	929,080,147	340,547,919	3,139,689,527	3,656,528,706
2024 Q4	2,800,137,146	36,200,630,438	2,454,757,498	433,526,871	5,403,870,216	4,174,811,375

The market share for ETH/USD trading of the six Constituent Platforms over the past four calendar quarters is shown in the table below:

Spot Trading Platforms Market Share of ETH-USD Trading
Period	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Others**
2024 Q1	2.64%	39.52%	1.81%	0.68%	7.44%	8.85%	39.06%
2024 Q2	2.24%	36.85%	1.40%	0.60%	6.17%	8.47%	44.28%
2024 Q3	1.16%	21.08%	0.86%	0.32%	2.91%	3.39%	70.27%
2024 Q4	1.21%	15.68%	1.06%	0.19%	2.34%	1.81%	77.70%

The seven Constituent Platforms that contribute transaction data to the CF Bitcoin Reference Rate with the aggregate volumes traded on their respective BTC/USD markets over the preceding four calendar quarters listed in the table below:

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms**
	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Bullish
2024 Q1	1,300,217,284	18,606,590,980	12,614,344,809	90,691,419,596	4,117,487,659	17,217,440,706	N/A
2024 Q2	1,103,291,739	11,280,822,955	12,745,481,874	81,871,129,923	4,460,975,011	15,942,525,422	N/A
2024 Q3	742,961,240	7,674,154,200	11,788,598,149	58,463,571,028	3,343,922,945	10,944,408,968	N/A
2024 Q4	1,196,003,201	15,679,729,421	19,041,512,220	106,998,253,547	7,762,251,106	19,039,509,976	171943973.79*
* Bullish.com became a CME CF Constituent Platform on December 30, 2024 and thus its aggregate volume is that observed for 2 days (December 30th and 31st, 2024)

The market share for BTC/USD trading of the seven Constituent Platforms over the past four calendar quarters is shown in the table below:
	Spot Trading Platforms Market Share of BTC-USD Trading
Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Bullish	Others**
2024 Q1	0.68%	9.78%	6.63%	47.65%	2.16%	9.05%	N/A	24.05%
2024 Q2	0.69%	7.05%	7.97%	51.17%	2.79%	9.96%	N/A	20.37%
2024 Q3	0.46%	4.73%	7.26%	36.01%	2.06%	6.74%	N/A	42.75%
2024 Q4	0.33%	4.39%	5.33%	29.95%	2.17%	5.33%	0.05%*	52.44%
*Bullish.com became a CME CF Constituent Platform on December 30, 2024 and thus its share is that observed for 2 days (December 30th and 31st, 2024) within the quarter.
** Comprise Bitfinex, Crypto.com

The list of platforms on which the Fund executes transactions may change from time to time, and the Index Provider may make changes to the Constituent Platforms comprising the CF Reference Rates from time to time. The platforms on which the Fund executes transactions do not impact the Constituent Platforms. Once the Fund has actual knowledge of material changes to the Constituent Platforms used to calculate the CF Reference Rates or the CF  Reference Rates’ methodology to calculate the CF Reference Rates prices, the Fund will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Fund’s website.

The selection of platforms for use in the CF Reference Rates is approved by the Oversight Committee of the Index Provider (the “Oversight Committee”). A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the CF Reference Rates given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:

1. The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the ETHUSD_RR and ABRR of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2. The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3. The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4. The platform complies with applicable law and regulations, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5. The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 - 5. Should the average daily contribution of a Constituent Platform fall below 3% for any ETHUSD_RR or ABRR then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

The Index Provider may make changes to the Constituent Platforms comprising the CF Reference Rates from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the CF Reference Rates, the Fund will notify Shareholders in a prospectus supplement, in its periodic reports, and/or on the Fund’s website. For additional information on auditing and regulation of the CF Reference Rates, see the above sub-section titled “Oversight of Index Provider, Underlying Index and CF Reference Rates.”

CF BENCHMARKS LTD INDEX DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN OF THE FUND OR THE SPONSOR’S PRODUCTS. NEITHER CF BENCHMARKS LTD NOR ITS LICENSORS OR AGENTS HAS ANY OTHER CONNECTION TO THE FUND OR THE SPONSOR’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE FUND OR THE SPONSOR’S PRODUCTS OR SERVICES. CF BENCHMARKS ITS LICENSORS AND ITS AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE FUND OR THE SPONSOR’S PRODUCTS AND SERVICES. CF BENCHMARKS ITS LICENSORS AND ITS AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Fund: the fees charged by the Administrator, the Marketing Agent. the Custodians, and the Trustee, Cboe BZX Exchange listing fees, Index Provider fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale  (i.e., by ensuring that the Fund’s expenses remain competitive with similar products offered by competitors to help the Fund to gain sufficient assets such that the continued operation of the Fund is practical). To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Sponsor will also pay the costs of the Trust’s and Fund’s organization and the initial offering costs.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. For a period commencing on the day the Shares are initially listed on the Exchange to August 29, 2025, the Sponsor will waive the entire Sponsor’s Fee on the first $10.0 billion of the Fund’s assets. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports and/or on the Sponsor’s website for the Fund.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Bitcoin and/or Ethereum network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin or Ethereum blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Fund does not have any income, it will need to sell Digital Assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Fund expenses not assumed by the Sponsor shall accrue daily and be payable by the Fund to the Sponsor at least quarterly in arrears. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Digital Assets held by the Fund. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Fund, the Fund will still need to sell Digital Assets to pay the Sponsor’s Fee. The Fund bears transaction costs, including any Bitcoin or Ethereum network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee, as well as other Fund expenses (if any) that are not assumed by the Sponsor. The result of these sales is a decrease in the amount of Digital Assets represented by each Share. Any Bitcoin or Ethereum network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert Digital Assets into U.S. dollars generally at the price available through the Prime Broker’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of Digital Assets represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling Digital Assets. The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor. In the event of the liquidation of the Fund, the Fund will bear any expenses, including transaction costs such as network fees or other similar transaction fees.

The quantity of Digital Assets to be sold to permit payment of the Sponsor’s Fee or Fund expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Fund’s expenses and the value of Digital Assets held by the Fund. Assuming that the Fund is a partnership for U.S. federal income tax purposes, each sale of Digital Assets by the Fund generally will be a taxable event for the Fund. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Fund and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Fund or another Client Account. The Fund expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Impact of Fund Expenses on the Fund’s Net Asset Value

The Fund sells Digital Assets to raise the funds needed for the payment of the Sponsor’s Fee and all Fund expenses or liabilities not assumed by the Sponsor. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of the Digital Assets. As a result of the recurring sales of Digital Assets necessary to pay the Sponsor’s Fee and the Fund expenses or liabilities not assumed by the Sponsor, the net asset value of the Fund and, correspondingly, the fractional amount of Digital Assets represented by each Share will decrease over the life of the Fund. Creation transactions in the Fund do not reverse this trend.

Intraday Indicative Value (IIV)

In order to provide updated information relating to the Fund for use by Shareholders, an IIV will be disseminated using the CME CF Ether-Dollar Real Time Index (“EDRTI”) and CME CF Bitcoin Real Time Index (“BRTI”).  One or more major market data vendors will make an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Fund’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors, and through the facilities of the consolidated tape association and consolidated quotation system high speed lines. In addition, the IIV will be available through online information services, such as Bloomberg and Reuters.

All aspects of the Index Methodology are publicly available at the website of Index Provider, CF Benchmarks (www.cfbenchmarks.com). The CME CF Ether-Dollar Real Time Index and CME CF Bitcoin Real Time Index is calculated once per second, in real time by utilizing the Order Books of ether - U.S. dollar trading pairs and bitcoin-U.S. dollar trading pairs, respectively, operated by all Constituent Platforms. An “Order Bookˮ is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the EDRTI and BRTI calculation agent. The Order Books are aggregated into one consolidated order book by the EDRTI and BRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The EDRTI and BRTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.
DESCRIPTION OF THE SHARES AND THE TRUST

The Trust was formed on August 13, 2024. As of the date of this Prospectus, the Trust has established one series, Franklin Crypto Index ETF, which is offered pursuant to this Prospectus. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the net assets of the Fund. The Trust is governed by the Declaration of Trust and sets out the rights of registered holders of Shares and the rights and obligations of the Sponsor and the Trustee. Delaware law governs the Declaration of Trust, the Fund and the Shares. The following is a summary of material provisions of the Declaration of Trust. It is qualified by reference to the entire Declaration of Trust, which is filed as an exhibit to the registration statement of which the prospectus is a part.

The Trust was formed and is operated in a manner such that a series is liable only for obligations attributable to such series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other series as may be created from time to time and shareholders of any such other series are not subject to the losses or liabilities of the

Fund. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”) incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund and not against any other series as may be established or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to each series of the Trust, including the Fund and any other series that may be established.

Each Share represents a fractional undivided beneficial interest in the net assets of the Fund. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Fund. All Shares are transferable, fully paid and non-assessable. The assets of the Fund consist primarily of Digital Assets held by the Digital Asset Custodian on behalf of the Fund and cash. Creation Units currently may be redeemed by the Fund in exchange for an amount of Digital Assets or cash equal to the amount of Digital Assets represented by the aggregate number of Shares redeemed. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Fund.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund is not managed like a corporation or an active investment vehicle. The Digital Assets held by the Fund will only be sold (1) on an as-needed basis to pay the Fund’s expenses and to meet redemption requests, (2) in the event the Fund terminates and liquidates its assets, (3) in connection with rebalancing the Fund’s investments in accordance with a rebalancing or reconstitution of the Underlying Index or (4) as otherwise required by law or regulation. The sale of ether by the Fund is a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences — U.S. Shareholders.”

Voting Rights

Under the Declaration of Trust, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

Termination of the Trust or The Fund

The Sponsor may terminate the Trust or the Fund in its sole discretion. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or the Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Digital Assets not already distributed to Authorized Participants redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust. The Sponsor may suspend its sales of the Fund’s Digital Assets upon the occurrence of unusual or unforeseen circumstances.

Amendments to Declaration of Trust

The Declaration of Trust can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a supplement thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by the Sponsor in its sole discretion. Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund of a material amendment to the Declaration of Trust.

Governing Law

The Declaration of Trust and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Declaration of Trust are governed by the laws of the State of Delaware.

Venue Provision

The Declaration of Trust provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Declaration of Trust also waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted.  Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action.  This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal.

Limitations on Obligations and Liability
The Sponsor has no liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Ether or other Digital Assets or other assets held in trust under the Declaration of Trust; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising thereunder.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Declaration of Trust, except as otherwise provided in the Declaration of Trust. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(i) the Trustee is not liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;
(ii) the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Declaration of Trust, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(iii) under no circumstances is the Trustee liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;
(iv) the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;
(v) in the exercise or administration of the Trust under the Declaration of Trust, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;
(vi) the Trustee is not liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Declaration of Trust under any circumstances;
(vii)   the Trustee is not obligated to give any bond or other security for the performance of any of its duties under the Declaration of Trust.
CREATIONS AND REDEMPTIONS

The Fund expects to create and redeem Shares on a continuous basis but only in Creation Units consisting of 50,000 Shares or multiples thereof.  Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Administrator, can place orders.  The Fund will engage in Digital Asset transactions for converting cash into Digital Assets (in association with purchase orders) and Digital Assets into cash (in association with redemption orders). The Fund will conduct its Digital Asset purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Digital Asset Trading Counterparty”), who are not registered broker-dealers pursuant to written agreements between such Digital Asset Trading Counterparties and the Fund, or choosing to trade through the Prime Broker acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Broker Agreement.  A Digital Asset Trading Counterparty may be an affiliate of an Authorized Participant. As of February 6, 2025, in addition to the Prime Broker described above, the Trust on behalf of the Fund has entered into a Master Purchase and Sale Agreement for Digital Assets (the “Master Agreement”) with JSCT, LLC (“Jane Street”) and a Liquidity Provider Agreement with Virtu Financial Singapore Pte., Ltd. (“Virtu”) to allow the Fund to enter into spot purchase or sale transactions in Digital Assets on a principal to principal basis.  Additional Digital Asset Trading Counterparties may be added in the future, subject to the discretion of the Sponsor. If additional Digital Asset Trading Counterparties enter into an agreement with the Trust on behalf of the Fund, the Fund will identify those Digital Asset Trading Counterparties in a prospectus supplement, in its periodic reports, and/or on the Fund’s website. [__] is under common control and ownership with [__] and [__] is under common control and ownership with [__].

[ ] serve as an Authorized Participant of the Fund as of the date of this Prospectus].

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Digital Assets as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving Digital Assets as part of the creation or redemption process.

The Fund will create Shares by receiving Digital Assets from a third-party that is not the Authorized Participant, and the Fund—not the Authorized Participant—is responsible for selecting the third-party to deliver the Digital Assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund or acting at the direction of the Authorized Participant with respect to the delivery of the Digital Assets to the Fund. The Fund will redeem shares by delivering Digital Assets to a third-party that is not the Authorized Participant, and the Fund—not the Authorized Participant—is responsible for selecting the third-party to receive the Digital Assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund or acting at the direction of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund. The third-party will be unaffiliated with the Fund and the Sponsor.

Creation Procedures

The Fund issues Shares only in Creation Units of 50,000 or multiples thereof, based on the quantity of Digital Assets attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities), solely in exchange for cash. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. Purchase orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the purchase order date.

A creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Creation Units. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each purchase order and (2) the transfer, processing and other transaction costs charged by the Digital Asset Custodian in connection with the issuance of Creation Units for such purchase order (including Bitcoin and/or Ethereum network fees) (“Custody Transaction Costs”).  The Administrator will reimburse any Custody Transaction Costs to the Digital Asset Custodian according to the amounts invoiced by the Digital Asset Custodian.  Any Bitcoin or Ethereum network fees and similar transaction fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

The date the order is received will determine the estimated cash amount (the “Creation Unit Deposit Amount”) the Authorized Participant needs to deposit and the amount of each Digital Asset (the “Creation Digital Asset Amount”) the Fund needs to purchase from the Digital Asset Trading Counterparty or through the Prime Broker. The final cash amounts will be determined after the net asset value of the Fund is struck and the Fund’s Digital Asset transactions have settled.  Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day. As applicable, fractions of an ether smaller than 0.00000001 (known as a 10 “gwei”) are disregarded for purposes of the computation of the Creation Digital Asset Amount.

If the Sponsor (or its designee) accepts the purchase order, it will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 2:45 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor (or its designee) and indicating the Creation Unit Deposit Amount that the Authorized Participant must deliver to the Cash Custodian or Prime Broker in exchange for each Creation Unit. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Creation Units and will have no binding effect upon the Fund, the Sponsor, the Transfer Agent, the Digital Asset Custodian or any other party.

The Creation Unit Deposit Amount necessary for the creation of a Creation Unit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator will adjust the cash amount constituting the Creation Unit Deposit Amount and the quantity of Digital Assets constituting the Creation Digital Asset Amount as appropriate to reflect sales of Digital Assets, any loss of Digital Assets that may occur, and accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. See “Business of the Fund - Net Asset Value” and “Business of the Fund - Valuation of Digital Assets; The CF Reference Rates” for a description of how the CF Reference Rates are determined, and description of how the Administrator determines the NAV. The Administrator will determine the Creation Unit Deposit Amount for a given day by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and determine the Creation Digital Asset Amount for a given day by dividing the Creation Unit Deposit Amount for that day by that day’s CF Reference Rates. The Creation Unit Deposit Amount and the Creation Digital Asset Amount so determined will be made available to all Authorized Participants and Digital Asset Trading Counterparties, and will be made available on the Sponsor’s website for the Shares.

On the date of the purchase order, the Fund will choose, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Broker to buy Digital Assets in exchange for the cash proceeds from such purchase order. For settlement of a creation (which is generally expected to be the trade date plus one (T+1) Business Day), the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Digital Asset Trading Counterparty or Prime Broker, as applicable, delivers the required Digital Assets pursuant to its trade with the Fund into the Fund’s Trading Balance with the Prime Broker in exchange for cash. In the event the Fund has not been able to successfully execute and complete settlement of a Digital Asset transaction by the settlement date of the purchase order, the settlement date may be delayed. With respect to a purchase order, as between the Fund and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating NAV on trade date and the price at which the Fund acquires the Digital Asset to the extent the price realized in buying the Digital Asset is higher than the Digital Asset price utilized in the NAV. To the extent the price realized in buying the Digital Asset is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of Digital Assets was entered into with a Digital Asset Trading Counterparty or via the Prime Broker, such party will deliver Digital Assets related to such transaction to the Fund’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Broker.

Because the Fund’s Trading Balance may not be funded with cash on trade date for the purchase of Digital Assets associated with the purchase order, the Fund may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Fund to purchase Digital Assets through the Prime Broker on trade date, with such Digital Assets being deposited in the Fund’s Trading Balance. For settlement of a creation, the Fund delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Fund uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.  Any trade financing fees incurred in connection with the creation of Creation Units are borne by the Authorized Participant.

Upon the deposit by the Digital Asset Trading Counterparty or the Prime Broker of the corresponding amount of Digital Assets with the Fund’s account at the Prime Broker, and the payment of the applicable transaction fee, Custody Transaction Costs, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of [   ], 2025, [   ] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Fund purchases Digital Assets, the deposit of Digital Assets will initially be credited to the Fund’s Trading Balance with the Prime Broker before being swept to the Fund’s Vault Balance with the Digital Asset Custodian pursuant to a regular end-of-day sweep process. Transfers of Digital Assets into the Fund’s Trading Balance are off-chain transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions represented on the Bitcoin and Ethereum blockchain. Any costs related to transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are borne by the Authorized Participant (and not the Fund or its Shareholders).

Because the Sponsor has assumed what are expected to be most of the Fund’s expenses under the unitary fee arrangement, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of Digital Assets by which the Creation Digital Asset Amount will decrease each day will be predictable. The Sponsor intends to cause the Administrator to make available on each Business Day an indicative Creation Unit Deposit Amount for the next Business Day. Authorized Participants may use that indicative Creation Unit Deposit Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Sponsor. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Administrator the Creation Unit Deposit Amount as determined by the Sponsor on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Broker has informed the Sponsor that the corresponding amount of Digital Assets has been received in the Fund’s account. Disruption of services at the Prime Broker or Digital Asset Custodian would have the potential to delay settlement of the Digital Assets related to Share creations.

Digital Asset transactions that occur on the blockchain are susceptible to delays due to Ethereum or Bitcoin network outage, congestion, spikes in transaction fees demanded by validators or miners, or other problems or disruptions. To the extent that Digital Assets transfer from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Ethereum or Bitcoin network, such Digital Assets will not be held in cold storage in the Vault Balance until such transfers can occur.

The Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

Digital Assets held in the Fund’s Digital Asset Custodian account are the property of the Fund and are not traded, leased, or loaned under any circumstances.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order if the Sponsor determines that:

•	the purchase order is not in proper form;
•	it would not be in the best interest of the Shareholders of the Fund;
•	the acceptance of the purchase order would have adverse tax consequences to the Fund or its Shareholders;
•	the acceptance or receipt of the purchase order would, in the opinion of counsel to the Sponsor, be unlawful; or
•
circumstances outside the control of the Fund, the Sponsor, the Marketing Agent or the Digital Asset Custodian or Cash Custodian make it, for all practical purposes, not feasible to process the order (including if the Sponsor determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent, the Digital Asset Custodian or the Cash Custodian will be liable for the rejection of any purchase order. The Fund may reject any purchase order that is not in proper form.

Redemption Procedures

The Fund redeems Creation Units solely in exchange for cash proceeds from selling the amount of Digital Assets represented by the aggregate number of Shares redeemed. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 2:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the redemption order date.

A redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Fund. The Authorized Participant shall pay to the Administrator (1) a transaction fee on each redemption order and (2) the transfer, processing and other transaction costs charged by the Digital Asset Custodian in connection with the redemption of Creation Units for such redemption order (including Bitcoin and/or Ethereum network fees) (“Custody Transaction Costs”). The Administrator will reimburse any Custody Transaction Costs to the Digital Asset Custodian according to the amounts invoiced by the Digital Asset Custodian.  Any Bitcoin or Ethereum network fees and similar transaction fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

On the date of the redemption order, the Fund may choose, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Broker, to sell Digital Assets in exchange for cash. Also on the date of the redemption order, the Fund instructs the Digital Asset Custodian to prepare to move the associated Digital Assets from the Fund’s Vault Balance with the Digital Asset Custodian to the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption (which is generally expected to be the trade date plus one (T+1) Business Day), the Authorized Participant delivers the necessary Shares to the Fund, a Digital Asset Trading Counterparty or the Prime Broker, as applicable, delivers the cash to the Fund associated with the Fund’s sale of Digital Assets, Digital Assets are delivered to the Digital Asset Trading Counterparty’s account at the Prime Broker or directly to the Prime Broker, as applicable, and the Fund delivers cash to the Authorized Participant. In the event the Fund has not been able to successfully execute and complete settlement of a Digital Asset transaction by the settlement date of the redemption order, the settlement date may be delayed. With respect to a redemption order, between the Fund and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating the NAV on trade date and the price realized in selling the Digital Assets to raise the cash needed for the cash redemption order to the extent the price realized in selling the Digital Assets is lower than the Digital Assets price utilized in the NAV. To the extent the price realized from selling the Digital Assets is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of Digital Assets from the Fund’s Trading Balance to the Digital Asset Trading Counterparty’s account at the Prime Broker or to the Prime Broker is an “off-chain” transaction that is recorded in the books and records of the Prime Broker.

The Fund’s Trading Balance with the Prime Broker may not be funded with Digital Assets on trade date for the sale of Digital Assets in connection with the redemption order, when Digital Assets remain in the Fund’s Vault Balance with the Digital Asset Custodian at the point of intended execution of a sale of Digital Assets. In those circumstances the Fund may borrow Trade Credits in the form of Digital Assets from the Trade Credit Lender, which allows the Fund to sell Digital Assets through the Prime Broker on trade date, and the cash proceeds are deposited in the Fund’s Trading Balance with the Prime Broker. For settlement of a redemption where Trade Credits were utilized, the Fund delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Fund will use the Digital Assets moved from the Fund’s Vault Balance with the Digital Asset Custodian to the Trading Balance with the Prime Broker to repay the Trade Credits borrowed from the Trade Credit Lender.  Any trade financing fees incurred in connection with the redemption of Creation Units are borne by the Authorized Participant.

Transfers of Digital Assets from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on the Ethereum or Bitcoin blockchain.

Digital Asset transactions that occur on the blockchain are susceptible to delays due to Ethereum and/or Bitcoin network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that Digital Asset transfers from the Fund’s Vault Balance to the Fund’s Trading Balance are delayed due to congestion or other issues with the Ethereum and/or Bitcoin networks or the Fund’s operations, redemptions in the Fund could be delayed.

Disruption of services at the Prime Broker, Digital Asset Custodian, Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the Digital Assets related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable transaction fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of Digital Assets for cash by the Fund, the Sponsor (or its designee) will instruct the delivery of cash to the Authorized Participant. As noted above, the Authorized Participant is responsible for the dollar cost of the difference between the value of Digital Assets calculated by the Administrator for the applicable NAV per Share of the Fund and the price at which the Fund sells Digital Assets to raise the cash needed for the cash redemption order to the extent the price realized in selling the Digital Assets is lower than the Digital Asset price utilized in the NAV. To the extent the price realized from selling the Digital Assets is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The redemption distribution due from the Fund will be delivered once the Transfer Agent notifies the Sponsor or its delegate that the Authorized Participant has delivered the Shares represented by the Creation Units to be redeemed to the Fund’s DTC account. If the Fund’s DTC account has not been credited with all of the Shares of the Creation Units requested to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. Once the Transfer Agent notifies the Sponsor or its delegate that the Shares have been received in the Fund’s DTC account, the Administrator instructs the Cash Custodian to transfer the cash amount from the Fund’s Cash Custodian account to the Authorized Participant.  The redemption distribution due from the Fund will generally be delivered on the next business day following the redemption order date if the Fund’s DTC account has been credited with the Creation Units to be redeemed.  Shares can only be surrendered for redemption in Creation Units of 50,000 Shares each.

The date the order is received determines the cash to be received in exchange. Orders received after the order cutoff time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of cash to the Cash Custodian in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Digital Assets held in the Fund’s Digital Asset Custodian account are the property of the Fund and are not traded, leased, or loaned under any circumstances.

Suspension of Creation or Redemption Orders

As described above, the Fund may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Transfer Agent are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

The Fund may, in its discretion, and will, when directed by the Sponsor, suspend the right of redemption, generally or with respect to a particular redemption order as follows: (1) during any period in which regular trading on the Cboe BZX Exchange is suspended or restricted, or the Exchange is closed (other than scheduled weekend or holiday closings), (2) during any period when the Sponsor determines that delivery, disposal or evaluation of Digital Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Broker, Digital Asset Custodian, Cash Custodian, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin or Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum or Bitcoin network outage, or similar event), or (3) during such other period as the Sponsor determines to be necessary for the protection of the Shareholders. Neither the Fund, the Sponsor nor the Administrator will be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement.

The Fund may reject any redemption order that is not in proper form.

If the Fund suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Fund’s website. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Administrator on behalf of the Fund. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

If the Sponsor and the Administrator determine that there is more cash being held in the Fund than is needed to pay the Fund’s expenses for the next month (or, if later, the end of the current calendar quarter), the Administrator will distribute the extra cash to DTC.

If the Fund receives cash (other than in connection with purchase orders), or any property other than Digital Assets or cash (other than any Incidental Rights or IR Virtual Currency), the Administrator may distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Administrator may (at the instruction of the Sponsor) sell the property and distribute the net proceeds, in the same way as it does with cash. The Administrator and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Administrator pursuant to the Sponsor’s instruction or otherwise made by the Administrator in good faith. With respect to any non-ether or non-bitcoin crypto asset (including Incidental Rights or IR Virtual Currency), the Sponsor will cause the Fund to irrevocably abandon such non-ether or non-bitcoin crypto asset.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Administrator may deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. The Administrator distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Fund to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

Management of the Trust and the Fund

The Sponsor manages the Fund’s business and affairs. The Trust does not have a board of directors or an audit committee but certain oversight functions with respect to the Trust are performed by certain executive officers of the Sponsor. See “Description of Key Service Providers — The Sponsor — Key Personnel of the Sponsor.”

Fees and Expenses of the Administrator

Each purchase order for the creation of Creation Units and each surrender of Creation Units for a redemption must be accompanied by a payment to BNYM of the applicable transaction fees.

The Administrator is entitled to reimbursement from the assets of the Fund for all expenses and disbursements incurred by it for extraordinary services it may provide to the Fund or in connection with any discretionary action the Administrator may take to protect the Fund or the interests of the holders.

Fund Expenses and Digital Asset Sales

In addition to the fee payable to the Sponsor (See “The Sponsor—The Sponsor’s Fee”), the following expenses will be paid out of the assets of the Fund:

•	any expenses or liabilities of the Fund that are not assumed by the Sponsor;
•	any taxes and other governmental charges that may fall on the Fund or its property;
•
any expenses or costs of any extraordinary services performed by the Sponsor on behalf of the Fund or expenses of any action taken by the Sponsor to protect the Fund or the rights and interests of holders of Shares (including, for example, in connection with any fork of the Bitcoin or Ethereum blockchain, any Incidental Rights and any IR Virtual Currency);

•	any indemnification of the Sponsor or other Fund service providers as described below.
•	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Administrator will, when directed by the Sponsor, sell the Fund’s Digital Assets from time to time as necessary to permit payment of the fees and expenses that the Fund is required to pay. See “Business of the Fund—Fund Expenses.”

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Fund to convert Digital Assets into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The Fund bears transaction costs (including Bitcoin and/or Ethereum network fees and other similar transaction costs) in connection with payment of the Sponsor Fee, to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, and other Fund expenses not assumed by the Sponsor (if any). The number of Digital Assets represented by a Share will decline each time the Fund pays the Sponsor’s Fee or any Fund expenses not assumed by the Sponsor by transferring or selling Digital Assets. The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee or to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index. In the event of the liquidation of the Fund, the Fund will bear any liquidation-related expenses (including any transaction costs such as any Digital Asset network fees or other similar transaction fees in connection with the liquidation of the Fund’s portfolio).

The Administrator is not responsible for any depreciation or loss incurred by reason of sales of Digital Assets made in compliance with the terms of the Administration Agreement.

Payment of Taxes

The Administrator may deduct the amount of any taxes owed from any distributions it makes. It may also sell Fund assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Bitcoin, Ether and the Fund Assets

See “Business of the Fund—Net Asset Value” and “Business of the Fund—Valuation of Digital Assets; The CF Reference Rates.”
THE TRUSTEE

This section summarizes some of the important provisions of the Declaration of Trust which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see the section “Prospectus Summary — Key Service Providers.”

Liability of the Trustee and indemnification

The Trustee will not be liable for the acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Fund under the Declaration of Trust, except as otherwise set forth therein. The Trustee will not be liable under any circumstances, except for a breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence.  The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Fund, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided, however, that the Fund shall not be required to indemnify any Indemnified Person for any expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.
Duties

The Trustee will have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, (iii) taking such action under the Declaration of Trust as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of the Declaration of Trust or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law; and (iv) any other duties specifically allocated to the Trustee in the Declaration of Trust or agreed in writing with the Sponsor from time to time.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may resign at any time by giving at least 60 days written notice to the Sponsor, provided that such resignation will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Sponsor may remove a Trustee at any time by giving at least 60 days written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

STATEMENTS, FILINGS AND REPORTS

Proper books of account for the Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each fund’s business as are required by the Securities Act, as amended, and all other applicable rules and regulations, and as are usually entered into books of account kept by persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust.

FISCAL YEAR

The fiscal year of the Fund will initially be the period ending December 31 of each year. The Sponsor has the continuing right to select an alternate fiscal year.
THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its Book-Entry System in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Administrator and the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrator on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Administrator or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrator and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Administrator and the Sponsor. Under such circumstances, the Administrator and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

DESCRIPTION OF KEY SERVICE PROVIDERS
THE SPONSOR

The Sponsor of the Trust and Fund is Franklin Holdings, LLC, a Delaware limited liability company and an indirect subsidiary of Franklin. The Sponsor’s principal office is located at One Franklin Parkway, San Mateo, CA 94403-1906.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Fund, the registration of the Shares for their public offering in the United States, the listing of the Shares on the Cboe BZX Exchange and the rebalancing and reconstitution of the Fund’s investments as part of its indexing investment strategy. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Fund: the fees charged by the Administrator, the Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, Index Provider fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. There are no set circumstances in which the Sponsor has determined to assume legal fees and expenses in excess of the amount stipulated in the Sponsor Agreement, but such expenses may be assumed by the Sponsor, for example, to help the Fund achieve scale. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Sponsor will also pay the costs of the Trust’s and Fund’s organization and the initial offering costs.

The Fund may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, Bitcoin and/or Ethereum network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin or Ethereum blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is a Delaware limited liability company formed on July 21, 2021. The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers. The Sponsor, with assistance and support from the Administrator, is responsible for preparing and filing periodic reports on behalf of the Fund with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Fund and may from time to time employ legal counsel for the Fund. The Marketing Agent assists the Sponsor in marketing the Shares. The Marketing Agent is an affiliate of the Sponsor. See “—The Marketing Agent” for more information about the Marketing Agent.

The Sponsor will maintain a public website on behalf of the Fund, containing information about the Fund and the Shares. The Fund’s website is https://www.franklintempleton.com/investments/options/exchange-traded-funds/
products/41786/SINGLCLASS/franklin-crypto-index-etf/EZPZ. This website is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this Prospectus.

The Sponsor Agreement provides that the Sponsor will not be liable for losses to the Fund, and Sponsor shall be indemnified, to the extent provided in Section 4.05 of the Declaration of Trust.  Section 4.05 of the Declaration of Trust provides that the Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Fund and held harmless against any loss, liability or expense incurred thereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Declaration of Trust.

The Sponsor Agreement may be terminated: (i) by the Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties thereunder.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

David Mann – President and Chief Executive Officer
Matthew Hinkle – Chief Financial Officer
Vivek Pai – Chief Accounting Officer and Treasurer
Todd Mathias – Vice President
Julie Patel– Vice President and Secretary
Navid Tofigh– Vice President and Assistant Secretary
Ryan Wheeler – Assistant Treasurer
Ajay Narayan – Assistant Treasurer
Jeff White – Assistant Treasurer

The Executive Officers of the Sponsor serve for an indefinite term.

David Mann, 50, has served as President and Chief Executive Officer of the Sponsor since July 2021. Mr. Mann is head of ETF Product & Capital Markets for Franklin Templeton since 2016.

Matthew Hinkle, 52, has served as Vice President and Chief Financial Officer of the Sponsor since July 2021. Mr. Hinkle is President of Franklin Templeton Services, LLC, responsible for Franklin Templeton’s middle and back office services, and has served as an officer of various entities within Franklin Templeton during at least the past five years.

Vivek Pai, 53, has served as Treasurer and Chief Accounting Officer of the Sponsor since July 2021.  Mr. Pai is a Treasurer, U.S. Fund Administration & Oversight for Franklin Templeton Services, LLC and has served as an officer of various entities within Franklin Templeton during at least the past five years.

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars at an annualized rate equal to 0.19% of the net asset value of the Fund. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. For a period commencing on the day the Shares are initially listed on the Exchange to August 29, 2025, the Sponsor will waive the entire Sponsor’s Fee on the first $10.0 billion of the Fund’s assets. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund. See “Risk Factors—The Sponsor may amend the Declaration of Trust without the consent of the Shareholders.”

THE TRUSTEE

CSC Delaware Trust Company, a subsidiary of the Corporation Service Company, serves as Trustee of the Trust. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, DE 19808. The structure of the Trust and the number and/or identity of the Trustee may be amended in the future via amendments to the Trust’s Certificate of Trust and the Declaration of Trust.

Under the Declaration of Trust, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust.   The Trustee accepts service of legal process on behalf of the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act (“DSTA”) and may perform certain other limited administrative services pursuant to the Declaration of Trust. The Trustee does not owe any other duties to the Trust or the Shareholders. The Declaration of Trust provides that the Trustee is compensated by the Sponsor. The Sponsor has the discretion to replace the Trustee. The rights and duties of the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the Delaware Statutory Trust Act, such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in the Declaration of Trust. The Trustee will have no obligation to supervise, nor will they be liable for, the acts or omissions of the Sponsor, Transfer Agent, Prime Broker, Custodians or any other person. Neither the Trustee, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Declaration of Trust provides that the management authority with respect to the Trust is vested directly in the Sponsor.

The Trustee has not signed the registration statement of which this Prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

The Trustee fees are paid by the Sponsor on behalf of the Fund.

General Duty of Care of the Trustee

As indicated above, the Trustee acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving sixty (60) days’ written notice to the Sponsor; provided, however, that said resignation of the Trustee shall not be effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Trustee may be removed at any time by the Sponsor upon sixty (60) days’ written notice to the Trustee; provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Declaration of Trust, with like effect as if originally named as trustee, and the outgoing Trustee shall be discharged of its duties and obligations under the Declaration of Trust. If no successor trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the outgoing Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee resigns and no successor trustee is appointed, the Sponsor may, in its sole discretion, liquidate the Fund and distribute its remaining assets and dissolve the Trust.
THE ADMINISTRATOR

The Bank of New York Mellon (“BNYM”) serves as the Fund’s Administrator. BNYM, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 240 Greenwich Street, New York, NY 10286. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operations and administration of the Fund. These services include receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including Creation Unit creation and redemption books and records; Fund accounting; ledgers with respect to assets, liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The term of the Administration Agreement is one year from its effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided therein, including in the event of bankruptcy or insolvency of a party (or similar proceeding or event) or a material breach that is not remedied or waived in accordance with the terms of the Administration Agreement.

The Fund has agreed to indemnify BNYM and certain of its affiliates (referred to as “covered affiliates”) against any and all costs, expenses, damages, liabilities and claims, and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNYM or covered affiliates, by reason of or as a result of any action taken or omitted to be taken by BNYM or a covered affiliate without bad faith, negligence, willful misconduct, reckless disregard of its duties under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Fund’s offering materials and documents (excluding information provided by BNYM), (iii) instructions properly provided to BNYM pursuant to the terms of the Administration Agreement, or (iv) any opinion of legal counsel for the Fund or BNYM, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund is not required to indemnify BNYM nor any covered affiliate for costs, expenses, damages, liabilities or claims for which BNYM or any covered affiliate is liable under the Administration Agreement due to a breach of the standard of care provided therein.

As a service provider to the Fund, BNYM makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Administration Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

 The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.
THE CUSTODIANS
Cash Custodian

The Cash Custodian is BNYM. The Cash Custodian’s services are governed under the Custody Agreement between BNYM and the Trust. In performing its duties under the Custody Agreement, BNYM is required to exercise the standard of care and diligence that a professional custodian for exchange-traded funds would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market and to perform its duties without negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties under the Custody Agreement. Under the Custody Agreement, BNYM is not liable for any all losses, damages, costs, charges, expenses or liabilities (including reasonable counsel fees and expenses) (collectively, “Losses”) except to the extent caused by BNYM’s own bad faith, negligence, willful misconduct or reckless disregard of its duties under the Custody Agreement.  The Trust, on behalf of the Fund, will indemnify and hold harmless BNYM from and against all Losses, incurred by BNYM arising out of or relating to BNYM’s performance under the Custody Agreement, except to the extent resulting from BNYM’s failure to perform its obligations under the Custody Agreement in accordance with the agreement’s standard of care. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

As a service provider to the Fund, BNYM makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Custody Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Custody Agreement continues in effect until terminated in accordance with the provisions of the Custody Agreement.  The Trust and BNYM may terminate the Custody Agreement by giving to the non-terminating party a notice in writing specifying the date of such termination, which can be not less than ninety days after the date of such notice.  Either party to the Custody Agreement may terminate the Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; or (iii) a party makes a general assignment for the benefit of creditors.

Digital Asset Custodian

The Digital Asset Custodian for the Fund’s Digital Assets holdings is Coinbase Custody Trust Company, LLC, and the Trust, on behalf of the Fund, has entered the Custodian Agreement with the Digital Asset Custodian. The Sponsor may, in its sole discretion, add or terminate Digital Asset Custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Fund’s Digital Assets holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such custodians.

The Digital Asset Custodian will keep custody of all of the Fund’s Digital Assets in segregated accounts in the cold (i.e. non-networked) Vault Balance other than the Fund’s Digital Assets, which are temporarily maintained in the Trading Balance with the Prime Broker as described below in “The Prime Broker”. Fund assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Digital Asset Custodian’s or its affiliates’ assets, or the assets of the Digital Asset Custodian’s other customers. The Fund has not established a policy designating any specific parameters regarding amount of Digital Assets to be held in each cold storage wallet, and there is no limit on such amount.  The Vault Balance is held at Ethereum and Bitcoin blockchain addresses at which only the Fund’s assets are held. The percentage of the Fund’s Digital Assets that is held in cold storage will vary as dictated by business needs and there is no set percentage. The Digital Asset Custodian will keep all of the private keys associated with the Fund’s Digital Assets in cold storage (i.e., on a non-networked computer or electronic or storage device).

Cold storage is a safeguarding method by which the private key(s) corresponding to Digital Assets is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Digital Asset Custodian may receive deposits of Digital Assets but may not send Digital Assets without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and

Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Digital Asset Custodian are involved in private key management operations, and the Digital Asset Custodian has represented that no single individual has access to full private keys.

The Trust retains audit rights with respect to the verification of the Fund’s Digital Assets. Specifically, all copies of records of Coinbase Custody are at all times during its regular business hours open for inspection and use by duly authorized officers, employees or agents of the Trust. In addition, the Digital Asset Custodian will provide once per calendar year the Trust with a copy of its Service Organizational Control (“SOC”) 1 and 2 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization or other information necessary to verify that satisfactory internal control systems and procedures are in place.  Such reports will include verification of the Fund’s Digital Assets.  The Digital Asset Custodian’s internal audit team performs periodic internal audits over custody operations, and the Digital Asset Custodian has represented that SOC attestations covering private key management controls are also performed on the Digital Asset Custodian by an external provider.

Coinbase Global, Inc. (“Coinbase Global”) has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Digital Asset Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Digital Assets custodied by the Digital Asset Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Digital Assets with the Digital Asset Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

In the event of a fork, the Coinbase Entities may temporarily suspend Prime Broker Services (with or without notice to the Fund).   The Coinbase Entities may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely. The Coinbase Entities are required to use commercially reasonable efforts to timely select at least one of the forked protocol branches to support and will identify such selection in a notice reasonably in advance of such fork (to the extent practicable) to provide a Fund the opportunity to arrange for the transfer of the relevant digital assets, which the Coinbase Entities shall use commercially reasonable efforts to accomplish in advance of such fork. Neither the Digital Asset Custodian nor the Prime Broker shall have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the Ethereum or Bitcoin blockchain in the event of a fork. Neither the Digital Asset Custodian nor the Prime Broker support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with Digital Assets. The Fund holds only Digital Assets and cash and may not hold any non-ether or non-bitcoin crypto asset. The Trust has issued a standing instruction regarding airdrops and forks to the Digital Asset Custodian consistent with the foregoing policy.

Under the Custodian Agreement, the Digital Asset Custodian’s liability is limited to the greater of (i) the aggregate amount of fees paid by the Fund to the Digital Asset Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability or (ii) the value of the supported digital assets on deposit in the Fund’s custodial account(s) giving rise to such liability at the time of the event giving rise to such liability; provided, that in no event shall Digital Asset Custodian aggregate liability in respect of each cold storage address exceed $100,000,000.  In addition, Coinbase’s defense and indemnity obligations under the Prime Broker Agreement (the Custodian Agreement is part of the Prime Broker Agreement) will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Digital Asset Custodian’s fraud or willful misconduct. The Digital Asset Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service, which result directly or indirectly from a cause or condition beyond the reasonable control of the Digital Asset Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud or willful misconduct, the Digital Asset Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Fund’s computer or other equipment, or any phishing, spoofing or other attack.

The Digital Asset Custodian Agreement forms a part of the Prime Broker Agreement, and is subject to the termination provisions in the Prime Broker Agreement. These termination provisions are described in more detail in “The Prime Broker” below.  If the Digital Asset Custodian closes the Fund’s custodial account or terminates the Fund’s use of the custodial services, the Fund will be permitted to withdraw Digital Assets associated with the Fund’s custodial account for a period of up to ninety days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority. The Digital Asset Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client. The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.
THE PRIME BROKER AND THE TRADE CREDIT LENDER

The Prime Broker

Pursuant to the Prime Broker Agreement, a portion of the Fund’s Digital Asset holdings and cash holdings from time to time may be temporarily held with the Prime Broker, an affiliate of the Digital Asset Custodian, in the Trading Balance, for certain limited purposes, in connection with creations and redemptions of Creation Units, the sale of Digital Assets to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor and for transactions meant to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index. The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Fund, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such prime brokers.

Within the Fund’s Trading Balance, the Prime Broker Agreement provides that the Fund does not have an identifiable claim to any particular Digital Asset (and cash). Instead, the Fund’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Fund’s Trading Balance represents an omnibus claim on the Prime Broker’s Digital Assets (and cash) held on behalf of the Prime Broker’s customers. The Prime Broker holds the Digital Assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot walletsˮ (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Digital Assets on behalf of its clients.  There are no policies that would limit the amount of Digital Assets that can be held temporarily in the Trading Balance maintained by the Prime Broker. However, Digital Assets are only moved into the Trading Balance in connection with and to the extent of purchases and sales of Digital Assets by the Fund and such Digital Assets are swept from the Fund’s Trading Balance to the Fund’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Fund’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Fund’s Digital Assets are held in the Fund’s Trading Balance.

 Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Digital Assets that the Prime Broker holds for customers holding similar entitlements as the Fund which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the Digital Assets in the Fund’s Trading Balance in cold storage or to hold any such Digital Assets in segregation, and neither the Fund nor the Sponsor can control the method by which the Prime Broker holds the Digital Assets credited to the Fund’s Trading Balance.

The Prime Broker holds Fund cash credited to the Trading Balance in one of three ways: (i) in one or more omnibus accounts in Prime Broker’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to US dollars, liquid investments, which may include but are not limited to U.S. treasuries and Money Market Funds, in accordance with state money  transmitter laws; and (iii) in the Prime Broker’s omnibus accounts at Connected Trading Venues. The Prime Broker will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Fund’s interest in a manner designed to enable receipt of FDIC deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Fund cash for the Fund’s benefit on a passthrough basis. The Prime Broker does not guarantee that pass-through FDIC deposit insurance will apply to Fund cash, since such insurance is dependent in part on compliance of the depository institutions. The Prime Broker may also title its accounts at some or all Connected Trading Venues and maintain records of Fund interests in those accounts in a manner consistent with FDIC requirements for passthrough deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to Coinbase Entities or to any digital asset held by a Prime Broker on Fund’s behalf.

To the extent the Fund sells Digital Assets through the Prime Broker, the Fund’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Fund may engage in purchases or sales of Digital Assets by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through Trading Platform to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Fund’s orders may be routed to the Prime Broker’s own execution venue where the Fund’s orders may be executed against other customers of the Prime Broker or with the Prime Broker acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Fund’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Fund’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Fund’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Fund’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Fund’s orders.

Coinbase Global has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Digital Asset Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Fund’s Digital Assets custodied by the Digital Asset Custodian.  The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Fund or to customers holding Digital Assets with the Digital Asset Custodian or Prime Broker, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. Further, Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

Once the Sponsor places an order to purchase or sell Digital Assets on the Trading Platform, the associated Digital Assets or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Fund’s Trading Balance. The Fund’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Fund, and the Fund will not, by virtue of the Trading Balance the Fund maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Fund may terminate the Prime Broker Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Broker, for itself or as agent on behalf of the Digital Asset Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Broker Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s Digital Assets in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Fund providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Broker transfers cash to the Fund in an amount equal to the value of the Digital Assets based on the applicable CF Reference Rate as of the time that the request to sell, transfer or withdraw was originally made by the Fund (the “Digital Asset Cash Value”) or if the Prime Broker delivers cash collateral to an account designated by the Fund and in which the Fund has a perfected, first priority security interest and in an amount equal to the Digital Asset Cash Value until the relevant Digital Assets are sold, withdrawn or transferred or the Fund elects to receive such amount in cash in lieu of the Prime Broker’s obligation to sell, withdraw or transfer the relevant Digital Assets, in each cash, such failure will be deemed cured; provided, further that, the Fund shall have the right to choose whether to receive the Digital Asset Cash Value in lieu of the relevant Digital Assets or receive the Digital Asset Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Broker, returning the relevant Digital Assets would result in material risk to the Fund or the Prime Broker or may result in the relevant Digital Assets being lost or otherwise not successfully returned and the Prime Broker promptly notifies the Fund promptly upon Client’s notice of such failure, (1) the Fund may request that the Prime Broker still sell, withdraw or transfer the Digital Assets, but the Prime Broker will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Broker or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Fund does not receive the withdrawn or transferred Digital Assets or the proceeds of any such sale due to such technology or security issue, or (2) if the Fund does not elect to have the Prime Broker still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Fund in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within one (1) business day following the Fund providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Broker Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Fund to the Prime Broker; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Fund to the Prime Broker.

The Prime Broker does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Fund. Under certain circumstances, the Prime Broker is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Fund’s orders.

The Digital Asset Custodian may not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Fund assets in the Vault Balance and no Coinbase Entity may sell, transfer, loan, rehypothecate or otherwise alienate the Fund’s assets credited to Fund’s Trading Balance unless instructed by Client. The Vault Balance and Trading Balance are subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited to the greater of (a) the aggregate amount of fees paid by a Fund to the Prime Broker in respect of the prime broker services in the 12-month period prior to the event giving rise to such liability or (b) the value of the supported digital assets giving rise to such liability;  In addition, the Prime Broker’s defense and indemnity obligations under the Prime Broker Agreement will be limited, in the aggregate, to an amount equal to $2,000,000.  Notwithstanding the foregoing, there is no liability limit for losses arising from the Prime Broker’s fraud or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly or indirectly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Fund and the Prime Broker and its affiliates (including the Digital Asset Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

 The Prime Broker Agreement may be terminated in its entirety by the Fund or Prime Broker for any reason and without Cause by providing at least 30 days’ prior written notice to the other party; provided, however, the Fund’s termination of this Coinbase Prime Broker Agreement shall not be effective until the Fund has fully satisfied its material obligations under the Agreement. The Coinbase Entities (defined in the Prime Broker Agreement as the Prime Broker, Digital Asset Custodian and Trade Credit Lender) may, in their sole discretion, suspend, restrict or terminate the Fund’s “Prime Broker Services”, including by suspending, restricting or closing the Fund’s Prime Broker Account and/or any associated trading account, custodial account or any credit account (as applicable), for “Cause,” at any time and with prior notice to the Fund if permitted by applicable law. The Fund may, in its sole discretion, terminate this Agreement for “Coinbase Cause,” at any time and with prior notice to Coinbase and the Coinbase Entities if permitted by applicable law.  In the event that the Prime Broker or Fund terminates the Prime Broker Agreement by providing at least 30 days’ prior written notice, the Prime Broker shall use reasonable efforts to assist Fund to transfer any digital assets, fiat currency or funds associated with the digital assets wallet(s) or fiat wallet(s) as applicable to another provider within ninety (90) days of receipt of the Fund’s termination notice.
“Prime Broker Services” in the Prime Broker Agreement means: services relating to custody, trade execution, lending or post-trade credit and other services for certain digital assets.

“Cause” in the Prime Broker Agreement means: (i) Fund materially breaches any provision of the Prime Broker Agreement; (ii) Fund takes any action to dissolve or liquidate, in whole or part; (iii) Fund becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) Fund becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) Prime Broker becomes aware of any facts or circumstances with respect to the Fund’s financial, legal, regulatory or reputational position which may affect Fund’s ability to comply with its obligations under the Prime Broker Agreement; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) Fund’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance associated with Fund’s use of Prime Broker Services; or (viii) Prime Broker reasonably suspects Fund of attempting to circumvent Prime Broker’s controls or uses the Prime Broker Services in a manner Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties.

“Coinbase Cause” in the Prime Broker Agreement means: (i) Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) Prime Broker materially breaches any provision of the Prime Broker Agreement.

The Prime Broker Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) orders to buy or sell Digital Assets may be routed to the Prime Broker’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Broker does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Fund’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Broker will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training.

The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute (i) any marketable orders sent by the Fund and (ii) any other pending Fund orders received by the Coinbase Entities that become marketable, and (b) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Fund’s order, ahead of any order received from the Fund. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price or a buy order equivalent to or better than the best ask price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment.

Pursuant to the Prime Broker Agreement, the Fund compensates the Prime Broker through (i) a “Settlement Fee” assessed per settlement in the Fund’s Trading Balance, (ii) a “Prime Broker Custody ETP Services Fee” assessed as a tiered rate of the Fund’s assets under custody in its custodial account, and (iii) a “Trading Account Fee” assessed as a fixed percentage rate of each executed order. The Prime Broker will invoice the Fund for the Settlement Fee and the Prime Broker Custody ETP Services Fee on a monthly basis and the Fund shall pay all amounts to the Prime Broker within 15 days of the Fund’s receipt of an invoice for such fees.

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Broker with sufficient Digital Assets to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses.  To avoid having to pre-fund purchases or sales of Digital Assets (e.g., sales of Digital Assets to pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and purchases and sales in connection with cash creations and redemptions and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index), the Fund may borrow Digital Assets or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Fund to buy or sell Digital Assets through the Prime Broker in an amount that exceeds the cash or Digital Assets credited to the Fund’s Trading Balance at the Prime Broker at the time such order is submitted to the Prime Broker, which, for example, is expected to facilitate the Fund’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor, to the extent applicable, and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, in a timely manner by seeking to lock in the Digital Asset price on the trade date for creations and redemptions or the payment date, for payment of the Sponsor’s Fee or any other Fund expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Broker prior to purchasing the Digital Assets or for the Digital Assets held in the Vault Balance to be transferred to a Trading Balance prior to selling the Digital Assets. The Fund is required by the terms of the Coinbase Credit Trade Financing Agreement, which is part of the Prime Broker Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the Business Day following the day that the Trade Credit was extended to the Fund.

The Trade Credit Lender has established a maximum amount of Trade Credits that the Fund may have outstanding at any one time. A Trade Credit may not be in an amount that would cause the US dollar notional amount of all Trade Credits outstanding to exceed the maximum authorized amount.  The Fund is required to maintain its Trading Balance to be equal to or greater than the US dollar notional value of all outstanding Trade Credits at the time of execution of trades on the trading platform, by asset, until such Trade Credits have been repaid. In connection with a creation transaction, to the extent that the execution price of Digital Assets acquired exceeds the cash deposit amount, the Authorized Participant (and not the Fund) bears the responsibility for this difference.  In addition, for creation and redemption transactions, the interest payable on Trade Credits utilized under the Trade Financing Agreement are included in the execution price and, therefore, are the responsibility of the Authorized Participant (and not the Fund).

The Trade Credit Lender is not obligated to continue to provide Trade Credits to the Fund and may in its sole discretion impose black-out periods during which Trade Credits for any or all Digital Assets or cash may be unavailable, provided, however, that the Trade Credit Lender will provide the Fund advance notice of such black-out periods if feasible to do so.

To secure the repayment of Trade Credits, the Fund has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Fund fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of Digital Assets or cash credited to the Fund’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. If the Fund fails to make payment of Trade Credits by any applicable settlement deadline or pay any other amounts due under the Trade Financing Agreement when due, Coinbase may freeze the Fund’s ability to use the Trading Platform.

Interest rates on Trade Credits will be an amount to be determined, on a daily basis, based on the Trade Credit Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Fund.

The Fund’s Digital Asset holdings are maintained with the Digital Asset Custodian rather than the Prime Broker, except in the limited circumstances of Digital Assets that are held temporarily in the Trading Balance for purchases and sales of Digital Assets in connection with the settlement of cash creations and redemptions, or the payment of Sponsor’s Fee and any other Fund expenses not assumed by the Sponsor to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor or to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index, the Fund will first borrow Digital Assets from the Trade Credit Lender using the Trade Financing Agreement, and then sell the Digital Assets. In connection with a purchase order, the Fund will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase Digital Assets. The purpose of borrowing the Digital Assets or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the Digital Asset price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian and Prime Broker to purchasing the Digital Assets or for the Digital Assets held in the Vault Balance to be transferred to a Trading Balance prior to selling the Digital Assets (a process which may take up to twenty four hours, or longer if the Ethereum blockchain or Bitcoin Blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Digital Asset Custodian to move Digital Assets out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Fund may not be able to lock in the Digital Asset price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the Digital Assets.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders. In addition, to the extent that the execution price for purchases and sales of Digital Assets related to creations and redemptions and sales of Digital Assets in connection with paying the Sponsor’s Fee and any other Fund expenses, to the extent applicable, deviate significantly from the CF Reference Rates’ prices used to determine the NAV of the Fund, the Shareholders may be negatively impacted.

The Trade Financing Agreement continues in effect until terminated in accordance with the provisions of the Trade Financing Agreement.  The Trust and Coinbase Credit, Inc. may terminate the Trade Financing Agreement immediately upon giving the other non-terminating party written notice. Upon notice of termination, all outstanding extensions of trade credits will become due and payable immediately.
TRADING COUNTERPARTIES

In addition to the Prime Broker described above, the Trust on behalf of the Fund has entered into a Master Purchase and Sale Agreement for Digital Assets (the “Master Agreement”) with Jane Street to allow the Fund to enter into spot purchase or sale transactions in Digital Assets on a principal to principal basis.  Under the Master Agreement, Jane Street has no liability: (i) with respect to any breach of the Master Agreement which does not arise from its fraud, willful misconduct, bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third-party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (such damages, “Special Damages”) (even if informed of the possibility or likelihood of such Special Damages).  Under the Master Agreement the Trust, on behalf of the Fund, and the Sponsor will each, on a several basis, indemnify, defend and hold Jane Street harmless together with its officers, directors, members, affiliates, employees, agents and licensors from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including reasonable attorneys’ fees) resulting from any third-party action related to: (i) the Fund or the Sponsor’s breach of the terms of the Master Agreement, (ii) the Fund’s or the Sponsor’s violation of any applicable law, rule or regulation, (iii) Jane Street reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Fund, or (iv) other acts or omissions in connection with the execution or settlement of transactions with Jane Street. The Master Agreement continues in effect until terminated in writing by either party.

The Trust on behalf of the Fund has also entered into a Liquidity Provider Agreement with Virtu whereby Virtu is a liquidity provider in connection with cash orders from authorized participants to create or redeem Fund shares and, in that capacity, Virtu delivers ether and/or bitcoin to the Fund, or delivers cash to the Fund and receives ether and/or bitcoin from the Fund, in each case, at the direction of the Sponsor.  Under the Liquidity Provider Agreement, each of the Trust, on behalf of the Fund, and the Sponsor, severally and not jointly, (each such party, individually and not collectively, a “Fund Indemnifying Party”) will indemnify and hold harmless the Virtu, its affiliates (other than the Trust or any of its representatives or agents (in their capacities as such)), subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Virtu  Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such Virtu Indemnified Party as a result of:  (i) any material breach by such Fund Indemnifying Party of any provision of the Liquidity Provider Agreement that relates to such Fund Indemnifying Party; (ii) any failure by such Fund Indemnifying Party to perform any of its obligations set forth in the Liquidity Provider Agreement applicable to it; (iii) any failure on the part of such Fund Indemnifying Party to comply in all material respects with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Liquidity Provider Agreement; (iv) actions of such Virtu Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with the Liquidity Provider Agreement; (v) gross negligence, fraud, bad faith, reckless or  willful misconduct of the Trust, on behalf of the Fund, or Sponsor; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of an Authorized Participant expressly for use in the registration statement or the prospectus.

The indemnification shall not apply to the extent any such losses, liabilities, damages, costs, and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Virtu Indemnified Party.  The Liquidity Provider Agreement may be terminated at any time by any party upon sixty days prior written notice delivered to the other parties and may be terminated earlier by any party to the Liquidity Provider Agreement at any time on the event of a material breach by any other party hereto of any provision of the Liquidity Provider Agreement.  Notwithstanding the foregoing, any party may, by prior written notice to the other party, terminate the Liquidity Provider Agreement at any time if: (i) required by applicable law, (ii) the other party terminates or suspends its business, becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority, (iii) the other party becomes subject to any bankruptcy or insolvency proceeding under applicable law, such termination being effective immediately upon any declaration of bankruptcy, or (iv) a party is in breach of any material term, condition, or provision of this Agreement, and such breach cannot be or has not been cured within thirty days after the giving of written notice specifying such breach.

There is no set term for the agreements with the Digital Asset Trading Counterparties and such parties are not obligated to participate in transactions with the Fund. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive a Digital Asset as part of the creation or redemption process or otherwise direct the Fund or a third-party with respect to purchasing, holding, delivering, or receiving a Digital Asset as part of the creation or redemption process. The Sponsor conducts due diligence on potential Digital Asset Trading Counterparties, with entities being added or removed from consideration on an ongoing basis. Each Digital Asset Trading Counterparty must undergo onboarding by the Sponsor prior to entering into Digital Asset transactions on behalf of the Fund. The Sponsor will not place orders with any Digital Asset Trading Counterparty that is an affiliate of the Fund, the Trust or the Sponsor. Each of the Digital Asset Trading Counterparties are, and any other Digital Asset Trading Counterparty that the Sponsor, on behalf of the Fund, places orders with in the future, will be subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with anti-money laundering ("AML") and know your customer ("KYC") regulations or similar laws in non-U.S. jurisdictions.
THE INDEX PROVIDER AND SECONDARY INDEX PROVIDER

The Underlying Index and the CF Reference Rates are owned, administered and calculated by the Index Provider. The Index Provider is experienced in calculating and administering digital asset indices. The Index Provider publishes the Underlying Index constituents, weightings, the intraday value of the Underlying Index and the daily settlement value of the Underlying Index, which is effectively the Underlying Index’s closing value. The Index Provider administers, calculates and publishes the CF Reference Rates, which serve as a once-a-day benchmark rate of the U.S. dollar price of bitcoin and ether, respectively, on a market capitalization weighted basis, calculated as of 4:00 p.m. ET. The agreement between an affiliate of the Sponsor and the Index Provider (the “Index Provider Agreement”) related to the Underlying Index and the CF Reference Rates is subject to a three-year initial term period and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the Index Provider Agreement. Pursuant to an index sub-licensing agreement between an affiliate of the Sponsor and the Trust, the Index Provider provides the use of the Underlying Index and related intellectual property to the Trust and the Fund.

The agreement between an affiliate of the Sponsor and the Secondary Index Provider (the “Secondary Index Provider Agreement”) is subject to an initial one year period and will automatically be renewed for successive one-year periods pursuant to the terms of the Secondary Index Provider Agreement unless terminated pursuant to the terms of the Secondary Index Provider Agreement.

THE MARKETING AGENT

Franklin Distributors, LLC is the Marketing Agent of the Fund.  The Marketing agent is an affiliate of the Sponsor and has its principal address at One Franklin Parkway, San Mateo, CA  94403-1906.

The Marketing Agent and its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Marketing Agent is responsible for marketing the Fund and the Shares on a continuous basis. Among other things, the Marketing Agent will assist the Sponsor in: (1) developing a marketing plan for the Fund on an ongoing basis; (2) preparing marketing materials regarding the Shares, including the content on the Fund’s website; (3) executing the marketing plan for the Fund; (4) conducting public relations activities related to the marketing of Shares; and (5) incorporating Digital Assets into its strategic and tactical exchange-traded fund research.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations (or other types of fiscally transparent entities) for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares. The discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

No ruling has been or will be requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder nor a partnership for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on the Cboe BZX Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.
There is very limited authority on the U.S. federal income tax treatment of the Digital Assts. Based on CFTC determinations that treat bitcoin and ether as commodities under the Commodity Exchange Act, the Fund intends to take the position that the Digital Assets qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income.  No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxed on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Declaration of Trust should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares. Conversely, a shareholder who buys shares April 29 and sells them May 3 will be allocated all of the tax items attributable to May despite owning the shares for only five days.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in such Shareholder’s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning before January 1, 2026 and may not be deducted for regular U.S. federal income tax or alternative minimum tax purposes. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to any Shareholders that must be deferred or are disallowed as a result of these or other limitations in the Code, such Shareholders may be taxed on income in excess of your economic income or distributions (if any) on their Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

In general, a Shareholder’s U.S. federal income tax basis in its Shares would equal the initial cost for its Shares plus the Shareholder’s share of the Fund’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder): (A) increased by: (i) the Shareholder’s allocable share, if any, of the Fund’s income and gain and (ii) any increase in the Shareholder’s share of Fund’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder; and (B) decreased, but not below zero, by: (i) the amount of any distributions by the Fund to the Shareholder, (ii) the Shareholder’s allocable share, if any, of the Fund’s items of losses, deductions and non-deductible, noncapitalizable expenditures, and (iii) any decrease in the Limited Partner’s share of the Fund’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions. If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities at the time of such sale.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person’s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures. Under the audit rules applicable to the Fund, the IRS may collect any taxes (including any applicable penalties and interest) resulting from audit adjustments to the Fund’s income tax returns directly from the Fund.  The Fund may have the ability to shift any such tax liability to the Shareholders in accordance with their Shares in the Fund during the year under audit, but there can be no assurance that the Fund will be able to do so under all circumstances. An audit may also result in an audit of non-partnership items on a Shareholder’s tax return.  Any audit of a Shareholder’s tax return may involve substantial accounting and/or legal fees and other costs for which the Shareholder will have no right to reimbursement from the Fund.  In addition, the “partnership representative” or “designated individual” (as applicable) will have the sole authority to act on the Fund’s behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, and any such actions will be binding on the Fund and all Shareholders.

The Declaration of Trust provides that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). This exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year.  Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year. Income attributable to the sale of previously debt-financed property continues to be subject to these rules for 12 months after any acquisition indebtedness is satisfied. Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

Under the IRS guidance on digital assets, staking rewards, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by an exempt organization Shareholder would constitute UBTI. An exempt organization Shareholder should consult its own tax advisor regarding whether such Shareholder may recognize UBTI as a consequence of an investment in the Fund.

Non-U.S. Shareholders

The U.S. federal income tax treatment of a Non-U.S. Shareholder investing in the Fund is complex and will vary depending on the circumstances and activities of such Non-U.S. Shareholder and the Fund.  Each Non-U.S. Shareholder is urged to consult with its own tax advisor regarding the U.S. federal, state and local and non-U.S. income, estate and other tax consequences of an investment in the Fund.  The following discussion assumes that a

Non-U.S. Shareholder is not subject to U.S. federal income taxes as a result of the Shareholder’s presence or activities in the United States (other than as a Shareholder in the Fund).

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at the applicable rate upon the filing of a U.S. tax return and, if such non-U.S. person is a corporation for U.S. federal income tax purposes, may also be subject to U.S. branch profits tax.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Underlying Index constituents.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in the Code on allocations of its income to Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (or such lower rate provided by an applicable tax treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer, is a bank or is a controlled foreign corporation. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with an appropriate timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Foreign Account Tax Compliance Act.

The Foreign Account Tax Compliance Act provisions of the Code (“FATCA”) generally impose a 30% withholding tax regime with respect to certain U.S. source income (including dividends and interest) (“withholdable payments”).  As a general matter, FATCA was designed to require U.S. Persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS.

Under FATCA, payments from the Fund to any Shareholder that are attributable to withholdable payments may be subject to 30% withholding tax unless the Shareholder provides information, representations, and waivers of non-U.S. law as may be required by the Fund to comply with the provisions of FATCA, including in the case of a Non-U.S. Shareholder, information regarding certain U.S. direct and indirect owners of such Non-U.S. Shareholder.  The failure of a Shareholder to provide such information may also result in other adverse consequences applying to the Shareholder, including pursuant to the Declaration of Trust. A Shareholder that is treated as a “foreign financial institution” generally will be subject to withholding unless such institution, subject to any applicable intergovernmental agreement or other exemption, enters into an agreement with the IRS to collect and provide to the IRS information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners).  FATCA generally also imposes a 30% withholding tax on withholdable payments paid to a nonfinancial foreign entity unless such entity provides a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. The Fund intends to comply with applicable regulatory or administrative guidance issued with respect to FATCA.  Such guidance may require Shareholders to provide certain identifying information and the Fund to provide information to one or more tax authorities.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND. EACH PROSPECTIVE SHAREHOLDER IS THEREFORE URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE FUND.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is expected that the Shares will constitute “publicly-offered securities” as defined in the DOL Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Digital Assets held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. Nevertheless, it is possible that the underlying assets of the Fund will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. See “Risk Factors Related to ERISA” above for further information regarding the consequences of the underlying assets of the Fund being deemed to include “plan assets.”

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA, including  investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing in the Shares, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Administrator, the Custodians, the Marketing Agent or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold, or dispose of such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.
SEED CAPITAL INVESTOR

On January 22, 2025, the Seed Capital Investor, subject to conditions, purchased 4,000 Shares at a per-Share price equal to $25.00 (the “Initial Seed Shares”). Delivery of the Initial Seed Shares was made on January 22, 2025. Total proceeds to the Fund from the sale of the Initial Seed Shares were $100,000. [On [  ], the Initial Seed Shares were redeemed for $100,000 and the Seed Capital Investor purchased [ ] creation units in a cash transaction comprised of a total of [ ] Shares at a per-Share price based on [ ] per Creation Unit (or [ ] per Share), for a total of [ ] (the “Seed Creation Units”). On [    ], the cash proceeds to the Fund from the sale of the Seed Creation Units were used by the Fund to purchase [ ] ether at the price of $[ ] per ether and [ ] bitcoin at price of $[ ] per bitcoin (exclusive of transaction and other costs incurred in connection with the conversion of the cash proceeds to ether and bitcoin respectively, which were paid by the Seed Capital Investor). Thus, the ultimate total proceeds to the Fund from the sale of the Seed

Creation Units were $[ ] (an amount representing [ ] ether and [ ] bitcoin). As noted above, the transaction and other costs incurred in connection with the Seed Creation Units were paid by the Seed Capital Investor and not borne by the Fund.  As of the date of this prospectus, these [  ] Shares represent all of the outstanding Shares.] The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Units to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Units. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Creation Units.

The Sponsor and the Fund have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.
PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Fund issues Shares in Creation Units to Authorized Participants on a continuous basis. These transactions will take place in exchange for cash. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Units from, and submit Creation Units for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Units it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted with ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”). Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Fund or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Units, and its activities with respect to the Seed Creation Units will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Creation Units in the future.

The Shares will be listed and traded on Cboe BZX Exchange under the ticker symbol “EZPZ.”
CONFLICTS OF INTEREST

General

Prospective investors should be aware that it is the Sponsor’s and the Trust’s position that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders.

There are certain entities with which the Sponsor may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor and the Marketing Agent (including Franklin Resources, Inc., each of its affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Affiliates”).  The Sponsor and its staff service affiliates of the Sponsor and their respective clients, and may also service other digital asset investment vehicles (including serving as the sponsor of other digital asset related exchange-traded products such as the Franklin Bitcoin ETF and the Franklin Ethereum ETF).  The Sponsor’s trading decisions for the Fund may be influenced by the effect they would have on the on the other funds and accounts it manages.

The activities of the Sponsor, the Marketing Agent and the Affiliates in the management of, or their interests in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its Shareholders. One or more of the Sponsor, the Marketing Agent or the Affiliates provide investment management services to other pooled investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Fund. The Sponsor, the Marketing Agent and the Affiliates collectively are engaged in the business of providing a broad spectrum of financial services and asset management activities world wide, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund and its Shareholders. One or more of the Sponsor, the Marketing Agent or the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Fund directly and indirectly invest.

For example, as of the date of the prospectus, an affiliate of the Sponsor holds positions (including initially for purposes of seed investment) in multiple strategies that include Digital Assets. Affiliates of the Sponsor currently provide model portfolios that include exposure to Digital Assets. Additionally, various funds managed by affiliates of the Sponsor may in the future and recently have from time to time taken long and/or short positions in the CME cash-settled Digital Asset futures market. Further, various officers and employees of the Sponsor may hold positions in or obtain exposure to Digital Assets from time to time to various degrees given increasing global adoption of Digital Assets.

The Sponsor, the Marketing Agent and the Affiliates may participate in transactions related to Digital Assets, either for their own account (subject to certain internal employee trading operating practices and/or preclearance requirements as discussed below) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the Digital Assets held by the Fund and, consequently, on the market value of Digital Assets.  The Sponsor will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Fund (“Digital Assets Access Persons”) pre-clear personal trading activity in Digital Assets. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Fund. Finally, trading on behalf of clients in the shares of the Fund will be subject to controls embedded in Franklin Templeton’s portfolio trading compliance systems.

Because these parties may trade Digital Assets for their own accounts at the same time as the Fund, prospective Shareholders should be aware that such persons may take positions in Digital Assets which are opposite, or ahead of, the positions taken for the Fund. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Fund.

Thus, it is likely that the Fund will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Marketing Agent or an Affiliate performs or seeks to perform investment banking or other services.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including service providers engaged in connection with valuation of the Fund’s assets. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in Digital Assets and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the valuation of Shares as described below.

Resolution of Certain Conflicts

The Declaration of Trust provides that whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or  whenever Declaration of Trust or any other agreement contemplated therein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Declaration of Trust or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Issues Relating to the Valuation of Assets

The Sponsor will value the Fund’s assets in accordance with valuation policies, procedures and/or methodologies selected or established by the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Fund. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. In addition, various divisions and units within Franklin Templeton are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Fund, the Sponsor will value investments according to valuation policies and methodologies as described herein, and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws are not governed by this limitation. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to the Declaration of Trust provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Additionally, the federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the Securities Act.
LEGAL MATTERS

Stradley Ronon Stevens & Young, LLP, as U.S. tax counsel to the Fund, will render an opinion that the discussion of the material federal income tax consequences that generally will apply under currently applicable law to the purchase, ownership and disposition of Shares by a “U.S. Shareholder” under the caption “U.S. Federal Income Tax Consequences” in this prospectus is correct in all material respects. The validity of the Shares will be passed upon for the Sponsor by Stradley Ronon Stevens & Young, LLP.
EXPERTS

The financial statements of the Trust and Fund as of January 22, 2025, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Fund or the Shares can also be obtained from the Fund’s website at https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/
41786/SINGLCLASS/franklin-crypto-index-etf/EZPZ. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Fund will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Fund, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Fund, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Administration Agreement” — The Fund Administration and Accounting Agreement between the Administrator and the Fund.

“Administrator” — The Bank of New York Mellon.

“Affiliate” — Any affiliates of the Sponsor and the Marketing Agent (including Franklin Resources, Inc., each of its affiliates, directors, partners, trustees, managing members, officers and employees).

“airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“API” — Application Programming Interface.

“Article 8” — Article 8 of the New York Uniform Commercial Code.

“ASC Topic 820” — The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”

“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Creation Units (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Administrator that provides the procedures for the creation and redemption of Creation Units.

“Bitcoin blockchain” — The blockchain ledger for Bitcoin.

“Bitcoin network” — Bitcoin blockchain and any digital asset network, including the Bitcoin peer-to-peer network.

“BitLicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“Blobs” — Binary Large Objects.

“BMR” — The UK Benchmarks Regulation.

“BNYM” — The Bank of New York Mellon.

“BSA” — U.S. Bank Secrecy Act, as amended.

“Business Day” — Any day other than: (1) a Saturday or a Sunday, or (2) a day on which the Cboe BZX Exchange is closed for regular trading.

“Cash Custodian” — The Bank of New York Mellon.

“Cash Settled” — When the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess.

“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“Cboe BZX Exchange” — Cboe BZX Exchange, Inc.

“CB Return Cure” — the failure of any Coinbase Entity to sell or withdraw or transfer the Fund’s Digital Assets in accordance with the Fund’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Fund providing written notice to the relevant Coinbase Entity.

“CF Bitcoin Reference Rate” — The CME CF Bitcoin Reference Rate – New York Variant for Bitcoin – U.S. Dollar Trading pair.

“CF Ether Reference Rate” — The CME CF Ether-Dollar Reference Rate - New York Variant for Ether - U.S. Dollar Trading pair.

“CF Reference Rates” — The CF Ether Reference Rate and the CF Bitcoin Reference Rate.

“CFPB” — The Consumer Financial Protection Bureau.

“CFTC” — The U.S. Commodity Futures Trading Commission.

“Client Account” — Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within Franklin Templeton manage or advise.

“CME” — Chicago Mercantile Exchange.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” — The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

“Coinbase Entities” — The Prime Broker, Digital Asset Custodian and Trade Credit Lender.

“Coinbase Exchange” — The Prime Broker’s exchange platform.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” — A venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Digital Assets on behalf of the Fund.

“Consensus Client” — A consensus-layer client software program.

“Constituent Platforms” — The constituent digital asset platforms of the CF Reference Rates, which are chosen by the Index Provider and could change over time.

“Creation Digital Asset Amount” — The amount of Digital Assets to be purchased by the Fund which the Sponsor will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and dividing the resulting product by that day’s CF Reference Rates.

“Creation Unit” — A block of 50,000 Shares.

“Creation Unit Deposit Amount” — The amount of cash to be delivered in a creation which BNYM will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000).

“CTA” — The Consolidated Tape Association.

“Custodian Agreement” — The agreement, governed by New York law, between the Fund and the Digital Asset Custodian regarding the custody of the Fund’s Digital Assets.

“Custodians” — The Cash Custodian and Digital Asset Custodian, collectively.

“Custodians’ Fee” — The fees payable to the Custodians.

“Custody Transaction Costs” — The transaction fee on each purchase order and the transfer, processing and other transaction costs charged by the Digital Asset Custodian in connection with the issuance of Creation Units for such purchase order (including Bitcoin and/or Ethereum network fees).

“CVC” — Convertible currency.

“DAOs” — Decentralized autonomous organizations.

“DApps” — Short for decentralized applications, which consistent with common usage, refers to all applications which are built on the Bitcoin network, Ethereum network or other blockchains, whether or not decentralized in fact.

“DCM” — Designated Contract Market.

“Declaration of Trust” — The Second Amended and Restated Agreement and Declaration of Trust dated as of February 4, 2025, among the Sponsor, the Trust and the Trustee.

“DeFi” — Decentralized finance.

“DFPI” — The California Department of Financial Protection and Innovation.

“Digital Assets” — Bitcoin and Ether.

“Digital Asset Custodian” or “Coinbase Custody” – Coinbase Custody Trust Company, LLC.

“Digital Asset Trading Counterparty” — Designated third parties who are not registered broker-dealers and transact in Digital Assets pursuant to written agreements with the Fund.

“DOL” — The U.S. Department of Labor.

“DSTA” — The Delaware Statutory Trust Act.

“DTC” — The Depository Trust Company.

“DTC Participant” — An entity that has an account with DTC.

“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“EDRTI” — CME CF Ether-Dollar Real Time Index.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“ETHUSD_RR” – CME CF Ether-Dollar Reference Rate.

“ET” — Eastern Time Zone.

“ETH” — The currency code for ether.

“Ethereum blockchain” — The blockchain ledger for ether.

“Ethereum Classic” or “ETC” — The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“Ethereum Client” — software application that implements the Ethereum network specification, communicates with the Ethereum network and allows them to act as a node in the network to the new specification.

“Ethereum Foundation” — A Swiss non-profit organization, was set up to oversee the protocol’s development.

“Ethereum network” — Ethereum blockchain and any digital asset network, including the Ethereum peer-to-peer network.

“EthSuisse” — Ethereum Switzerland GmbH.

 “Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“Execution Client” — An execution-layer client software program.

“Exempt Organizations” — Charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax.

“Fair Value Event” — An event which occurs if the CF Reference Rates are not available or the Sponsor determines, in its sole discretion, that the CF Reference Rates are unreliable.

“FASB” — Financial Accounting Standards Board.

“FATCA” — Foreign Account Tax Compliance Act.

“FBO” — For the benefit of.

“FBO Account” — An omnibus account in the Prime Broker’s name FBO its customers at each of multiple FDIC-insured banks.

“FCA” — The Financial Conduct Authority of the United Kingdom.

“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” — The Federal Deposit Insurance Corporation.

“Fiat Currencies” — Government-issued currency that is not backed by a commodity such as gold.

“FinCen” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” — The Financial Industry Regulatory Authority.

“Fork” — A non-backward compatible change to the original Bitcoin or Ethereum blockchain and the source code of the original Bitcoin or Ethereum network which results in the original Bitcoin or Ethereum network and the original Bitcoin or Ethereum blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX” — FTX Trading Ltd.

“GAAP” — The U.S. generally accepted accounting principles.

“Gas fees” — The fee required to conduct a transaction on the Ethereum blockchain.

“Genesis” — Genesis Global Capital, LLC and its affiliates.

“gwei” — Fractions of ether smaller than .0000000001.

“Hard fork” — A permanent split in a network’s blockchain that separates an existing blockchain network into two networks, each with its own digital asset, blockchain and source code, which are not backwards compatible.

“IIV” — Intraday indicative value per share.

“Incidental Rights” — Any virtual currency (for avoidance of doubt, other than bitcoin or ether) or other asset or right that the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Fund’s ownership of bitcoin or ether and arise without any action of the Fund, or of the Sponsor, Administrator or other service provider on behalf of the Fund.

“Index Provider” — CF Benchmarks Ltd.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Seed Shares” — $100,000 in Shares, comprising 4,000 Shares at a per-Share price equal to $25.00, delivered on January 22, 2025 to the Seed Capital Investor.

“In-Kind Regulatory Approval” — The necessary regulatory approval to permit the Fund to create and redeem Shares in-kind for Digital Assets.

“Investible Universe” — Digital assets eligible for inclusion in the Underlying Index.

“Investment Company Act” — The United States Investment Company Act of 1940, as amended.

“IR Virtual Currency” — A virtual currency acquired through Incidental Rights.

“IRA” — Individual retirement account.

“IRS” — The United States Internal Revenue Service.

“ISG” — Intermarket Surveillance Group.

“JOBS Act”— The Jumpstart Our Business Startups Act.

“KYC” — Know your customer.

“Marketing Agent” — Franklin Distributors, LLC.

“MEV” - Maximal Extractable Value.

“MiCA” - Markets in Crypto-Assets.

“Money Market Fund” — A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service).

“Monthly Allocation Convention” — The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month.

“MSB” — A U.S.-based platform registered as a money services business with FinCen.

“NAV” — Net asset value per Share.

“NBMM” — Non-bank market maker.

“NFA” — National Futures Association.

“NFTs” — Non-Fungible tokens.

“Node” — A computer or other device that has downloaded the Ethereum client and is connected to other computers also running the Ethereum Client software.

“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” — The 2014 notice released by the IRS.

“NYDFS” — The New York State Department of Financial Services.

“OCC” — The Office of the Comptroller of the Currency.

“OFAC” — The Office of Foreign Assets Control.

“Order Book” — A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

“OTC” — Over the counter.

“Oversight Committee” — The Oversight Committee of the Index Provider.

“Person” — Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Broker” — Coinbase Inc., an affiliate of the Digital Asset Custodian.

“Prime Broker Agreement” — The agreement between the Sponsor, Trustee and the Prime Broker.

“Relevant Coinbase Entities” — The Prime Broker and its parent.

“Relevant Pair” — The relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.

“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair or ETH/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Provider.

“RIC” — Regulated investment company.
“Ruling & FAQs” — The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.

“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Secondary Index” — The Lukka Digital Asset Reference Rate – Bitcoin and the Lukka Digital Asset Reference Rate – Ethereum .

“Securities Act” — The United States Securities Act of 1933, as amended.

“Seed Capital Investor” — Franklin Resources, Inc.

“Seed Creation Units” — [ ] Shares delivered to the Seed Capital Investor on [    ], in exchange for cash which the Fund used to purchase to purchase [ ] ether at the price of $[ ] per ether and [ ] bitcoin at price of $[ ] per bitcoin (exclusive of transaction and other costs incurred in connection with the conversion of the cash proceeds to ether and bitcoin respectively, which were paid by the Seed Capital Investor). Thus, the ultimate total proceeds to the Fund from the sale of the Seed Creation Units were $[ ] (an amount representing [ ] ether and [ ] bitcoin).

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Fund or, if such day is not a business day, on the next business day.

“Sharding” — Splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Fund.

“SIPC” — The Securities Investor Protection Corporation.

“Sponsor” — Franklin Holdings, LLC, an indirect subsidiary of Franklin Resources, Inc.

“Sponsor’s Fee” — The fees of the Sponsor accrues daily at an annualized rate equal to 0.19% of the net asset value of the Fund and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. For a period commencing on the day the Shares are initially listed on the Exchange to August 29, 2025, the Sponsor will waive the entire Sponsor’s Fee on the first $10.0 billion of the Fund’s assets. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Fund’s periodic reports, and/or on the Sponsor’s website for the Fund.

“SVB” — Silicon Valley Bank.

“Trade Credit” — The Fund may borrow Digital Assets or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender” — Coinbase Credit, Inc.

“Trade Financing Agreement” — The Coinbase Credit Post-Trade Financing Agreement.

“Trading Balance” — A trading account at which, pursuant to the Prime Broker Agreement, a portion of the Fund’s Digital Asset holdings and cash holdings from time to time may be held with the Prime Broker, including in connection with the sale of Digital Assets to pay the Sponsor’s Fee and Fund expenses not assumed by the Sponsor and to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index.

“Trading Platform” — The Prime Broker’s execution platform where the Sponsor may place an order.

“Transaction Parties” — The Sponsor, the Trustee, the Custodians and any of their respective affiliates.

“Transfer Agency and Service Agreement” — The agreement between the Fund and BNYM to perform transfer agency services.

“Transfer Agent” — The Bank of New York Mellon.

“Treasury Regulations” — Tax regulations issued by the IRS.

“Trust” — Franklin Crypto Trust, a Delaware statutory trust formed pursuant to the Agreement and Declaration of Trust.

“Trustee” — CSC Delaware Trust Company, a subsidiary of Corporation Service Company.

“UBTI” — Unrelated business taxable income.

“UK BMR” — UK Benchmarks Regulation.

“Underlying Index” — CF Institutional Digital Asset Index – US-Settlement Price.

“USD” — The currency code the US Dollar.

“USDC” — US Dollar Coin.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“Vault Balance” — Accounts storing the Fund’s Digital Assets that are required to be segregated from the assets held by the Digital Asset Custodian as principal and the assets of its other customers.

“VWAP” — Volume Weight Average Prices.

“VWMP” — Volume Weight Median Prices.

“Wallet” — A digital interface that allows users to access their cryptocurrency.

“Wash trading” — Offsetting trades entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of Franklin Crypto Trust

Opinion on the Financial Statement

We have audited the accompanying combined statement of assets and liabilities of Franklin Crypto Trust (the “Trust”) as of January 22, 2025, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of January 22, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Sponsor’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 4, 2025

We have served as the Trust's auditor since 2025.

FRANKLIN CRYPTO TRUST
Combined Statement of Assets and Liabilities

January 22, 2025

Assets
Cash	$100,000
Total Assets	$100,000
Liabilities	-
Total Liabilities	-
Commitments and contingent liabilities (Note 4.5)

Net Assets	$100,000
Shares issued and outstanding (a)	4,000
Net asset value per Share (Note 4.4)	$25.00

(a) No par value, unlimited amount authorized. See notes to financial statement.

Franklin Crypto Trust
Notes to Combined Financial Statement

1.	ORGANIZATION

The Franklin Crypto Trust (the “Trust”) is organized as a Delaware statutory trust formed on August 13, 2024. The accompanying financial statements relate to the Trust and its sole series, Franklin Crypto Index ETF (the “Fund”). At launch, the Fund will issue shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The Fund generally seeks to reflect the price of the digital assets included in the CF Institutional Digital Asset Index – US – Settlement Price (the “Underlying Index”). As of January 22, 2025, the Underlying Index’s only constituent digital assets are bitcoin and ether (the “Digital Assets”). The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. Because the Fund’s investment objective is to seek to track the price of the Underlying Index, changes in the price of the Shares may vary from changes in the underlying Digital Assets’ prices.

Franklin Holdings, LLC (the “Sponsor”) is the sponsor of the Trust and Fund; CF Benchmarks Ltd. (the “Index Provider”) has licensed the use of the Underlying Index to the Fund; CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Digital Asset Custodian”) is the custodian for the Fund’s Digital Asset holdings; and the Bank of New York Mellon is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Digital Asset Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Franklin Distributors, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act.

2.	FUND OBJECTIVE

The Fund generally seeks to reflect the price of the Underlying Index. The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. The Shares are intended to offer a convenient means of making an investment similar to an investment in the Digital Assets relative to acquiring, holding and trading such Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Fund is not a proxy for a direct investment in the Digital Assets. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in the Digital Assets represented in the Underlying Index.

3.	CREATION AND REDEMPTION

The Trust and the Fund had no operations as of the date hereof other than a sale to Franklin

Resources, Inc., the Seed Capital Investor, of 4,000 shares of the Fund for $ 100,000 ($25.00 per share). The Seed Capital Investor is an affiliate of the Sponsor. The Seed Capital Investor will not receive from the Trust, the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the initial seed sales.

4.	SIGNIFICANT ACCOUNTING POLICIES

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), the Sponsor makes estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenue and expenses reported during the period. Actual results could differ from these estimates.

Separate statements of operations, changes in equity, and cash flows have not been presented in the financial statement because principal operations have not commenced.

The following is a summary of significant accounting policies followed by the Trust and the Fund.

4.1.	Basis of Presentation

The Sponsor has determined that, solely for accounting purposes, the Fund falls within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services - Investment Companies, and accordingly, solely for such purposes, the Fund follows accounting and reporting guidance thereunder. The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such act. The accompanying financial statements are presented for the Trust, as the registrant, combined with the Fund. Individual, series-level financial statements for the Fund are separately presented below. For the periods presented, there were no balances or activity for the Trust except for the Fund’s operations, as its sole series, and these notes to the financial statements relate to the Trust, as the registrant, combined with the Fund.

4.2.	Expenses

Upon listing, the Fund’s only ordinary recurring expense is expected to be the Sponsor’s annual fee computed as a percentage  of the NAV of the Fund as specified in the Sponsor Agreement. In exchange for the Sponsor’s fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: fees charged by the Administrator, Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, index provider fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor will also pay the Trust’s and Fund’s organizational and initial offering costs and may not seek reimbursement of such costs. The Administrator calculates the
Sponsor’s fee.  The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund.  The Sponsor’s fee, which is compensation for the Sponsor’s services rendered to the Fund, is computed daily and paid at least quarterly in arrears. The Fund will sell Digital Assets as needed to pay the Sponsor’s fee and will buy and sell Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index (including, in the case of a rebalancing, trading bitcoin for ether and vice versa).  The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above), or in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index. Any Digital Asset network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund will be responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to: taxes and governmental charges; any applicable brokerage commissions; Digital Asset network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the owners of the beneficial interests in the Shares (the "Shareholders") (including, for example, in connection with any fork of a Digital Asset blockchain, any Incidental Rights (the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (other than Digital Assets) or other asset or right, which rights are incident to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor on behalf of the Fund) and any IR Virtual Currency (virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right by virtue of its ownership of Digital Assets)), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $500,000 per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Trust’s and Fund’s organizational and initial offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor.

The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs.

4.3.	Cash

Cash includes non-interest bearing, non-restricted cash maintained with one banking institution that does not exceed U.S. federally insured limits.

4.4.	Calculation of Net Asset Value

The Underlying Index values its Digital Assets based on the value of bitcoin as measured by the CME CF Bitcoin Reference Rate - New York Variant for the Bitcoin - U.S. Dollar trading pair (the "CF Bitcoin Reference Rate") and the value of ether as measured by the CME CF Ether-Dollar Reference Rate - New York Variant for the ether-U.S. Dollar trading pair (the "CF Ether Reference Rate", and together with the CF Bitcoin Reference Rate, the "CF Reference Rates"), both of which are produced by the Index Provider. On each business day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the Digital Assets held by the Fund as reflected by the CF Reference Rates and determines the net asset value of the Fund. The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of, all ether, bitcoin and cash less total liabilities of the Fund, each determined by the Sponsor. The Sponsor has the exclusive authority to determine the net asset value of the Fund.  The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator computes the net asset value per Share by dividing the net asset value of the Fund by the number of Shares outstanding as of the close of trading on the Exchange on the date the computation is made.

4.5.	Commitments and Contingent Liabilities

In the normal course of business, the Trust, on behalf of the Fund, may enter into contracts with service providers that contain general indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

4.6.	Federal Income Taxes

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The trading of Shares on the Cboe BZX Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Digital Assts. Based on CFTC determinations that treat bitcoin and ether as commodities under the Commodity Exchange Act, the Fund intends to take the position that the Digital Assets qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

 The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. Therefore, the Fund will not record a provision for income taxes because the shareholders report their share of a Fund’s income or loss on their income tax returns. The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month.

5.	GUARANTEES AND INDEMNIFICATIONS

Under the Trust’s organizational documents, the Sponsor and its shareholders, members, directors, affiliates, officers, employees and subsidiaries are indemnified by the Trust against certain liabilities. The Fund has also agreed to indemnify certain of its other service providers, including the Administrator, Custodians and the Trustee (including its officers, affiliates, directors, employees, and agents), for certain liabilities incurred by such parties in connection with their respective agreements to provide services for the Fund.

6.	CONCENTRATION OF RISK

The Fund is subject to risks due to its concentration of investments in only two assets. Unlike other funds that may invest in a diversified portfolio of assets, the Fund’s investment strategy is concentrated in two assets within a single asset class. This concentration maximizes the Fund’s exposure to a variety of market risks associated with bitcoin and ether. By concentrating its investment strategy solely in bitcoin and ether, any losses stemming from a decrease in the value of bitcoin or ether can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in a diversified portfolio of assets. The trading prices of Digital Assets have experienced extreme volatility in recent periods and may continue to fluctuate significantly. Extreme volatility in the future, including substantial, sustained, or rapid declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Factors adversely impacting the value of Digital Assets and the Shares may include an increase in the global Digital Assets supply or a decrease in global Digital Assets demand; general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry; trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation; the adoption of Digital Assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin or Ethereum network, and their ability to meet user demands; manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated; and forks in the Bitcoin or Ethereum network, among other things.

7.	INVESTMENT VALUATION

U.S. GAAP defines fair value as the price the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Fund’s policy is to value investments held at fair value.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 –
Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 –
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 –
Unobservable inputs that are unobservable for the asset or liability, including the Fund’s assumptions used in determining the fair value of investments.

8.	TRANSACTIONS WITH AFFILIATES

Franklin Holdings, LLC is the Sponsor of the Fund. Franklin Distributors, LLC serves as the Marketing Agent of the Fund. The Sponsor and the Marketing Agent are affiliates and each is considered to be a related party to the Trust and the Fund. Franklin Resources, Inc. (“FRI”) is the ultimate parent company of the Sponsor and the Marketing Agent. FRI is the holding company for various subsidiaries that together are referred to as Franklin Templeton Investments.

As of January 22, 2025, the Seed Capital Investor, an affiliate of the Sponsor, owned 4,000 shares of the Fund.

9.	SUBSEQUENT EVENTS

The Trust and the Fund have evaluated subsequent events through February 04, 2025, the date of issuance of the financial statements, and determined that no events have occurred that require disclosure.

Report of Independent Registered Public Accounting Firm

To the Sponsor of Franklin Crypto Trust and Shareholder of Franklin Crypto Index ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Franklin Crypto Index ETF, (the sole series of Franklin Crypto Trust, the “Fund”) as of January 22, 2025, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of January 22, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Sponsor’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 4, 2025

We have served as the Fund’s auditor since 2025.

FRANKLIN CRYPTO INDEX ETF
A SERIES OF FRANKLIN CRYPTO TRUST
Statement of Assets and Liabilities
January 22, 2025

Assets
Cash	$100,000
Total Assets	$100,000
Liabilities	-
Total Liabilities	-
Commitments and contingent liabilities (Note 4.5)

Net Assets	$100,000
Shares issued and outstanding (a)	4,000
Net asset value per Share (Note 4.4)	$25.00

(a) No par value, unlimited amount authorized. See notes to financial statement.

FRANKLIN CRYPTO INDEX ETF
A SERIES OF FRANKLIN CRYPTO TRUST
Notes to Financial Statement

1.	ORGANIZATION

The Franklin Crypto Trust (the “Trust”) is organized as a Delaware statutory trust formed on August 13, 2024. The accompanying financial statements relate to the Franklin Crypto Index ETF (the “Fund”), the sole series of the Trust. At launch, the Fund will issue shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The Fund generally seeks to reflect the price of the digital assets included in the CF Institutional Digital Asset Index – US – Settlement Price (the “Underlying Index”). As of January 22, 2025, the Underlying Index’s only constituent digital assets are bitcoin and ether (the “Digital Assets”). The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. At launch, the assets of the Fund will consist primarily of the Digital Assets held by the Digital Asset Custodian on behalf of the Fund and cash. Because the Fund’s investment objective is to seek to track the price of the Underlying Index, changes in the price of the Shares may vary from changes in the underlying Digital Assets’ prices.

Franklin Holdings, LLC (the “Sponsor”) is the sponsor of the Trust and Fund; CF Benchmarks Ltd. (the “Index Provider”) has licensed the use of the Underlying Index to the Fund; CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Digital Asset Custodian”) is the custodian for the Fund’s Digital Asset holdings; and the Bank of New York Mellon is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Digital Asset Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Franklin Distributors, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act.

2.	FUND OBJECTIVE

The Fund generally seeks to reflect the price of the Underlying Index. The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Underlying Index. The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Underlying Index. The Shares are intended to offer a convenient means of making an investment similar to an investment in the Digital Assets relative to acquiring, holding and trading such Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Fund is not a proxy for a direct investment in the Digital Assets. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in the Digital Assets represented in the Underlying Index.

3.	CREATION AND REDEMPTION

The Trust and the Fund had no operations as of the date hereof other than a sale to Franklin Resources, Inc., the Seed Capital Investor, of 4,000 shares of the Fund for $ 100,000 ($25.00 per share). The Seed Capital Investor is an affiliate of the Sponsor. The Seed Capital Investor will not receive from the Trust, the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the initial seed sale.
4.	SIGNIFICANT ACCOUNTING POLICIES

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), the Sponsor makes estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenue and expenses reported during the period. Actual results could differ from these estimates.

Separate statements of operations, changes in equity, and cash flows have not been presented in the financial statement because principal operations have not commenced.

The following is a summary of significant accounting policies followed by the Trust and the Fund.

4.1	Basis of Presentation

The Sponsor has determined that, solely for accounting purposes, the Fund falls within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services - Investment Companies, and accordingly, solely for such purposes, the Fund follows accounting and reporting guidance thereunder. The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such act. Financial statements for the Trust, as registrant, are separately presented above.

4.2	Expenses

Upon listing, the Fund’s only ordinary recurring expense is expected to be the Sponsor’s annual fee computed as a percentage of the NAV of the Fund as specified in the Sponsor Agreement. In exchange for the Sponsor’s fee, the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: fees charged by the Administrator, Marketing Agent, the Custodians and the Trustee, Cboe BZX Exchange listing fees, index provider fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor will also pay the Trust’s and Fund’s organizational and initial offering costs and may not seek reimbursement of such costs. The Administrator calculates the Sponsor’s fee. The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.19% of the net asset value of the Fund . The Sponsor’s fee, which is compensation for the Sponsor’s services rendered to the Fund, is computed daily and paid at least quarterly in arrears. The Fund will sell Digital Assets as needed to pay the Sponsor’s fee and will buy and sell Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index (including, in the case of a rebalancing, trading bitcoin for ether and vice versa).  The Fund bears transaction costs, including any Digital Asset network fees or other similar transaction fees, in connection with any sales of Digital Assets necessary to pay the Sponsor’s fee as well as other Fund expenses (if any) that are not assumed by the Sponsor (expenses assumed by the Sponsor are specified above), or in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and/or reconstitution of the Underlying Index. Any Digital Asset network fees and similar transaction fees incurred in connection with the creation or redemption of Creation Units are borne by the Authorized Participant.

The Sponsor is not required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. The Fund will be responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, the Fund may incur certain other non-recurring expenses that are not assumed by the Sponsor (expenses assumed by the Sponsor are described above), including but not limited to: taxes and governmental charges; any applicable brokerage commissions; Digital Asset network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the owners of the beneficial interests in the Shares (the " Shareholders") (including, for example, in connection with any fork of a Digital Asset blockchain, any Incidental Rights (the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (other than Digital Assets) or other asset or right, which rights are incident to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor on behalf of the Fund ) and any IR Virtual Currency (virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right by virtue of its ownership of Digital Assets)), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or legal expenses in excess of $500,000 per year. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Fund in excess of the $500,000 per annum stipulated in the Sponsor Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Fund. Additionally, there is no cap on the aggregate amount of expenses that could be assumed by the Sponsor each year, except as otherwise described herein. The Trust’s and Fund’s organizational and initial offering costs are borne by the Sponsor and, as such, are the sole responsibility of the Sponsor.

The Sponsor will not seek reimbursement or otherwise require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs.

4.3	Cash
Cash includes non-interest bearing, non-restricted cash maintained with one banking institution that does not exceed
U.S. federally insured limits.

4.4	Calculation of Net Asset Value

The Underlying Index values its Digital Assets based on the value of bitcoin as measured by the CME CF Bitcoin Reference Rate - New York Variant for the Bitcoin - U.S. Dollar trading pair (the "CF Bitcoin Reference Rate") and the value of ether as measured by the CME CF Ether-Dollar Reference Rate - New York Variant for the ether-U.S. Dollar trading pair (the "CF Ether Reference Rate", and together with the CF Bitcoin Reference Rate, the "CF Reference Rates"), both of which are produced by the Index Provider. On each business day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the Digital Assets held by the Fund as reflected by the CF Reference Rates and determines the net asset value of the Fund. The net asset value of the Fund will be equal to the total assets of the Fund, which consist solely of, all ether, bitcoin and cash less total liabilities of the Fund, each determined by the Sponsor. The Sponsor has the exclusive authority to determine the net asset value of the Fund.  The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. The Administrator computes the net asset value per Share by dividing the net asset value of the Fund by the number of Shares outstanding as of the close of trading on the Exchange on the date the computation is made.

4.5	Commitments and Contingent Liabilities

In the normal course of business, the Trust, on behalf of the Fund, may enter into contracts with service providers that contain general indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

4.6	Federal Income Taxes

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The trading of Shares on the Cboe BZX Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Digital Assts. Based on CFTC determinations that treat bitcoin and ether as commodities under the Commodity Exchange Act, the Fund intends to take the position that the Digital Assets qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

 The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. Therefore, the Fund will not record a provision for income taxes because the shareholders report their share of a Fund’s income or loss on their income tax returns. The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month.

5.	GUARANTEES AND INDEMNIFICATIONS

Under the Trust’s organizational documents, the Sponsor and its shareholders, members, directors, affiliates, officers, employees and subsidiaries are indemnified by the Trust against certain liabilities. The Fund has also agreed to indemnify certain of its other service providers, including the Administrator, Custodians and the Trustee (including its officers, affiliates, directors, employees, and agents), for certain liabilities incurred by such parties in connection with their respective agreements to provide services for the Fund.

6.	CONCENTRATION OF RISK

The Fund is subject to risks due to its concentration of investments in only two assets. Unlike other funds that may invest in a diversified portfolio of assets, the Fund’s investment strategy is concentrated in two assets within a single asset class. This concentration maximizes the Fund’s exposure to a variety of market risks associated with bitcoin and ether. By concentrating its investment strategy solely in bitcoin and ether, any losses stemming from a decrease in the value of bitcoin or ether can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in a diversified portfolio of assets. The trading prices of Digital Assets have experienced extreme volatility in recent periods and may continue to fluctuate significantly. Extreme volatility in the future, including substantial, sustained, or rapid declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Factors adversely impacting the value of Digital Assets and the Shares may include an increase in the global Digital Assets supply or a decrease in global Digital Assets demand; general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry; trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation; the adoption of Digital Assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin or Ethereum network, and their ability to meet user demands; manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated; and forks in the Bitcoin or Ethereum network, among other things.

7.	INVESTMENT VALUATION

U.S. GAAP defines fair value as the price the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Fund’s policy is to value investments held at fair value.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 –
Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 –
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 –
Unobservable inputs that are unobservable for the asset or liability, including the Fund’s assumptions used in determining the fair value of investments.

8.	TRANSACTIONS WITH AFFILIATES

Franklin Holdings, LLC is the Sponsor of the Fund. Franklin Distributors, LLC serves as the Marketing Agent of the Fund. The Sponsor and the Marketing Agent are affiliates and each is considered to be a related party to the Trust and the Fund. Franklin Resources, Inc. (“FRI”) is the ultimate parent company of the Sponsor and the Marketing Agent. FRI is the holding company for various subsidiaries that together are referred to as Franklin Templeton Investments.

As of January 22, 2025, the Seed Capital Investor, an affiliate of the Sponsor, owned 4,000 shares of the Fund.

9.	SUBSEQUENT EVENTS

The Trust and the Fund have evaluated subsequent events through February 04, 2025, the date of issuance of the financial statements, and determined that no events have occurred that require disclosure.

Franklin Crypto Trust

PROSPECTUS

, 2025

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

Neither the Trust nor the Fund will bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Sponsor. Except for Exchange Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	**
Exchange Listing Fee	$4,500
Printing and engraving expenses	$25,000
Legal fees and expenses	$400,000
Accounting fees and expenses	$210,000
Total	$639,500

*	Subject to revision upon completion of the offering.
**
An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust, on behalf of the Fund, is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14.  Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 4.05 of the Declaration of Trust provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates (as defined in the Declaration of Trust) and subsidiaries shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Declaration of Trust or any actions taken in accordance with the provisions of the Declaration of Trust. Any amounts payable to an indemnified under Section 4.05 may be payable in advance or shall be secured by a lien on the Trust. In addition, Section 4.05 provides that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Declaration of Trust and the rights and duties of the parties thereto and the interests of the Shareholders (as defined in the Declaration of Trust) and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. The foregoing indemnification obligations of the Trust as provided in Section 4.05 shall survive the termination of the Declaration of Trust.

Section 3.05 of the Declaration of Trust provides that the Trustee or any officer, Affiliate (as defined in the Declaration of Trust), director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Trust to indemnify the Indemnified Persons as provided in Section 3.05 shall survive the termination of the Declaration of Trust.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

Exhibit No	Description

1.1	Seed Capital Investor Subscription Agreement.*

1.2	Seed Capital Investor Agreement.**

3.1	Certificate of Trust is incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-281615) filed by the Trust on August 16, 2024.

4.1	Second Amended and Restated Agreement and Declaration of Trust.*

4.2	Form of Authorized Participant Agreement.*

5.1	Opinion of Stradley Ronon Stevens & Young, LLP as to legality.*

8.1	Opinion of Stradley Ronon Stevens & Young, LLP as to tax matters.*

10.1	Coinbase Prime Broker Agreement.*

10.2	Coinbase Post-Trade Financing Agreement.*

10.3	Coinbase Custody Custodial Services Agreement. (included in Exhibit 10.1)*

10.4	Custody Agreement with the Cash Custodian.*

10.5	Fund Administration and Accounting Agreement with the Administrator.*

10.6	Transfer Agency and Service Agreement with the Administrator.*

10.7	Sponsor Agreement.*

10.8	Index Sublicensing Agreement.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consents of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1 and 8.1)*

24.1	Powers of Attorney (included in signature page to initial Form S-1 filed on August 16, 2024).

107	Filing Fee Table is incorporated by reference to Exhibit 107 of the Registration Statement on Form S-1 (File No. 333-281615) filed by the Trust on August 16, 2024.

———————
*	Filed herewith.
**	To be furnished by amendment.

 Item 17.                  Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on February 6, 2025.

By: Franklin Holdings, LLC Sponsor of Franklin Crypto Trust *

By:	/s/ David Mann
David Mann
President and Chief Executive Officer
(Principal executive officer)

*  The Registrant is a trust and the persons are signing in their capacities as officers of the sponsor of the Registrant.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title	Date

/s/ David Mann	President and Chief Executive Officer	February 6, 2025
David Mann	(Principal executive officer)

/s/ Matthew Hinkle	Chief Financial Officer	February 6, 2025
Matthew Hinkle

/s/ Vivek Pai	Chief Accounting Officer and Treasurer	February 6, 2025
Vivek Pai

*	The Registrant is a trust and the persons are signing in their capacities as officers of Franklin Holdings, LLC, the sponsor of the Registrant.